                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM S-4

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                -------------------------------------------
                           FRONTIER CORPORATION
          (Exact name of registrant as specified in its charter)

      New York              4813                16-0613330
(State or other       (Primary Standard       (IRS Employer
jurisdiction of      Industrial Classifi-     Identification
incorporation or     cation Code Number)           No.)
organization)
                         180 South Clinton Avenue
                      Rochester, New York  14646-0700
                              (716) 777-1000
             ------------------------------------------------
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
             -------------------------------------------------
                         Josephine S. Trubek, Esq.
                            Corporate Secretary
                           Frontier Corporation
                         180 South Clinton Avenue
                      Rochester, New York  14646-0700
                              (716) 777-6713
                -------------------------------------------
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                -------------------------------------------
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                                Copies to:
Cordell J. Overgaard, Esq.       John T. Pattison, Esq.
Hopkins & Sutter                 General Attorney
Three First National Plaza       Frontier Corporation
Chicago, Illinois 60602          180 South Clinton Avenue
                                 Rochester, New York  14646-0700

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ----

     If any of the securities being registered on this Form are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                  ---
         ---------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE

                           Proposed    Proposed
Title of       Amount      Maximum     Maximum
Securities     to be       Offering    Aggregate  Amount of
Being Regi-    Registered  Price Per   Offering   Registration
stered         (1)         Unit (2)    Price (3)  Fee (4)
- --------------------------------------------------------------
Common Stock
par value
$1.00          873,188    $ .000075     $66       $100
- --------------------------------------------------------------
(1) The number of shares of the registrant's common stock is based upon (a) the number of shares of Dowdy Minnesota 10, Inc. Common Stock outstanding on December 15, 1994, (100 shares), plus
(b) the number of shares of Dowdy Minnesota 10, Inc. Common Stock to be exchanged in the Merger for the registrant's common stock, which registrant's common stock may subsequently be reoffered hereunder by persons or parties deemed to be underwriters pursuant to Rule 145 (100 shares) multiplied by 4365.44 which
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represents the exchange ratio for the registrant's common stock in the Merger. Accordingly, 436,544 shares of the registrant's common stock would be registered for primary distributions and the same 436,544 shares would be registered for secondary distributions under such conditions.

(2)  Since there is an accumulated capital deficit in Dowdy
Minnesota 10, Inc. on December 31, 1994, pursuant to Rule
457(f)(2), the presumed book value is one-third of the principal amount, par value of the Dowdy Minnesota 10, Inc. common stock
($0.33) divided by 4365.44, the exchange ratio of the registrant's common stock.

(3)  Based upon the book value per common share of Dowdy
Minnesota 10, Inc. Common Stock referred to in footnote (2) hereof, multiplied by the total number of shares of Dowdy
Minnesota 10, Inc. Common Stock referred to in footnote (1) hereof.

(4) The minimum filing fee pursuant to Section 6(b) of the Securities Act of 1933.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
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                                   ( 2 )

                           FRONTIER CORPORATION

      Cross Reference Sheet Required by Item 50l(b) of Regulation S-K

                                             Caption in Proxy
                Caption                     Statement-Prospectus
      ---------------------------------     --------------------
A.   INFORMATION ABOUT THE TRANSACTION

  1.  Forepart of Registration
      Statement and Outside
      Front Cover Page of
      Prospectus..........................  Facing Page of
                                            Registration
                                            Statement; Outside
                                            Front Cover Page of
                                            Proxy Statement-
                                            Prospectus

  2.  Inside Front and Outside
      Back Cover Pages of
      Prospectus .........................  Available
                                            Information;
                                            Incorporation
                                            of Certain Documents
                                            by Reference;
                                            Table of Contents

  3.  Risk Factors, Ratio of
      Earnings to Fixed
      Charges and Other
      Information ........................  Summary of the Proxy
                                            Statement-
                                            Prospectus; Actual
                                            and Pro Forma
                                            Per Share Data;
                                            Summary Financial
                                            Data; Dowdy Special
                                            Meeting
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                                   ( 3 )

  4.  Terms of the Transaction .............Summary of the Proxy
                                            Statement-
                                            Prospectus; Terms and
                                            Conditions of the
                                            Proposed Merger;
                                            Description of
                                            Capital Stock

  5.  Pro Forma Financial
      Information ......................... Not Applicable

  6.  Material Contracts with
      the Company Being
      Acquired ............................ Not Applicable

  7.  Additional Information
    Required for Reoffering
    by Persons and Parties
    Deemed to be Underwriters ............Summary of the Proxy
                                          Statement-
                                          Prospectus; Resale of
                                          FC Common Stock by
                                          Dowdy Affiliates;
                                          Plan of Distribution

  8.  Interests of Named
      Experts and Counsel ................Legal Matters

  9.  Disclosure of Commission
      Position on Indemnification
      for Securities Act Liabilities ......Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT

 10.  Information with Respect
      to S-3 Registrants ................Summary of the Proxy
                                         Statement- Prospectus;
                                         Summary Financial Data;
                                         Frontier Corporation
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                                   ( 4 )

 11.  Incorporation of Certain
      Information by Reference ..........  Incorporation of
                                           Certain Documents by
                                           Reference; Description
                                           of Capital Stock

 12.  Information with Respect
      to S-2 or S-3 Registrants ...........Not Applicable

 13.  Incorporation of Certain
      Information by Reference ............Not Applicable

 14.  Information with Respect
      to Registrants Other Than
      S-3 or S-2 Registrants ..............Not Applicable

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

 15.  Information with Respect to
      S-3 Companies ........................Not Applicable

 16.  Information with Respect to
      S-2 or S-3 Companies .................Not Applicable

 17.  Information with Respect to
      Companies Other Than
      S-2 or S-3 Companies ................Summary of the Proxy
                                           Statement-Prospectus;
                                           Market Price and
                                           Dividend Data; Summary
                                           Financial Data; Dowdy
                                           Minnesota 10, Inc.;
                                           Dowdy's Discussion and
                                           Analysis of its
                                           Financial Condition
                                           and Results of
                                           Operations; MSCTC's
                                           Discussion and
                                           Analysis of its
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                                   ( 5 )


                                        Financial Condition and
                                         Results of Operations;
                                         Index to Dowdy Minnesota
                                         10, Inc. and Minnesota
                                         Southern Cellular
                                         Telephone Company
                                         Financial Statements

D.  VOTING AND MANAGEMENT INFORMATION

 18.  Information If Proxies,
      Consents or Authorizations
      Are To Be Solicited ..............Incorporation of Certain
                                        Documents by Reference;
                                        Summary of the Proxy
                                        Statement-Prospectus;
                                        Dowdy Special Meeting;
                                        Terms and Conditions of
                                        the Proposed Merger;
                                        Management of Dowdy;
                                        Description of Capital
                                        Stock

 19.  Information If Proxies,
      Consents or Authorizations
      Are Not To Be Solicited or
      in an Exchange Offer .............Not Applicable

                                      February    , 1995

Dear Shareholder,

     We are pleased to invite you, on behalf of the Board of Directors, to a Special Meeting of the sole Shareholder of Dowdy
Minnesota 10, Inc. which is to be held on March    , 1995 at 180
South Clinton Avenue, Rochester, New York 14646 at 10:00 AM, local time.

     Only shareholders of record on February   , 1995 will be
entitled to vote at the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve a Plan of Merger providing for the merger of Rochester Subsidiary Twenty-Seven Inc., a newly-formed, wholly-owned subsidiary of Frontier Telecommunications Holding Inc. ("Subsidiary's Parent"), a subsidiary of Frontier Corporation, with and into Dowdy Minnesota 10, Inc. Upon the consummation of the merger, each of the 100 shares of Dowdy Minnesota 10, Inc. stock will be exchanged for 4365.44 shares of Common Stock of Frontier Corporation, or an aggregate of 436,544 shares in exchange for all of the Dowdy stock. Since no fractional shares are involved, the Sole Shareholder will not receive any cash payment in lieu of fractional shares.

     The Board of Directors of Dowdy Minnesota 10, Inc.
recommends that you vote FOR approval of the merger.

     A Notice of Meeting, a Proxy Statement-Prospectus and a proxy card accompany this letter. We urge you to read the enclosed material carefully and to complete, date, sign and mail the proxy card promptly, even if you expect to attend this meeting.

                            Very truly yours,

                            Ronald E. Dowdy
                            President

            NOTICE OF SPECIAL MEETING OF THE SOLE SHAREHOLDER
                       TO BE HELD ON MARCH    , 1995


TO OUR SHAREHOLDER:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Sole Shareholder of Dowdy Minnesota 10, Inc. ("Dowdy") has been called by the Board of Directors and will be held at 180 South Clinton
Avenue, Rochester, New York 14646 on March    , 1995 at 10:00 AM,
local time, TO CONSIDER AND VOTE UPON a proposal to approve the Plan of Merger, a copy of which is attached as Appendix A to the accompanying Proxy Statement-Prospectus, which is incorporated herein by reference, providing for the merger of Rochester Subsidiary Twenty-Seven Inc., a newly-formed, wholly-owned subsidiary of Frontier Telecommunications Holding Inc. ("Subsidiary's Parent"), a wholly-owned subsidiary of Frontier Corporation ("FC" or "the Company"), with and into Dowdy (the "Merger"), pursuant to which each of the 100 outstanding shares of Common Stock, Par Value $.01, of Dowdy, would be converted into 4365.44 shares of common stock, par value $1.00 per share, of FC, for an aggregate of 436,544 shares in exchange for all of the Dowdy stock. Since no fractional shares are involved, the Sole Shareholder will not receive any cash payment in lieu of fractional shares.

     Under Sections 607.1301, 607.1302 and 607.1320 of the
Florida Business Corporation Act (the "Act"), you are entitled to dissent from the Merger and obtain payment for your Dowdy shares. The procedure for dissent is set forth in those Sections of the Act. To assert your dissenters' rights you must deliver a written demand for payment to Dowdy before the vote is taken to approve the Merger and you must not vote in favor of the Merger. A copy of the relevant Sections of the Act are attached to the Proxy Statement-Prospectus as Appendix C.

     The close of business on February     , 1995 has been fixed
as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and at any
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adjournment thereof.  Only the holders of record of Dowdy Common
Stock at such time will be entitled to vote at the Special Meeting. To assert your dissenter's rights, you must deliver written notice of your intent to demand payment for your shares to Dowdy before the vote is taken to approve the merger and you must not vote in favor of the merger. An affirmative vote of one hundred percent (100%) of the shareholders entitled to vote at the Special Meeting is required to approve the Merger.

                            By Order of the Board of Directors


                            ---------------------------------
                             Secretary

                             February     , 1995
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                         Dowdy Minnesota 10, Inc.
                           3348 Edgewater Drive
                          Orlando, Florida  32804
                              (407) 422-8191

                                    and

                           FRONTIER CORPORATION
                         180 South Clinton Avenue
                        Rochester, New York  14646
                              (7l6) 777-1000
                  ---------------------------------------
                        PROXY STATEMENT-PROSPECTUS
                  ---------------------------------------
     This Proxy Statement-Prospectus and the accompanying form of Proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Dowdy Minnesota 10, Inc. ("Dowdy") to be used at a Special Meeting of its sole shareholder
("Special Meeting") to be held on March   , 1995 to consider and
vote upon a Plan of Merger (the "Plan of Merger") providing for the merger of Rochester Subsidiary Twenty-Seven Inc. ("Subsidiary"), a wholly-owned subsidiary of Frontier Telecommunications Holding Inc. ("Subsidiary's Parent"), which is a wholly-owned subsidiary of Frontier Corporation ("FC" or the "Company"), with and into Dowdy (the "Merger"). Upon consummation of the Merger, each outstanding share of Dowdy Common Stock, $.01 Par Value (the "Dowdy Common Stock"), will be converted into 4365.44 shares of Common Stock, par value $1.00 per share, of FC (the "FC Common Stock") or an aggregate of 436,544 shares in exchange for all of the Dowdy Common Stock. Since no fractional shares are involved, the sole holder of Dowdy Common Stock will not be entitled to receive a cash payment in lieu of fractional shares. The Merger is conditioned upon the simultaneous acquisition by FC of the other corporate partner in Minnesota Southern Cellular Telephone Company ("MSCTC"), the business to be acquired. See "Terms and Conditions of the Proposed Merger -- Conditions of Closing".

     THIS PROXY STATEMENT-PROSPECTUS, WHICH IS BEING FURNISHED TO THE SHAREHOLDER OF DOWDY FOR PURPOSES OF VOTING ON THE MERGER, ALSO CONSTITUTES THE PROSPECTUS OF FC FOR THE ISSUANCE OF FC COMMON STOCK IN CONNECTION WITH THE MERGER AND THE PUBLIC REOFFERING OR RESALE OF THE FC COMMON STOCK TO BE ACQUIRED BY AFFILIATES OF DOWDY IN CONNECTION WITH THE MERGER.

     All proxies that are properly executed and received prior to the Special Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted IN FAVOR OF the Merger. Shareholders who submit a proxy have the right to revoke it at any time before it is voted by execution of a subsequently dated proxy, or by written notice to Dowdy, or by attendance at the Special Meeting if verbal or written notice of such revocation is given prior to the vote. This Proxy Statement-Prospectus will be mailed to the
shareholder of Dowdy on or about February    , 1995.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT-PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

           ----------------------------------------------------
                   [ All In Red Ink, along the binding ]
                           Subject To Completion
                             February   , 1995

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                -------------------------------------------

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information must not be relied upon as having been authorized by Dowdy or FC. This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the shares of FC Common Stock hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of Dowdy or FC since the date hereof.

                   -------------------------------------
     The date of this Proxy Statement-Prospectus is February   ,
1995.

                                  ( ii )


                           AVAILABLE INFORMATION

  FC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by FC may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these filings may also be obtained from the Commission at prescribed rates by writing to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning FC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. FC Common Stock is listed and traded on the New York Stock Exchange and quoted under the symbol "FRO".

  FC has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of FC Common Stock to be issued in connection with the Merger and the public reoffering or resale of such shares to be acquired by affiliates of Dowdy in connection with the Merger. This Proxy Statement-Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Merger, FC and the FC Common Stock, reference is made to the registration statement, including the exhibits filed therewith.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     FC's Annual Report on Form 10-K for the year ended December 31, 1993, as amended, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, as well as its Current Reports on Form 8-K dated January 19, 1994, May 17, 1994, July 1, 1994, July 14, 1994,
October 11, 13, 14 and 15, 1994, November 18 and 30, 1994,
December 28, 1994 and February 13, 1995, and its Proxy Statement, dated November 18, 1994 for the Special Meeting of Shareowners held on December 19, 1994, and all other reports filed by FC pursuant to Section 13a or 15d of the Exchange Act since December 31, 1993, are hereby incorporated by reference into this Proxy Statement-Prospectus.

     All documents filed by FC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of termination of resales by affiliates of Dowdy pursuant to this Proxy Statement-Prospectus shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herewith.
FC hereby undertakes to provide without charge to each person to whom this Proxy Statement- Prospectus has been delivered, on the written or oral request of such person, or any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated into this Proxy Statement-Prospectus and deemed to be part hereof, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Such documents are available upon request from Louis L. Massaro, Corporate Vice President-Finance, Frontier Corporation, 180 South Clinton
Avenue, Rochester, New York 14646-0700, telephone number (716) 777-1000. In order to ensure timely delivery of the documents,
any request of FC for the documents should be made by February    ,
1995.

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                             TABLE OF CONTENTS

                                                  Page

AVAILABLE INFORMATION                               ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE     ii
SUMMARY OF THE PROXY STATEMENT-PROSPECTUS           v
     The Companies                                  v
     Special Meeting of Dowdy Shareholders          viii
     Terms of the Merger                            x
     Market Price                                   xiii
ACTUAL AND PRO FORMA PER SHARE DATA                 1
SUMMARY FINANCIAL DATA                              3
DOWDY SPECIAL MEETING                               5
     Introduction                                   5
     Purpose of the Special Meeting                 5
     Vote Required; Shares Entitled to Vote;
          Principal Shareholders                    6
     Voting and Revocation of Proxies               7
     Solicitation of Proxies                        7
MARKET PRICE AND DIVIDEND DATA                      8
TERMS AND CONDITIONS OF THE PROPOSED MERGER         10
     Background and Reasons for the Merger          11
     Recommendation                                 12
     Effective Date and Consequences                12
     Conversion of Dowdy Shares                     13
     No Fractional Shares                           13
     Delivery of Shares                             13
     Certain Federal Income Tax Consequences        14
     Conduct Pending Merger; Representations
         and Warranties                             16
     Conditions of Closing                          17
     Termination                                    18
     Accounting Treatment                           18
     Interests of Certain Persons in the Merger and
       Other Transactions                           18
     Regulatory Matters                             19
     Rights of Dissenting Shareholders              19
RESALE OF FC COMMON STOCK BY DOWDY AFFILIATES;
    PLAN OF DISTRIBUTION                            21

TABLE OF CONTENTS    (Cont'd)                      Page

FRONTIER CORPORATION                                24
  Background of the Open Market Plan                31
  The Open Market Plan Agreement                    32
  Pending Acquisitions                              42
DOWDY MINNESOTA 10, INC.                            43
     Introduction                                   43
DOWDY'S DISCUSSION AND ANALYSIS OF ITS
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS    43
 MANAGEMENT OF DOWDY                                44
     Directors of Dowdy                             44
     Beneficial Ownership of Dowdy Common Stock     44
     Executive Compensation                         45
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY       46
     Introduction                                   46
MSCTC'S DISCUSSION AND ANALYSIS OF ITS FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS              46
     Operating Revenues                             47
     Operating Expenses                             47
     Other Items                                    48
     Liquidity and Capital Resources                48
     Effects of Inflation                           49
MANAGEMENT OF MSCTC                                 49
     Directors of MSCTC                             49
     Beneficial Ownership of MSCTC                  50
     Executive Compensation                         50
DESCRIPTION OF CAPITAL STOCK                        50
     Description of FC Common Stock                 51
     Description of Dowdy Common Stock              53
     Comparison of Rights of Securities Holders     54
CERTAIN INFORMATION REGARDING SUBSIDIARY            54
LEGAL MATTERS                                       55
EXPERTS                                             55
MISCELLANEOUS                                       56
INDEX TO DOWDY AND MSCTC FINANCIAL STATEMENTS       F
APPENDIX A - PLAN OF MERGER
APPENDIX B - AGREEMENT WITH RESPECT TO A MERGER
APPENDIX C - FLORIDA BUSINESS CORPORATION
     ACT SECTIONS 607.1301, 607.1302 and 607.1320

                 SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

     The following is a brief summary of certain of the information contained elsewhere in this Proxy Statement-Prospectus. This summary does not purport to be complete and reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement-Prospectus, the Appendices hereto and the documents referred to or incorporated by reference herein. Shareholders are urged to carefully read this Proxy Statement-Prospectus, including the Appendices hereto.

THE COMPANIES:

Frontier Corporation
- ---------------------
     Until January 1, 1995, FC (previously known as Rochester Telephone Corporation) was a local service telephone operating company regulated by the New York State Public Service Commission ("NYPSC") which, together with four of its regulated telephone operating company subsidiaries, Frontier Communications of New York , Inc., Frontier Communications of Sylvan Lake, Inc., Frontier Communications of AuSable Valley, Inc. and Frontier Communications of Seneca-Gorham, Inc. provided telephone service within New York State. On January 1, 1995, FC dropped its local exchange company business into a wholly-owned subsidiary, Rochester Telephone Corp., and its lightly regulated businesses into Frontier Communications of Rochester, Inc. In addition, FC, either directly or through intervening subsidiaries, is sole equity owner of Frontier Communications of Oswayo River, Inc., located in Shinglehouse, Pennsylvania; Frontier Communications of Breezewood, Inc. headquartered in Breezewood, Pennsylvania; Frontier Communications of Pennsylvania, Inc. of New Holland, Pennsylvania; Frontier Communications of Canton, Inc., located in Canton, Pennsylvania; Frontier Communications of Lakewood, Inc. in Barnesville, Pennsylvania; Frontier Communications of Michigan, Inc. located in Jackson, Michigan; Ontonagon County Telephone Company of Ontonagon, Michigan; a majority equity owner of Midway Telephone Company of Watton, Michigan; sole equity owner of Frontier Communications of Indiana, Inc. of Fairmount, Indiana; Frontier Communications of Thorntown, Inc. of Thorntown, Indiana; Frontier Communications of Wisconsin, Inc. of Clintonville, Wisconsin; Frontier Communications - Lakeshore, Inc. of Cecil, Wisconsin; Frontier Communications of Mondovi, Inc. of Mondovi, Wisconsin; Frontier Communications -St. Croix, Inc. of New Richmond, Wisconsin; Frontier Communications of Viroqua, Inc. of Viroqua, Wisconsin; Frontier Communications of Illinois, Inc. of Champaign, Illinois; Frontier Communications - Midland, Inc. of Champaign, Illinois; Frontier Communications of Lakeside, Inc. Champaign, Illinois; Frontier Communications - Prairie, Inc. of Champaign, Illinois; Frontier Communications of Mt. Pulaski, Inc. of Mt. Pulaski, Illinois; Frontier Communications - Schuyler, Inc. of Rushville, Illinois; Frontier Communications of Orion, Inc. of Orion, Illinois; Frontier Communications of DePue, Inc. of DePue, Illinois; Frontier Communications of the South, Inc. of Atmore, Alabama; Frontier Communications of Lamar County, Inc. of Millport, Alabama; Frontier Communications of Alabama, Inc. of Monroeville, Alabama; Frontier Communications of Mississippi, Inc. of Rienzi, Mississippi; Frontier Communications of Fairmount, Inc. of Fairmount, Georgia; Frontier Communications of Georgia, Inc. of Statesboro, Georgia; Frontier Communications of Iowa, Inc. located in Fort Dodge, Iowa; and Frontier Communications of Minnesota, Inc. located in Burnsville, Minnesota. The principal area served by Rochester Telephone Corp. is the City of Rochester and adjacent areas. FC also owns 9 operating "unregulated" subsidiaries which are engaged in various telecommunications-related businesses, including long distance and cellular. Frontier Communications International Inc. is FC's flagship long distance company.

     The Open Market Plan Agreement, approved by the NYPSC and FC shareholders (on December 19, 1994) reorganized FC into an unregulated parent holding company as of January 1, 1995, which directly or indirectly owns all of the stock of:

     1. Rochester Telephone Corp. (also known as R-Net), a regulated telephone and network transport corporation, which offers retail services to existing customers and sells and markets wholesale network services and other services to retailers of telecommunication services in the Rochester Market;

     2. Frontier Communications of Rochester, Inc. (also known as R-Com) which is a lightly regulated retail provider of telecommunication services to residential and business customers located, initially, in the Rochester Market;

     3. Frontier Information Technologies Inc., an unregulated subsidiary of the Company, which provides computer, billing and other information processing services to the Company's affiliates and to third parties; and

    4. The Company's other existing subsidiaries, including those that provide local exchange services outside the Rochester
Market as well as telecommunication equipment and services in the Rochester Market and other markets.

         FC is organized as a New York business corporation whose businesses outside of New York State is not subject to NYPSC regulation. FC is entitled, among other actions, to issue securities and effect acquisitions or enter new lines of business without obtaining the approval of the NYPSC, subject to certain exceptions. As a result, the Company should be able to respond more quickly to customer needs and new opportunities.

         There are uncertainties related to the Open Market Plan. These include increased competition in the Rochester market, the risk of the Rate Stabilization Plan, restraints on FC's control of Rochester Telephone Corp., the holding company structure, potential diversification risk, the royalty dispute, overlap of retail services, potential diversification risk, and compliance costs.

     For a more complete description of the business of FC, its subsidiaries and the Open Market Plan Agreement, see "Frontier Corporation." FC has its principal executive offices at 180 South Clinton Avenue, Rochester, New York 14646-0700. Its telephone number is (7l6) 777-1000.

Dowdy Minnesota, Inc.
- ---------------------
     Dowdy is a Florida business corporation which is a 50% partner in the operating cellular partnership MSCTC, which is the
underlying business being acquired.   Dowdy has no other
businesses. For a more complete description of the business of Dowdy and MSCTC see "Dowdy Minnesota 10, Inc." and "Minnesota Southern Cellular Telephone Company". Dowdy and MSCTC each has its principal office at 3348 Edgewater Drive, Orlando, Florida 32804. Its telephone number is (407) 422-8191.


SPECIAL MEETING OF DOWDY SHAREHOLDERS:

Time, Date and Place.
- -----------------------
     The Special Meeting will be held on March   , 1995 at 10:00
AM local time at 180 South Clinton Avenue, Rochester, New York
14646.

Purpose of Special Meeting.
- ---------------------------
     To consider and vote upon a Plan of Merger which provides for the merger of Subsidiary, a newly-formed, wholly-owned subsidiary of Subsidiary's Parent, with and into Dowdy. A copy of the Plan of Merger is attached hereto as Appendix A.

Record Date; Required Vote for the Merger.
- ------------------------------------------
     The record date for determining the Dowdy shareholders
entitled to vote at the Special Meeting is February    , 1995
("Record Date"). Approval of the Merger requires the affirmative vote of the holders of one-hundred percent (100%) of the shares of Dowdy Common Stock, par value $.01 per share, outstanding as of the close of business on the Record Date, with each holder being entitled to one vote per share. See "Dowdy Special Meeting
- -- Vote Required; Shares Entitled to Vote; Principal
Shareholders."

Common Stock of Dowdy.
- ----------------------
     As of the Record Date, Dowdy had outstanding 100 shares of its Common Stock.

Beneficial Ownership by Directors and Executive Officers.
- ---------------------------------------------------------
     As of the Record Date, Dowdy directors and executive officers beneficially owned an aggregate of 100 shares (or 100%) of Dowdy Common Stock. Such persons, including their affiliates, have indicated that they intend to vote the Dowdy Common Stock over which they have voting authority in favor of approval and adoption of the Plan of Merger. Accordingly, the Merger will be approved if all 100 shares of Dowdy Common Stock are voted in favor of the Plan of Merger. See "Dowdy Special Meeting -- Vote Required; Shares Entitled to Vote; Principal Shareholders."

TERMS OF THE MERGER:

Conversion of Dowdy Shares.
- ---------------------------
     Upon consummation of the Merger, each outstanding share of Dowdy Common Stock will be converted into 4365.44 shares of FC

$1.00 par value Common Stock, for an aggregate of 436,544 shares in exchange for all of the Dowdy Common Stock. Since no fractional shares are involved in the transaction, the sole holder of Dowdy Common Stock will not receive a cash payment in lieu of fractional shares. See "Terms and Conditions of the Proposed Merger - Federal Income Tax Consequences". Also see "Terms and Conditions of the Proposed Merger -- Conversion of Dowdy Shares".

Merger.
- -------
     Upon the date and time of filing of the Articles of Merger with the Secretary of State of the State of Florida ("Effective Date"), Subsidiary, a wholly-owned subsidiary of Subsidiary's Parent, which is wholly-owned by FC, will be merged with and into Dowdy, with Subsidiary ceasing to exist as a separate entity. It is contemplated that the Merger will be consummated as soon as practicable after the approval and adoption of the Plan of Merger by the Dowdy shareholder, and the receipt of all required regulatory approvals. See "Terms and Conditions of the Proposed Merger - Effective Date and Consequences".

Certain Federal Income Tax Consequences.
- ----------------------------------------
     The Merger is conditioned, in part, upon receipt of an opinion of tax counsel for the benefit of Dowdy's shareholder to the general effect, among other things, that for federal income tax purposes, no gain or loss will be recognized by the Dowdy shareholder upon the conversion of Dowdy Common Stock for FC Common Stock. The Federal income tax consequences set forth in this Proxy Statement-Prospectus are for general information only.

Neither Dowdy nor FC has sought nor do they intend to seek a ruling from the Internal Revenue Service as to the Federal income tax consequences of the merger. See "Terms and Conditions of the Proposed Merger -- Federal Income Tax Consequences." ALTHOUGH DOWDY'S SHAREHOLDER MAY RELY ON THE OPINION OF TAX COUNSEL DESCRIBED ABOVE, THE SOLE SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO HIM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

Rights of Dissenting Shareholders.
- ----------------------------------
     If the Plan of Merger is approved, and the Merger is consummated, stockholders who dissent from the Merger will have the right to obtain payment of the fair value of their shares if they comply with the procedures of Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act. See "Terms and Conditions of the Proposed Merger - Rights of Dissenting Shareholders."

Accounting.
- -----------
     The Merger will be accounted for as a pooling of interests, subject to the related acquisition of the other 50% corporate partner in MSCTC. See "Terms and Conditions of the Proposed
Merger -- Accounting Treatment."

Resale of FC Common Stock by Dowdy
Affiliates; Plan of Distribution.
- -----------------------------------
     Shareholders of Dowdy who, at the time of the Special Meeting, may be deemed to control, or be controlled by, or be under common control with Dowdy ("Affiliates") will be subject to certain restrictions with respect to the resale of the shares of FC Common Stock received by them in the Merger. Shareholders of Dowdy who are not Affiliates may resell the FC Common Stock acquired by them in connection with the Merger without restriction. See "Resale of FC Common Stock by Dowdy Affiliates; Plan of Distribution."

Dowdy Board Recommendation.
- ---------------------------
     The Board of Directors of Dowdy believes that the Plan of Merger is in the best interests of and is fair to Dowdy and its shareholders and recommends that Dowdy shareholders vote to approve the Plan of Merger. For a description of the interests of members of the Board of Directors and Executive Officers of Dowdy in the Merger see "Terms and Conditions of the Proposed Merger -- Interests of Certain Persons in the Merger."

Regulatory Approvals.
- ---------------------
     Consummation of the Merger requires, among other conditions, the approval of the FCC. Filings have been made with the FCC as deemed necessary in order to obtain its consent. There is no assurance that FCC approvals will be granted or that any conditions which may be imposed in connection with any such approvals will be acceptable to Dowdy and FC. Shareholders of Dowdy should be aware that regulatory approval of the Merger may be based upon different considerations than those which would be important to such shareholders in determining whether or not to approve the Merger. Such approval should in no event be construed by a shareholder as a recommendation by any regulatory agency with respect to the Merger. See "Terms and Conditions of the Proposed Merger -- Regulatory Matters."

Conditions of the Merger.
- -------------------------
     Consummation of the Merger is subject to the simultaneous acquisition of the other corporate partner in MSCTC, the business to be acquired, the approval of the Plan of Merger by the requisite vote of Dowdy shareholders, receipt of all regulatory approvals and the satisfaction of various conditions set forth in a certain Agreement with Respect to a Merger, dated effective as of July 6, 1994 among Dowdy, FC, Subsidiary's Parent and Subsidiary ("Merger Agreement"), a copy of which, without Exhibits or Schedules, is attached hereto as Appendix B. See "Terms and Conditions of the Proposed Merger -- Conditions of Closing."

Right to Terminate.
- -------------------
     The Merger Agreement may be terminated and the Merger may be abandoned at any time before or after the Special Meeting of Dowdy stockholders but not later than the Effective Date by the mutual action of the Board of Directors of Dowdy and the Board of Directors (or the Executive Committee thereof) of FC. In addition, either the Board of Directors of Dowdy or the Board of Directors (or Executive Committee thereof) of FC alone may terminate the Merger Agreement and abandon the Merger if the Merger has not, for any reason, been consummated by March 31, 1995. See "Terms and Conditions of the Proposed Merger -- Termination."

Exchange of Certificates.
- -------------------------
     After the vote to approve the Merger, the Dowdy shareholder will receive in the mail the instructions for exchanging certificates representing shares of Dowdy Common Stock for certificates representing the shares of FC Common Stock to be issued therefor in the Merger. Shareholders should not surrender their certificates until they receive these instructions.
Holders of shares of Dowdy Common Stock are urged to NOTIFY Cindy Magliula at Dowdy NOW at (407) 422-8191, if their certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of issuing replacement certificates. See "Terms and Conditions of the Proposed Merger -- Conversion of Dowdy Shares."

MARKET PRICE:

     FC Common Stock is listed and traded on the New York Stock Exchange ("NYSE") and quoted under the symbol "FRO". Dowdy Common Stock is not listed on any exchange, nor is it traded in the over-the-counter market. The following table presents for July 27, 1994, the last trading date prior to the public
announcement of the proposed Merger, and February   , 1995, the
market price per share of FC Common Stock as reported on the NYSE composite tape and the equivalent per share price of Dowdy Common Stock.

                                             Dowdy
                        FC Closing       Equivalent Per
        Date             Price            Share Price
 -------------------   ------------   ----------------------
July 27, 1994          $     23.75      $ 103,679.20  (1)
February    , 1995     $                $             (1)

(1) Computed by multiplying the FC Common Stock NYSE closing price by 4365.44, the exchange ratio of FC Common Stock for Dowdy
Common Stock on the dates indicated.

                    ACTUAL AND PRO FORMA PER SHARE DATA
                  ---------------------------------------
    The following table sets forth data relating to net book value, cash dividends and net income of FC Common Stock and Minnesota Southern Cellular Telephone Company (MSCTC), on an actual pro forma and equivalent pro forma basis.

    MSCTC is an independent company operating a cellular non-wireline facility in the Minnesota 10 rural service area located in south central Minnesota. MSCTC is owned equally by two holding company partnerships, Dowdy and MLD Minnesota 10, Inc. ("MLD"). FC is acquiring each holding company in a stock for stock exchange. FC's acquisition agreements for Dowdy and MLD require the approval and sale of the entire interest of the MSCTC partnership. As such, the per share data below is calculated using the financial statements of MSCTC. This registration statement is for FC's acquisition of Dowdy. A related registration statement for the acquisition of MLD's interest in MSCTC was filed with the SEC on Form S-4 on February 15, 1995.

     The actual per share data for MSCTC has been derived from its historical financial statements. The actual per share data for FC includes its historical financial statements combined with the financial statements of the pending acquisitions of WCT, Inc. and American Sharecom, Inc. as filed on Form 8-K on February 13, 1995 due to the significance of these acquisitions. The per share data of FC includes WCT, Inc. for the year ended December 31, 1994 as this acquisition is to be accounted for under the purchase method of accounting, while the per share data for FC includes American Sharecom, Inc. for all periods presented as this acquisition is to be accounted for under the pooling of interests method of accounting.

    The pro forma share amounts are calculated by multiplying the pro forma income (loss), pro forma book value per share, and dividends per share of FC by the exchange ratio so that the per share amounts are equated to the respective values for one share of MSCTC. The most recent three years and the twelve month period ended December 31, 1994 are presented based on the expected use of the pooling of interests method of accounting for this transaction.

     The data presented is not necessarily indicative of the results which would actually have been attained if the Merger had been consummated in the past or the results which may be attained in the future.

                                  1991      1992       1993       1994
Book Value Per Common Share:      (2)        (2)        (1)       (1)
   FC historical                  8.73      8.99       9.60      10.94
   FC historical restated for
      pending acquisitions
       (1)(2)                     7.73      7.96       8.63       9.90
   MSCTC historical (3)      (2,490.00)(7,690.00)(10,595.00)(11,810.00)
   FC pro forma                   7.63      7.84       8.51       9.77
   MSCTC equivalent pro
     forma                   33,309.88 34,244.96  37,143.62  42,643.66

Cash Dividends Per
  Common Share:
   FC historical                   .76       .78        .80        .82
   MSCTC historical (3)             --        --         --         --
   MSCTC equivalent pro
      forma (3)               3,295.91  3,383.22   3,470.52   3,579.66

Income Before Extraordinary
 Item, Accounting Changes
 Per Share:
   FC historical                  1.15      1.04       1.21       1.50
   FC historical restated
     for pending
     acquisitions(1)(2)           1.06       .96       1.02       1.31
   MSCTC historical (3)      (2,480.00)(5,200.00) (5,840.00) (3,160.00)
   FC pro forma                   1.04       .93       1.00       1.29
   Dowdy equivalent pro forma 4,525.11  4,070.71   4,352.97   5,628.13

(1) FC historical restated for pending acquisitions for the years ended
    December 31, 1993 and December 31, 1994 includes the financial results of American Sharecom, Inc. and WCT, Inc. as filed on Form
    8-K on February 13, 1995.
(2) FC historical restated for pending acquisitions for the years ended
    December 31, 1992 and 1991 include the financial results of American Sharecom, Inc. as filed on Form 8-K on February 13, 1995.
(3) The MSCTC historical and equivalent pro forma per share amounts were calculated using the shares owned by each partner in its holding company which FC is exchanging its shares for.


                          SUMMARY FINANCIAL DATA

    Set forth below are summaries of financial data regarding
FC, Dowdy and the underlying operating company, Minnesota Southern Cellular Telephone Company ("MSCTC") of which Dowdy is a 50% equity owner. The information is derived in part from, and should be read in conjunction with, the consolidated financial statements and other information and data of FC contained in or incorporated by reference herein (see "Incorporation of Certain Documents by Reference") and the Financial Statements of Dowdy and MSCTC presented elsewhere in this Proxy Statement-Prospectus.

                              SELECTED FINANCIAL DATA
                       (In thousands, except per share data)
                                            Year Ended December 31
                            ----------------------------------------------------
                        1994      1993      1992     1991      1990      1989
Frontier Corporation  (2)
  (Consolidated)

Earnings Data:
 Revenue and sales  $1,106,282  $995,195  $866,287 $753,674   $652,801  $630,354
  Income before taxes
  and extraordinary
  items, accounting
  change               192,308   142,143   116,836  127,188     86,961    89,979
   Income before
   extraordinary
    items, accounting
    change             121,053    87,992    73,303   78,175     54,376    60,241
   Income per common
    share before
    extraordinary
    items, accounting
    change (1)            1.47      1.14     0 .96     1.06       0.78      0.89

   Balance Sheet Data:
    Total assets     1,787,028 1,532,520 1,538,150 1,509,805 1,210,321 1,132,562
   Long-term debt      578,600   494,407   529,139   591,244   363,168   356,861
    Share owners'
      equity           833,422   681,027   622,251   604,958   487,244   452,635
    Book value per
     common share (1)     9.90      8.59      7.96      7.73      6.69      6.43
     Cash dividends
      declared per
      common share (1)   $0.82     $0.80     $0.78     $0.76      $0.74    $0.72

Minnesota Southern Cellular Telephone Company

  Earnings Data:          (4)
    Revenue and sales    2,547     1,382       766        31         -         -
  Net loss                (632)   (1,168)   (1,040)     (496)        -         -

     Net loss allocated
     to each partner      (316)     (584)     (520)     (248)        -         -
   Dowdy net loss per
      share (3)      (3,160.00)(5,840.00)(5,200.00)(2,480.00)        -         -

   Balance Sheet Data:
     Total assets        3,026     4,252     3,830     3,661         -         -
     Long-term debt      3,814     5,376     4,711     4,115         -         -
     Partner's deficit  (2,362)   (2,119)   (1,538)     (498)        -         -
     Book value per
      common share
       (3)         (11,810.00)(10,595.00)(7,690.00)(2,490.00)       -         -

(1) Per share data restated for 2-for-1 common stock split distributed during April 1994.

(2) Represents Frontier Corporation historical financial statements, restated to include American Sharecom, Inc. (ASI). FC Entered into an agreement to exchange its shares for all of the shares of ASI on November 29, 1994. The transaction is expected to be accounted for using the pooling of interests method. See the related Form 8-K filed on February 13, 1995.

(3)   See Footnote (3) on page 2.

(4)   Amounts were derived from unaudited financial statements.

                           DOWDY SPECIAL MEETING

Introduction
- -------------
    This Proxy Statement-Prospectus is being furnished in connection with the solicitation by the Board of Directors of Dowdy of proxies to be voted at the Special Meeting of the sole Shareholder of Dowdy Minnesota 10, Inc. ("Dowdy") to be held on
March    , 1995 at 10:00 a.m. local time and at any and all
adjournments thereof ("Special Meeting"). The Special Meeting will be held at the offices of Frontier Corporation, located at 180 South Clinton Avenue, Rochester, New York 14646. This Proxy Statement-Prospectus and the enclosed form of proxy are being
sent to shareholders of Dowdy on or about February    , 1995.

Purpose of the Special Meeting
- -------------------------------
    At the Special Meeting, shareholders of Dowdy will be asked to approve a Plan of Merger ("Plan of Merger") which provides for the merger of Rochester Subsidiary Twenty-Seven Inc. ("Subsidiary"), a newly-formed, wholly-owned subsidiary of Frontier Telecommunications Holding Inc. ("Subsidiary's Parent"), a wholly-owned subsidiary of Frontier Corporation ("FC"), with and into Dowdy (the "Merger"). See "Terms and Conditions of the Proposed Merger."

    Pursuant to the Plan of Merger, each share of Dowdy common stock, $.01 par value ("Dowdy Common Stock") outstanding on the Effective Date of the Merger ("Effective Date") will be converted into 4365.44 shares of FC Common Stock, par value $1.00 per share ("FC Common Stock") for an aggregate of 436,544 shares in exchange for all of the Dowdy Common Stock. Since no fractional shares are involved in the transaction, the Sole Shareholder will not receive a cash payment in lieu of fractional shares. See "Terms and Conditions of the Proposed Merger -- Conversion of Dowdy Shares."

Vote Required; Shares Entitled to Vote; Principal Shareholders
- --------------------------------------------------------------
    The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Dowdy Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF ONE HUNDRED PERCENT (100%) OF THE OUTSTANDING SHARES OF DOWDY COMMON STOCK. The Board of Directors of Dowdy has fixed the close of business on February , 1995 as the record date ("Record Date") for the determination of holders of outstanding shares of Dowdy Common Stock entitled to receive notice of, and to vote at, the Special Meeting. As of the date of this Proxy Statement-Prospectus, there are 100 shares of Dowdy Common Stock outstanding, held by one (1) shareholder of record. Each holder of shares of Dowdy Common Stock on the Record Date will be entitled to one vote for each share held of record by said holder.

    The following table sets forth certain information regarding the number of shares of Dowdy Common Stock beneficially owned on the Record Date by the only person known by Dowdy to beneficially own more than 5% of Dowdy Common Stock.

                         Number of Shares     Percentage of
Name and address of      Beneficially         Dowdy
Beneficial Owner         Owned                Common Stock
- -------------------      ----------------     --------------
Ronald E. Dowdy          100 shares of           100%
                         common stock


    As of the Record Date, the directors and executive officers and their affiliates of Dowdy beneficially owned, in the aggregate, 100 shares of Dowdy Common Stock (representing 100% percent of the outstanding shares of Dowdy Common Stock). Such persons have indicated that they intend to vote their shares for approval of the Plan of Merger. Accordingly, the Merger will be approved if no additional shares are voted in favor of the Merger at the Special Meeting.

Voting and Revocation of Proxies
- --------------------------------
    Shares represented by proxies properly signed and returned will be voted at the Special Meeting in accordance with the instructions contained thereon, unless previously revoked. If a proxy is properly signed and returned without voting instructions, the shares represented thereby will be voted IN FAVOR OF the Merger. Shareholders who submit a proxy have the right to revoke it at any time before it is voted by execution of a subsequently dated proxy, or by written notice to Dowdy, or by attendance at the Special Meeting if verbal or written notice of such revocation is given prior to the vote. Notice of revocation may be given to the Secretary of Dowdy at 3348 Edgewater Drive, Orlando, Florida 32804.

Solicitation of Proxies
- -----------------------
    Solicitation of proxies will be primarily by mail. In addition, following the mailing of proxy soliciting materials, directors, officers, employees and agents of Dowdy may solicit proxies by telephone, telegraph and personal interview. Such directors, officers, employees and agents will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Dowdy will bear the expense of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy solicitation material to the beneficial owners of stock held of record by such persons. Printing and cost of filing and registration costs, however, will be paid by FC.


                      MARKET PRICE AND DIVIDEND DATA

    FC Common Stock is listed and traded on the New York Stock Exchange ("NYSE") and is quoted under the symbol "FRO". The following table sets forth in per share amounts, for the quarterly periods indicated, the high and low trading prices of FC Common Stock on the NYSE, as reported on the NYSE Composite Tape and the quarterly cash dividends declared thereon adjusted for the FC Common Stock two-for-one stock split in the form of a stock dividend with a record date of April 15, 1994.

                                        FC Common Stock
                               ------------------------------
                               High       Low      Dividends

Year Ended December 31, 1991:
   First Quarter .............$15.19      $13.00        .1875
   Second Quarter ............ 15.75       14.50        .1875
   Third Quarter ............. 15.69       14.13        .1875
   Fourth Quarter ............ 17.00       14.88        .1925

Year Ended December 31, 1992:
   First Quarter .............$17.00      $15.07        .1925
   Second Quarter ...........  16.88       14.57        .1925
   Third Quarter ............  16.44       15.13        .1925
   Fourth Quarter ...........  17.88       15.32        .1963

Year Ended December 31, 1993:
   First Quarter .............$19.44      $17.32        .1963
   Second Quarter ...........  21.75       18.25        .1963
   Third Quarter ..............24.38       20.50        .1963
   Fourth Quarter .............25.13       21.69        .2025

Year Ended December 31, 1994:
   First Quarter .............$22.44      $20.25        .2025
   Second Quarter............. 25.25       20.81        .2025
   Third Quarter ............. 24.75       21.63        .2025
   Fourth Quarter ............ 24.63       20.50        .2075


     On July 27, 1994, the last full trading day prior to the public announcement by Dowdy and FC of the proposed Merger, the reported closing price per share of FC Common Stock on the NYSE
was $23.75.  On February   , 1995, the latest practicable day
prior to the mailing of this Proxy Statement-Prospectus, the
closing price per share of FC Common Stock on the NYSE was $    .

     DOWDY SHAREHOLDERS ARE URGED TO CONSULT THE FINANCIAL PAGES
OF STATE AND NATIONAL NEWSPAPERS AVAILABLE LOCALLY AND THEIR
BROKERS OR FINANCIAL ADVISORS REGARDING CURRENT MARKET QUOTATIONS
FOR FC COMMON STOCK.

     FC pays dividends on its Common Stock out of funds legally available therefor as determined by its Board of Directors from time to time; provided, however, that no dividends may be paid on FC Common Stock until all accrued and unpaid dividends on FC's outstanding series of preferred stock have been paid or declared and funds set apart for the payment thereof. It has been the policy of FC's Board of Directors to declare dividends on a quarterly basis. As of December 31, 1994, there were approximately 23,000 owners of record of FC Common Stock. For further information regarding FC Common Stock, see "Description of Capital Stock - Description of FC Common Stock."

     Dowdy Common Stock is held by one (1) shareholder as of the date of this Proxy Statement-Prospectus. Dowdy Common Stock is not listed on any exchange nor is it regularly traded in the over-the-counter market. Dowdy has not declared dividends on the Dowdy Common Stock for the last thirteen fiscal quarters.

     For further information regarding Dowdy Common Stock, see
"Description of Capital Stock - Description of Dowdy Common
Stock".


                TERMS AND CONDITIONS OF THE PROPOSED MERGER

     The following description contains, among other information, summaries of certain provisions of the Plan of Merger and of the Agreement with Respect to a Merger, dated as of July 6, 1994, among FC (formerly Rochester Telephone Corporation), Dowdy, Subsidiary's Parent and Subsidiary (the "Merger Agreement"). Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which (without Exhibits or Schedules) are attached as Appendix A and Appendix B to this Proxy Statement-Prospectus, and which are hereby incorporated by reference into this Proxy Statement-Prospectus.

Background and Reasons for the Merger
- -------------------------------------
     The terms of the proposed Merger are the result of arms-length negotiations between representatives of FC and Dowdy which were initiated by Dowdy in September of 1993. The Dowdy
Board of Directors approved the proposed Merger on June 24, 1994, with the Executive Committee of the FC Board of Directors approval taking place on July 28, 1994.

     Based upon a review of all material considerations, the directors of Dowdy, have concluded that the merger fairly reflects the actual value of Dowdy Common Stock and is in the best interests of its investors, its employees and its customers. As indicated elsewhere herein, the Dowdy Common Stock is not readily marketable. The exchange of Dowdy Common Stock for FC Common Stock will give the Dowdy shareholders an equity security listed on the New York Stock Exchange with a history of cash dividend payments.

     There are various factors indicating that Dowdy can be a more efficient and effective business competitor as part of a large telecommunications firm, such as FC.

     Dowdy and its partner face extreme market challenges in the Minnesota 10, RSA as it is difficult for smaller companies such as theirs to compete with larger cellular providers. Accordingly, the Board of Dowdy believes that this transaction with a company of sufficient size to compete is its best option.

     The Board of Directors of FC believes that its shareholders will benefit from the Merger. FC's investment in Dowdy is expected to increase the wealth of FC's shareholders because the returns from its investment in Dowdy are expected to exceed the cost of capital employed to make the investment. FC's ability to generate such returns results from its experience in the cellular communications business and the operating synergies that the combined companies will enjoy.

Recommendation
- --------------
     THE BOARD OF DIRECTORS OF DOWDY HAS UNANIMOUSLY APPROVED
THE MERGER AND RECOMMENDS A VOTE IN FAVOR OF THE MERGER.

     For a description of the interests of members of the Dowdy
Board of Directors in the Merger, see "Terms and Conditions of the Proposed Merger - Interests of Certain Persons in the
Merger."

Effective Date and Consequences
- -------------------------------
     Provided that all conditions to the consummation of the Merger contained in the Merger Agreement have been satisfied or waived, the Merger will become effective at the time and date that the Articles of Merger are filed with the Secretary of State of the State of Florida. It is anticipated that such filing will be made and the Merger consummated as soon as practicable after the approval and adoption of the Plan of Merger by the shareholder of Dowdy and the receipt of all regulatory approvals, although no assurance can be given in this regard. Dowdy and FC each have the right, but not the obligation, to terminate the Merger Agreement if the Effective Date does not occur on or before March 31, 1995.

     On the Effective Date, Subsidiary, a newly-formed, wholly-owned subsidiary of Subsidiary's Parent, which is a wholly-owned subsidiary of FC, will merge with and into Dowdy, which will continue in existence as the surviving corporation. Immediately thereafter, Subsidiary's Parent will transfer the stock of Dowdy to Subsidiary's Parent's wholly-owned subsidiary, Frontier Cellular Holding Inc. ("FCHI"), so that Dowdy will be a wholly-owned subsidiary of FCHI. All properties and assets of every kind held by Subsidiary on the Effective Date will become property and assets of Dowdy and Dowdy will become liable for all of the debts, liabilities and other obligations of Subsidiary. Dowdy will continue to conduct its business pursuant to its Articles of Incorporation, as amended to date. The Board of Directors of Dowdy will resign and be replaced by Directors elected by FC.

Conversion of Dowdy Shares
- --------------------------
     On the Effective Date, each authorized, issued and outstanding share of Dowdy Common Stock will be converted into 4365.44 shares of FC $1.00 par value Common Stock, or an aggregate of 436,544 shares issued to Dowdy's sole shareholder.

No Fractional Shares
- --------------------
     Neither fractional shares of FC Common Stock nor scrip certificates thereof will be issued in connection with the Merger. If fractional shares were to issue, cash based on a $23 per share value would be delivered in lieu of fractional shares or scrip certificates.

Delivery of Shares
- ------------------
     Following the vote to approve the Merger, each Dowdy shareholder will be mailed instructions, a form of letter of transmittal and other materials to be used to surrender certificates representing Dowdy Common Stock in exchange for certificates representing the FC Common Stock (and cash in lieu of fractional shares) which such holder is entitled to receive pursuant to the Plan of Merger. All certificates so surrendered will be cancelled and certificates for FC Common Stock will be promptly issued.

     Dividends or other distributions on FC Common Stock which are declared or made after the Effective Date will be withheld with respect to shares of FC Common Stock issued pursuant to the Merger, until the certificates or lost-certificate affidavits for the Dowdy Common Stock which were converted into said shares of FC Common Stock have been surrendered and replaced with FC Certificates. Dividends and other distributions so withheld will not bear interest.

     No transfer taxes will be payable by Dowdy shareholders in connection with the exchange of certificates representing Dowdy Common Stock for certificates representing FC Common Stock except that if any certificate is to be issued in a name other than that in which the certificate of Dowdy Common Stock surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange pay FC any transfer or other taxes required in connection therewith or satisfy FC that such tax has been paid or is not applicable.

     Dowdy shareholders should not surrender their Dowdy Common Stock certificates for exchange until they have received instructions and other materials. However, Dowdy shareholders are urged to notify Cindy Magliula at Dowdy at (407) 422-8191, if their certificates are lost, stolen or destroyed, in order to begin the process of issuance of replacement certificates.

Certain Federal Income Tax Consequences
- ---------------------------------------
General
- -------
     It is intended that the Merger will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in the following effects for Federal income tax purposes:

     (1) The acquisition of Dowdy will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

     (2) No gain or loss will be recognized to Dowdy, FC, Subsidiary's Parent or Subsidiary as a result of the Merger.

     (3) No gain or loss will be recognized to holders of shares of Dowdy Common Stock who exchange their shares solely for FC Common Stock.

     (4) The basis of the FC Common Stock to be received by the holders of shares of Dowdy Common Stock will be the same as the basis of the Dowdy shares surrendered in exchange therefor.

     (5) The holding period of the FC Common Stock to be received by the holders of shares of Dowdy Common Stock will include the holding period of the Dowdy shares surrendered in exchange therefor, provided such shares are held as a capital asset at the time of the exchange.

Receipt of Opinion of Counsel as Condition to the Merger
- --------------------------------------------------------
     Receipt of an opinion of counsel, for the benefit of Dowdy's shareholders regarding the Federal income tax effects of the Merger is a condition to the consummation of the Merger. Such opinion has been rendered by Hopkins & Sutter, special tax counsel to Dowdy.

     An opinion of counsel as to the Federal income tax effects of the Merger is not binding in any way upon the Internal Revenue

Service. There is no assurance that, upon review of the transaction, the Internal Revenue Service will accept the conclusions in tax counsel's opinion.

     Set forth below is a description of certain of the Federal income tax effects of the Merger that may directly affect shareholders of Dowdy.

Consequences to Holders of Dowdy Common Stock
- ---------------------------------------------
     A shareholder of Dowdy who exchanges Dowdy Common Stock solely for FC Common Stock will not recognize gain or loss in the exchange, subject to the discussion below concerning receipt of cash for fractional shares. The basis of the FC Common Stock received by the shareholders of Dowdy will be the same as the basis of the Dowdy Common Stock surrendered and, provided that the Dowdy Common Stock is held as a capital asset, the holding period of the FC Common Stock will include the holding period of the Dowdy Common Stock surrendered.

Receipt of Cash in Lieu of Fractional Shares
- --------------------------------------------
     Although it is contemplated that the number of shares of FC Common Stock to be acquired in the Merger will be a whole number and that therefore no cash in lieu of fractional shares of FC Common Stock will be paid, if there is such a payment, it should, subject to the provisions and limitations of Section 302 of the Code, be treated as having been received in part or full payment in exchange for the fractional share interest.

General Advice
- --------------
     The Federal income tax discussion set forth above pertaining to Dowdy shareholders is included herein for general information only, does not purport to address all federal income tax consequences of the Merger to the Dowdy shareholders, and is based upon the opinion of Hopkins & Sutter, special tax counsel for Dowdy, whose opinion is Exhibit 8 to the Registration Statement of which this Proxy Statement-Prospectus is a part. Shareholders of Dowdy are cautioned that the foregoing discussion is based in large part upon principles adopted by the Internal Revenue Service in published rulings which have been stated to be applicable in transactions of this type. Although each shareholder may rely on the opinion of Hopkins & Sutter, each shareholder of Dowdy is advised to consult with such shareholder's own tax advisor regarding the tax consequences of the Merger. The tax consequences of the Merger will depend on the facts and circumstances applicable to each shareholder. With respect to the tax consequences, if any, of the Merger under applicable foreign, State or local law, no information is provided herein and shareholders are advised to consult their tax advisors.

Conduct Pending Merger; Representations and Warranties
- ------------------------------------------------------
     Dowdy has agreed, among other things, that prior to the Effective Date, it will carry on its business diligently and that it will give to FC and its representatives full access to its property, documents, contracts and records and such information with respect to its business affairs and properties as FC may reasonably request. Dowdy has further agreed that, without FC's written consent, it will not, among other things, (i) declare or pay any extraordinary dividends; (ii) issue, sell, purchase or redeem any shares of capital stock; (iii) enter into any contract or incur any liability not in the ordinary course of business; or
(iv) adopt or modify any bonus, pension, profit sharing or other compensation plan or enter into any contract of employment. FC and Dowdy have also made various representations and warranties to each other with respect to financial and other matters.

Conditions of Closing
- ---------------------
     The Plan of Merger must be approved by the affirmative vote of one hundred percent (100%) of the outstanding shares of Dowdy Common Stock and of the Common Stock of Subsidiary. The Merger is also subject to the approval of the Federal Communications Commission ("FCC"). (See "Terms and Conditions of the Proposed Merger -- Regulatory Matters".)

     The obligation of FC to consummate the Merger is further subject to various other conditions set forth in the Merger Agreement, including, but not limited to, the simultaneous acquisition by FC of the other corporate partner of MSCTC, the continued truth and accuracy on the Effective Date of the representations made by Dowdy in the Merger Agreement; the absence on the Effective Date of notice of any pending investigation by any state or federal agency seeking to restrain or prohibit the Merger; and receipt of an agreement from the Affiliates of Dowdy to the effect that the shares of FC Common Stock received by them in the Merger will not be resold except in accordance with the terms of said agreement and applicable securities laws and regulations. The obligation of Dowdy to consummate the Merger is also subject to various conditions set forth in the Merger Agreement, including, but not limited to, the continued truth and accuracy on the Effective Date of the representations made by FC in the Merger Agreement and the absence on the Effective Date of notice of any pending investigation by any state or federal agency seeking to restrain or prohibit the Merger.

     Both of the Boards of Directors of Dowdy and FC may, at their option, waive compliance of any condition to their obligations to consummate the Merger.

Termination
- -----------
     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, notwithstanding approval of the Merger by Dowdy shareholders at the Special Meeting by, among other things: (a) the mutual consent of the Board of Directors of Dowdy and the Board of Directors (or Executive Committee thereof) of FC; or (b) either the Board of Directors of Dowdy or the Board of Directors (or Executive Committee thereof) of FC, if the Merger has not become effective on or before March 31, 1995.

Accounting Treatment
- --------------------
     It is anticipated that the Merger will be accounted for as a "pooling of interests". In such case, at the date of consummation of the Merger, the recorded assets and liabilities of FC and Dowdy will be retroactively combined and the revenues and expenses for the current and prior periods will be added together as though FC and Dowdy had always been combined.

Interests of Certain Persons in the Merger and Other Transactions
- -----------------------------------------------------------------
     The Merger Agreement provides that prior to the Effective Date, Dowdy will obtain the resignation, effective automatically upon the Effective Date of the Merger, of all of the existing directors of Dowdy.

     Set forth below in tabular form is a list of the directors of Dowdy together with their anticipated 1994 annual compensation as officers and members of the Board of Directors of Dowdy.

      Director                   Compensation
      -----------------          ----------------
      Ronald E. Dowdy            $    -0-

         Total Compensation      $    -0-

     * For a description of the number of shares of Dowdy Common
Stock beneficially held by each director of Dowdy, see
"Management of Dowdy - Directors of Dowdy" and "Sale of FC Common
Stock by Dowdy Affiliates; Plan of Distribution."


Regulatory Matters
- ------------------
     The Merger is subject to the prior approval of the FCC.
Application for such approval was made to the FCC on May 13, 1994.

Rights of Dissenting Shareholders
- ---------------------------------
     Pursuant to Sections 607.1302 and 607.1320 of the Florida Business Corporation Act, shareholders of Dowdy that properly dissent from the Merger will be entitled to obtain payment of the fair value of their shares. The Board of Directors of Dowdy believes that the 4365.44 per share exchange ratio of FC Common Stock for Dowdy Common Stock represents a fair price to shareholders and that the Merger is in the best interests of shareholders of Dowdy.

     Any shareholder of Dowdy may assert dissenters' rights if the shareholder delivers to Dowdy before the vote is taken on the proposed Merger a written notice of his intent to demand payment for his or her shares if the proposed Merger is consummated, and the shareholder does not vote in favor of the proposed Merger.
If the proposed Merger is approved, Dowdy shall, within 10 days after such approval, give written notice of adoption of the Plan of Merger to each shareholder who filed a notice of intent to demand payment for his shares. Within 20 days after the giving of such notice, any shareholder electing to dissent must file with Dowdy a notice of such election, stating his name, address, the number, classes, and series of shares as to which he dissents and a demand for payment. Any shareholder filing an election to dissent must deposit the certificate or certificates, or other evidence of ownership, with respect to his shares with Dowdy simultaneously with the filing of such election.

     Within 10 days after the expiration of the period in which shareholders may file their notice of election to dissent, or within 10 days after the Merger is effected, whichever is later (but no later than 90 days after the approval of the Plan of Merger) Dowdy will send each shareholder who has delivered a written demand for payment a written offer to pay an amount that Dowdy estimates to be the fair value of the shares, accompanied by Dowdy's balance sheet as of December 31, 1994, together with Dowdy's statement of income for that year and the latest available interim financial statements.

     If Dowdy fails to make such offer or if any dissenting shareholder does not accept the offer within 30 days, then Dowdy, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the Merger is effected, shall, or at its election at any time within such 60 day period may, file an action in any court of competent jurisdiction in Orange County, Florida requesting the court to determine the fair value of the shares. Dowdy will make all dissenters, whether or not residents of Florida, whose demands remain unsettled parties to the proceeding as an action against their shares and will serve all parties with a copy of the initial pleadings in such proceeding.

     The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Dowdy shall pay each dissenter made a party to the proceeding the amount which the court finds to be due him within 10 days after final determination of the proceedings. The judgment may, at the discretion of the court, include a fair rate of interest to be determined by the court.

     The foregoing summary of the rights of dissenting shareholders is qualified in its entirety by reference to Appendix C setting forth in full the provisions of Sections
607.1301, 607.1302 and 607.1320 of the Florida Business
Corporation Act.

     In view of the complexity of these provisions of Florida law, shareholders who wish to avail themselves of their dissenter's rights should consult their own legal counsel.


              RESALE OF FC COMMON STOCK BY DOWDY AFFILIATES;
                           PLAN OF DISTRIBUTION

     Shareholders of Dowdy who are not affiliates of Dowdy may resell the shares of FC Common Stock acquired by them in connection with the Merger without restriction. The FC Common Stock to be issued pursuant to the Merger has also been registered under the Securities Act to cover the resale of FC Common Stock by holders of Dowdy Common Stock who may be deemed to control, or be controlled by, or be under common control with, Dowdy at the Effective Date ("Affiliates"). Each person who may be deemed by Dowdy to be an Affiliate of Dowdy will be required to execute and deliver to FC at or prior to the Effective Date an agreement (the "Securities Agreement") that such person will not sell, transfer or otherwise dispose of any shares of FC Common Stock acquired by such person in the Merger except in compliance with the terms and provisions of said agreement and applicable provisions of the Securities Act and rules and regulations thereunder.

     The following table sets forth the names of the Affiliates, the number of shares of Dowdy Common Stock beneficially owned by them as of the Record Date, the number of shares of FC Common Stock which will be beneficially owned by each of them as of the Effective Date, if the Plan of Merger is adopted at the Special Meeting, the number of shares of FC Common Stock all or a part of which may be reoffered by each Affiliate, and the number of shares of FC Common Stock each Affiliate will beneficially own if all of the shares of FC Common Stock offered hereby by each such Affiliate are sold as described herein.

                                *FC Common            FC Common
                   Dowdy         Stock to     *FC     Stock
                   Common Stock  be Owned    Common  Beneficially
                   Beneficially  Beneficially Stock   Owned if
                   Owned as of   as of the    Offered Offering
                   January 1,    Effective    Hereby  Completed
Name of Affiliate  1995          Date
- -----------------  ------------  -----------  ------- -----------

Ronald E. Dowdy       100         436,544     436,544    - 0 -

     *Based on the 4365.44 exchange ratio of FC
      Common Stock for Dowdy Common Stock.


     The Affiliate, Ronald E. Dowdy, has been a shareowner and member of Dowdy's Board of Directors for a period of at least three (3) years prior to the date of the Proxy
Statement-Prospectus. Ronald E. Dowdy is not now an affiliate of or officer or director of FC or any other affiliate of FC.

     Dowdy Affiliates have advised FC that the shares of FC Common Stock issued to them and covered hereby may be sold in transactions involving a broker which is a member of the NYSE. Once the financial reporting requirements for "pooling" accounting treatment have been met, under the terms set forth in the Securities Agreement sales through such brokers may be made, from time to time, by any method of trading authorized by the NYSE or any other stock exchange on which such stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this Proxy Statement-Prospectus, either as agents for others or as principals for their own accounts and reselling such shares pursuant to this Proxy Statement-Prospectus. The shares covered by this Proxy Statement/Prospectus may also be sold pursuant to Rule 145 under the Securities Act.

     In reoffering or reselling the shares of FC Common Stock covered by this Proxy Statement-Prospectus, the Affiliates and any broker/dealers who execute sales for them, may be considered to be statutory "underwriters" within the meaning of the Securities Act.

     The engagement of a broker for the reoffering or resale of any of the FC Common Stock covered by this Proxy Statement-Prospectus may be terminated at any time by either the Affiliates or the broker. Each of the Affiliates is acting independently of the others (and FC) in making decisions with respect to the timing, manner and size of each reoffering or resale.

     Each of the Affiliates has advised FC that, during such time as he or she may be engaged in a distribution of the FC Common Stock included herein, such person will (i) comply with the rules and regulations promulgated by the Securities and Exchange Commission under the 1934 Act, (ii) not engage in any stabilization activity in connection with FC securities, (iii) comply with the prospectus delivery requirements with regard to each sale or offer of sale of the FC Common Stock with respect to which delivery of a prospectus is required, and (iv) not bid for or purchase any securities of FC or attempt to induce any person to purchase any FC securities except as permitted under the 1934 Act. The Affiliates have also agreed to inform FC when the distribution of the shares held by each of them is completed. In making such agreements, each Affiliate specifically disclaims any responsibility for the acts or omissions of any other Affiliate.

     Each of the Affiliates has represented to FC that he or she purchased the FC Common Stock for his or her own account, and that no other person or entity had or has any beneficial interest in such FC Common Stock, except as set forth in this Proxy

Statement-Prospectus. In addition, Ronald E. Dowdy has represented, in connection with the tax opinion from Hopkins & Sutter, that he has no plan or intention to sell or otherwise dispose of shares of FC Common Stock received in an amount that would reduce his ownership of such FC Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding shares of Dowdy Common Stock as of the same date.


                           FRONTIER CORPORATION

     FC, incorporated as Rochester Telephone Corporation in 1920 under the laws of New York State, was formed to take over and unify the properties of a predecessor Rochester, New York area telephone company and a portion of the properties of New York Telephone Company located in the same general territory. Until January 1, 1995, FC was an independent telephone operating company regulated by the New York Public Service Commission ("NYPSC") and, together with four of its regulated telephone operating company subsidiaries, Frontier Communications of New York, Inc. Frontier Communications of Sylvan Lake, Inc., Frontier Communications of AuSable Valley, Inc. and Frontier Communications of Seneca-Gorham, provided telephone service within New York State to 581,257 access lines. On January 1, 1995, FC dropped its local exchange company business into a wholly-owned subsidiary, Rochester Telephone Corp., and its lightly regulated businesses into Frontier Communications of Rochester, Inc. The principal area served by Rochester Telephone Corp. is the City of Rochester and adjacent areas. FC has its principal executive offices at 180 South Clinton Avenue, Rochester, New York 14646. Its telephone number is (716) 777-1000.

     In addition, FC owns, through an intervening subsidiary, five telephone company subsidiaries in Pennsylvania: Frontier Communications of Oswayo River, Inc. ("Oswayo"), Frontier Communications of Breezewood, Inc. ("Breezewood"), Frontier Communications of Pennsylvania, Inc. ("FC-PA"), Frontier Communications of Canton, Inc. ("Canton") and Frontier

Communications of Lakewood, Inc. ("Lakewood"). Oswayo serves Potter and McKean Counties with 2,062 access lines, Breezewood serves Bedford and Fulton Counties with 3,787 access lines, and FC-PA serves Lancaster and Berks Counties with 23,310 access lines and provides paging services in York and Dauphin Counties. Canton serves Bradford, Lycoming and Tioga Counties with 3,476 access lines. Lakewood serves Schuylkill County with 1,402 access lines.

     In Michigan, FC, through an intervening subsidiary, owns two telephone company subsidiaries: Frontier Communications of Michigan, Inc. ("FC-MI") and Ontonagon County Telephone Company ("Ontonagon"). FC-MI serves Hillsdale, Jackson, Lenawee, Washtenaw, Calhoun and Branch Counties with 21,054 access lines and also serves a portion of Williams County, Ohio with approximately 400 access lines. Ontonagon serves Ontonagon County and Ontonagon's majority-owned subsidiary, Midway Telephone Company ("Midway"), serves Iron, Houghton, Ontonagon and Baraga Counties. Ontonagon and Midway have 5,228 access lines.

     In Indiana, FC, through an intervening subsidiary, owns two telephone company subsidiaries: Frontier Communications of Thorntown, Inc. ("Thorntown") and Frontier Communications of Indiana, Inc. ("FC-IN"). Thorntown serves Boone, Tippecanoe, Clinton and Montgomery Counties with 2,351 access lines. FC-IN serves Grant, Madison and Delaware Counties with 2,299 access lines.

     Through an intervening subsidiary, FC owns five telephone subsidiaries in Wisconsin: Frontier Communications of Wisconsin, Inc. ("FC-WI"), Frontier Communications of Mondovi, Inc. ("Mondovi"), Frontier Communications - Lakeshore, Inc. ("Lakeshore"), Frontier Communications - St. Croix, Inc. ("St. Croix"), and Frontier Communications of Viroqua, Inc. ("Viroqua"). FC-WI serves Menominee, Outagamie, Shawano and Waupaca Counties with 20,740 access lines. Mondovi serves Pepin, Eau Claire and Buffalo Counties with 2,291 access lines. St. Croix serves St. Croix and Polk Counties with 7,205 access lines. Lakeshore serves Shawano and Oconto Counties with 1,845 access lines. Viroqua serves Vernon County with 3,364 access lines.

     Additionally, FC owns eight telephone company subsidiaries in Illinois, also through an intervening subsidiary. In 1989, FC acquired Frontier Communications - Midland, Inc. ("Midland"), Frontier Communications of Illinois, Inc. ("FC-IL"), Frontier Communications of Prairie, Inc. ("Prairie") and Frontier Communications of Lakeside, Inc. ("Lakeside"). In January 1990, FC acquired Frontier Communications of Mt. Pulaski, Inc. ("Mt. Pulaski"). FC acquired Frontier Communications - Schuyler, Inc. ("Schuyler") and Frontier Communications of Orion, Inc. ("Orion") in 1990 and Frontier Communications of DePue, Inc. ("DePue") in March 1991. Midland serves Cass, Morgan, Macoupin, Shelby, Fayette, Montgomery, Bond, Clinton, Greene and Madison Counties with 4,108 access lines. Inland serves McLean, Livingston, Ford, Woodford, Tazewell, Iroquois, Shelby, Christian and Macon Counties with 4,334 access lines. Lakeside serves Shelby and Moultrie Counties with 813 access lines. Prairie serves Livingston and Woodford Counties with 989 access lines. Mt. Pulaski serves Logan, Macon, Dewitt and Sangamon Counties with 2,001 access lines. Schuyler serves Schuyler and Brown Counties with 2,830 access lines, together with an additional 924 access lines serving Boone and Dallas Counties, Iowa. Orion serves Henry, Rock Island and Mercer Counties with 1,701 access lines. DePue serves Bureau County with 773 access lines.

     Through an intervening subsidiary, FC owns three telephone company subsidiaries in Alabama: Frontier Communications of Alabama, Inc. ("FC-AL"), Frontier Communications of the South ("FC-South"), and Frontier Communications of Lamar County, Inc. ("Lamar"). FC-AL serves Monroe, Clarke, Wilcox, Baldwin and Conecuh Counties with 11,979 access lines. FC-South serves Escambia, Monroe, Wilcox and Clarke Counties in Alabama and Escambia County in Florida with 14,024 access lines. Lamar serves portions of Lamar, Pickens and Fayette Counties with 1,981 access lines.

     In Georgia, through an intervening subsidiary, FC owns two subsidiaries: Frontier Communications of Fairmount, Inc. ("Fairmount") and Frontier Communications of Georgia, Inc. ("FC-GA"). Fairmount serves Bartow, Cherokee, Gerdon, Murray and Pickens Counties with 1,920 access lines. FC-GA, which was acquired in 1992, serves Bulloch County with 18,821 access lines.

     In Mississippi, through an intervening subsidiary, FC owns
Frontier Communications of Mississippi, Inc. ("FC-MS"), which serves Alcorn, Calhoun, Chickasaw, Lee, Pontotoc, Prentiss and
Tishomingo Counties with 5,187 access lines.

     FC acquired the Minnesota telephone properties of Centel Corporation in June 1991 which was recently renamed Frontier Communications of Minnesota, Inc. ("FC-MN"). FC-MN, which is held through an intervening subsidiary, serves 99,512 access lines in Nobles, Rock, Dakota, Sibley, Murray, Lyon, Carver, LeSueuer, Scott, Lac Qui Parle, Lincoln, Yellow Medicine, Martin, Pipestone, Waseca, Blue Earth, Rice, Jackson and Watonwan Counties, Minnesota.

     In August 1991, FC acquired the Iowa telephone properties of Centel Corporation and recently renamed it Frontier Communications of Iowa, Inc. ("FC-IA"). FC-IA, which is held through an intervening subsidiary, serves 50,847 access lines in Franklin, Wright, Lyon, O'Brien, Osceola, Crawford, Ida, Woodbury, Taylor, Hancock, Plymouth, Pottawattomie, Adams, Sac, Webster, Sioux, Cherokee, Ringgold, Cerro Gordo, Buena Vista and Calhoun Counties, Iowa.

     All of the above figures for access lines are as of July, 1994 unless otherwise noted.

     In addition to its telephone operations, FC is the parent company, either directly or through intervening wholly-owned subsidiaries, of nine telecommunications-related companies:
Frontier Network Systems Inc. ("Network Systems"), Frontier Communications of the Mid Atlantic, Inc. ("Mid Atlantic"), Budget Call Long Distance, Inc. ("Budget Call"), Frontier Communications International Inc. ("FCI"), RCI Long Distance Canada Ltd. ("RCI Canada"), Frontier Communications of New England, Inc. ("FCI New England"), Taconic Long Distance Service Corp. ("Taconic"), and Rochester Telephone Mobile Communications ("RTMC").

     Network Systems operates the Network Business Systems division, which sells and maintains business telecommunications equipment and systems, and provides expert management and technical expertise related to telecommunications operations, administration and engineering.

     In April 1986, Rotelcom and Anixter Bros., Inc. formed a joint venture, Anixter-Rotelcom, to distribute wire, cable, telecommunications and CATV products in the Northeast.

     FCI, a facilities-based interexchange carrier, sells voice and data services in 48 states, excluding Alaska and Hawaii.

     Mid Atlantic, a regional interexchange carrier, sells voice and data services in eight states, primarily in the mid-Atlantic region.

     Budget Call, an interexchange carrier, sells casual calling services in 21 states.

     RCI Canada, a regional interexchange carrier, sells voice and data services in the Montreal metropolitan area in the Province of Quebec, Canada and buys terminating access from Bell
CA for CN-bound FCI traffic.

     FCI New England, doing business as Long Distance North, provides reseller service in Vermont, New Hampshire, Maine and western Massachusetts and is qualified to do business in Rhode
Island and New York.

     Taconic is a New York long distance reseller operating primarily in the Albany, New York area. Taconic leases network capacity primarily from Eastern Microwave and RCI-NS.

     RTMC is a limited partnership that provides cellular telephone service in a five-county area in Western-Central New
York. FC is the general partner, with an 85 percent interest and RTMC is now a part of the cellular supersystem mentioned below.

     On March 12, 1993, FC signed a definitive agreement with a subsidiary of NYNEX Corporation to form a cellular supersystem joint venture in upstate and western New York State to provide cellular telephone customers with expanded geographic coverage. The supersystem, known as Upstate Cellular Network, which began operations on July 1, 1994, initially includes the cellular markets in Buffalo, Rochester, Syracuse, Utica-Rome and New York Rural Service Area #1, which includes Jefferson, St. Lawrence and Lewis counties. The supersystem is a 50/50 joint venture partnership, with RTMC as the manager. FC's share of the joint venture earnings will be accounted for under the equity method. On December 21, 1993, FC and NYNEX announced their intention to include the Binghamton and Elmira areas in the supersystem, following receipt of the necessary approvals and satisfaction of other preconditions.

        Before implementation of the Open Market Plan referenced below, the NYPSC issued an order on July 6, 1993 which imposed a royalty on FC in the amount of two percent of the total capitalization of Rochester's unregulated operations. Based upon an initial interpretation of the Order, FC estimated that the effect was in the range of $2.0 million per year. FC filed a legal challenge to the Commission's action on the royalty proposal in the courts. On June 30, 1994, the Appellate Division of the New York State Supreme Court upheld the NYPSC decision of July 6, 1993. FC filed, on July 29, 1994, a Notice of Appeal and Motion for Leave To Appeal with the New York Court of Appeals. That Motion was recently granted. Absent effectiveness of the Open Market Plan, and if ultimately upheld in the courts, the royalty would be treated as an offset to the Rochester, New York operating company's regulated revenue requirement from regulated intrastate telephone operations. FC is vigorously contesting this case but cannot predict the outcome with any certainty at this time. FC's Open Market Plan, discussed in the following paragraphs, resolves the royalty issue for the duration of the Open Market Plan Agreement.

     In February 1993, FC filed a petition for reorganization with the NYPSC. The petition became known as FC's Open Market Plan and Corporate Restructuring Proposal. The request was twofold, first establishing two new subsidiary companies to be constituted from the operating assets of the existing Rochester operating telephone company. One company would be a competitive telecommunications company which would provide an array of services on a retail basis in the Rochester marketplace. This company would have the flexibility to price and introduce services as necessary to compete. The second company would be a wholesale network company which would be regulated and would provide services to the new competitive subsidiary company and all other telecommunications providers on an equal basis. This configuration, unique in the telecommunications industry, was being proposed to better meet the current and emerging competition in the marketplace.

     The second aspect of the petition involved FC's request to reorganize into a holding company structure. Under this approach, FC would create a new unregulated holding company for the consolidated organization. This structure would provide the financing flexibility to continue the acquisition and diversification efforts necessary for the long-term growth of the business. On May 17, 1994 FC reached a Joint Stipulation and Agreement with the Staff of the NYPSC, Time Warner Communications and the Communications Workers of America on the terms of this Open Market Plan and Corporate Restructuring. Subsequently, on August 1, 1994 the New York State Department of Economic Development also officially endorsed the Plan. The Joint Stipulation and Agreement included operational modifications to FC's original proposal as well as a rate reduction of $21 million over seven years and a form of price cap regulation for at least five years. After pursuing final approval by the NYPSC, the NYPSC adopted a hearing and briefing schedule running through August 1994. On November 10, 1994 the NYPSC issued its Order approving the Open Market Plan and Corporate Restructuring.

     The Open Market Plan and Corporate Restructuring was presented to shareholders of FC for their approval on December 19, 1994. They voted to approve several proposals (all recommended by management) to implement the Plan which was implemented on January 1, 1995 and is described as follows:

Background of the Open Market Plan
- ----------------------------------
     Over the past decade FC has evolved from being primarily a provider of local exchange and access services in the Rochester, New York market (the "Rochester Market") to become a diversified telecommunication company. The Company now provides (1) local telephone services inside and outside New York State and (2) long distance, wireless and other telecommunication services. This evolution has been a product of the Company's strategy to become a leading provider of integrated telecommunication products and services to its customers. The Company intends to pursue continued growth through expansion of its existing businesses, development of value-added products and selected acquisitions.

     The Company, in addition to expanding its scale, also seeks to respond to customers' needs for simple, integrated, communications solutions. The Company believed that its ability to do this was constrained by its old corporate structure which, among other things, subjected it to more extensive and burdensome regulation than its competitors. The New York State Public

Service Commission (the "NYPSC") regulates the rates charged by providers of local exchange services in New York State and the ability of such providers to make acquisitions or investments, to enter into certain new lines of business or geographic areas, to issue equity securities and to incur long-term indebtedness. Accordingly, while the nature and scope of the Company's business had changed substantially over the past ten years, the NYPSC continued to regulate not only the Company's local exchange services in the Rochester Market but also, directly or indirectly, all of the Company's other businesses through its regulation of the Company's ability to finance or expand those businesses. This disadvantaged the Company in the marketplace because many of the Company's competitors are structured as holding companies whose financing, diversification and expansion activities are subject to comparatively less regulation. Although the Company had been able to diversify by negotiating interim arrangements with the NYPSC, the Company believed that this was a difficult, costly and uncertain process.

     Accordingly, on May 16, 1994, the Company, the Staff and certain intervening parties entered into the Open Market Plan Agreement to implement a plan (the "Open Market Plan") to enable the Company to respond to the changing competitive environment.

     As required by the Open Market Plan Agreement, the NYPSC approved the Open Market Plan Agreement on November 10, 1994. The Open Market Plan became effective on January 1, 1995 (the "Implementation Date"),as a result of shareowner approval of the proposals presented to the shareowners at a Special Meeting, on December 19, 1994.


The Open Market Plan Agreement
- -------------------------------

     Restructuring of the Company
     ----------------------------
     The Open Market Plan Agreement provides that FC is reorganized into an unregulated parent holding company, which directly or indirectly owns all of the stock of:
     1. R-Net, a regulated telephone and network transport corporation, formed immediately prior to the "Implementation

Date", which offers retail services to existing customers and sells and markets wholesale network services and other services to retailers of telecommunication services in the Rochester
Market, and bears the name Rochester Telephone Corp.;

     2. R-Com, a corporation formed immediately prior to the "Implementation Date", which is a lightly regulated retail provider of telecommunication services to residential and business customers located, initially, in the Rochester Market (currently known as Frontier Communications of Rochester, Inc.);

     3. Frontier Information Technologies Inc., an existing unregulated subsidiary of FC, which provides computer, billing and other information processing services to FC's affiliates and to third parties ("FIT"); and

     4. FC's other existing subsidiaries, including those that provide local exchange services outside the Rochester Market as well as telecommunication equipment and services in the Rochester
Market and other markets.

     FC, the resulting holding company, is organized as a New York business corporation whose businesses outside of New York State are not subject to NYPSC regulation. The holding company is entitled, among other actions, to issue securities and effect acquisitions or enter new lines of business without obtaining the approval of the NYPSC, subject to certain exceptions. As a result, FC should be able to respond more quickly to customer needs and new opportunities.

     As a provider of local exchange services in the Rochester Market, R-Net will be subject to regulation by the NYPSC. As described below, the Open Market Plan Agreement provides the basis for NYPSC regulation of R-Net's service offerings, R-Net's rates, transactions between R-Net and its affiliates and R-Net's relationship with other carriers. Similarly, Frontier Communications of AuSable Valley, Inc. (AuSable), Frontier Communications of New York, Inc. ("FC-NY"), Frontier Communications of Seneca-Gorham, Inc. ("Seneca-Gorham") and Frontier Communications of Sylvan Lake, Inc. ("Sylvan Lake"), the Company's other subsidiaries which currently provide local exchange services in New York State (the "Other NY Telcos"), are also subject to NYPSC regulation. Unlike R-Net and the Other NY Telcos, however, R-Com is lightly regulated as a local service resale operator in the same manner as similarly situated providers. Neither the rates charged by R-Com nor its rate of return are regulated, although R-Com is required to file tariffs containing its rates with the NYPSC. In addition, local service resale operators are subject to certain NYPSC billing and collection rules, although to a lesser extent than facilities-based providers of local exchange services.

     The businesses transferred pursuant to the Open Market Plan to R-Net and R-Com, represent approximately 25% and 4%, respectively, of the Company's consolidated revenues as of the Implementation Date, and 37% and less than 1%, respectively, of the Company's consolidated operating assets as of such date. FIT's revenues and operating assets represent less than 1% of FC's consolidated revenues and consolidated operating assets.

     Service Offerings by R-Net
     --------------------------
     R-Net is using the "Rochester Telephone" name and is subject to the ongoing authority of the NYPSC. It provides the retail service offerings in the Rochester Market previously provided by the Company with the exception of the services that are now considered to be competitive by the NYPSC. These competitive services, consisting principally of Centrex, private line service and voice mail, are provided by R-Com. In addition, to the extent reasonable and upon request, R-Net will unbundle and offer the services or network elements available from its network facilities, on a tariff basis, for wholesale purchase by R-Com, by other carriers certified by the NYPSC to offer telephone service or by other bona fide service providers. R-Net will continue (1) to provide retail services until such services are considered competitive by the NYPSC, at which time they may be transferred to R-Com, and (2) to offer White and Yellow pages directories for the Rochester Market.

     Service Offerings by R-Com
     --------------------------
     R-Com provides integrated communications services by means of buying network access from R-Net or other carriers and packaging these services with R-Com's own and others' product lines such as voice mail, data services, long distance and wireless. Initially, however, R-Com's customer base is only those customers for the retail services transferred to R-Com on the Implementation Date, consisting principally of Centrex, private line services and voice mail. Customers purchasing any services other than those transferred to R-Com initially will be served by R-Net.

     R-Com and the other providers compete for customers from R-Net's customer base through direct marketing efforts. R-Com may compete for new customers or for R-Net's customers by reselling services purchased from R-Net or from another vendor or by selling services provided through R-Com's own facilities. In the future, R-Com will receive R-Net's customer base with respect to other services that are deemed to be competitive by the NYPSC and are transferred to R-Com or are developed by R-Com. While R-Com's services are initially limited to customers in the Rochester Market, the Company anticipates that R-Com may eventually offer its services outside the Rochester Market.

     Rate Stabilization Plan
     -----------------------
     The Open Market Plan Agreement provides for a total of $21 million in rate reductions for R-Net (the "Rate Stabilization Plan") over a seven year period beginning January 1, 1995, subject to termination by either the Company or the NYPSC after five years (the "Rate Period"). The Rate Stabilization Plan also precludes R-Net from increasing basic residential and business telephone service rates during the Rate Period. In consideration of the rate reductions, the Rate Stabilization Plan subjects R-Net's local exchange services to price-cap regulation rather than incentive earnings or rate-of-return regulation to which the Company's local exchange services in the Rochester Market were previously subject. While the Rate Stabilization Plan requires R-Net to reduce its rates during the Rate Period, the Company cannot predict the effect of the Rate Stabilization Plan on the Company's results of operations because such effect is also dependent on the extent of usage of R-Net's network and on R-Net's costs. The rates provided in the Rate Stabilization Plan were designed to permit R-Net to recover its costs and to earn a reasonable rate of return, calculated using the methodology utilized by the NYPSC to set the rate of return earned by providers of local exchange services in New York State. There is no assurance, however, that R-Net will recover its costs or earn a reasonable rate of return.

     During the Rate Period, depreciation of R-Net's assets will be increased by an aggregate of $17 million. R-Net can decide when to increase the depreciation provided that, by the end of the first year, the amount shall be at least $5 million and, by the end of the fifth year, the cumulative amount shall be at least $15 million.

     Termination of the Rate Stabilization Plan
     ------------------------------------------
     Although the Rate Stabilization Plan is scheduled to expire on December 31, 2001, it may be terminated by either R-Net or the NYPSC upon the filing of a rate proceeding seeking permanent or temporary rates to be effective on January 1, 2000. Even if the Rate Stabilization Plan is terminated, however, the other terms of the Open Market Plan Agreement will remain in effect unless specifically modified by the NYPSC, except that the NYPSC may not modify any of the provisions relating to the restructuring of the Company into an unregulated holding company.

     Royalty Dispute
     ---------------
     The Open Market Plan Agreement addresses issues arising out of the NYPSC order issued on July 6, 1993 (the "Royalty Order") imposing an annual royalty on the Company in the amount of 2% of the total capitalization of the Company's unregulated operations. The NYPSC justified its decision in the Royalty Order on, among other reasons, the benefit to the Company's unregulated operations from their use of the Rochester Telephone name and reputation. Under the Open Market Plan Agreement, the NYPSC will not impute a royalty on either the Company or R-Net during the Rate Period or for any prior period, subject to limited exceptions. Upon the termination of the Rate Period, however, the NYPSC may impute a royalty for the period beginning on the termination date, subject to the outcome of any litigation regarding the royalty. The Company can continue to pursue the litigation it instituted to challenge the Royalty Order. The Company has filed a motion with the New York State Court of Appeals seeking leave to appeal a decision of the Appellate Division of the New York State Supreme Court which ruled that the Royalty Order was valid.

     Restrictions on Affiliate Transactions
     --------------------------------------
        The Open Market Plan Agreement provides that any transaction between R-Net and FC, or between R-Net and any of its affiliates, will be conducted at arm's length. Transactions between R-Net and its affiliates are generally limited to tariffed purchases and sales subject to certain exceptions.

     R-Net's Relationship with Other Carriers
     ----------------------------------------
     The Open Market Plan Agreement contains certain provisions to ensure that similarly situated third party carriers can use R-Net's network on a nondiscriminatory basis. All competing providers of local exchange services will have the same access to R-Net's network functionalities, services and data bases, upon the same terms and conditions as R-Net provides such functionalities and data bases to any affiliate or other entity. Moreover, R-Net is precluded from providing a competitive information advantage to any affiliate, including R-Com.

        Upon implementation of the Open Market Plan, customers' current telephone numbers remained the same, no matter which telephone reseller was chosen. If a customer changes network carriers, however, the customer's telephone number will be retained only at the election of the competing carrier.

     On December 19, 1994 the shareholders also voted to change the name of the Company to "Frontier Corporation". The Board of Directors believed that the Rochester Tel company name should be changed to one that is more reflective of the Company's strategic direction, geographies served and businesses operated. Moreover, the Open Market Plan Agreement prohibits the Company or any other entity (other than R-Net) from using the "Rochester Telephone" name, except on a transitional basis relating to the implementation of the Open Market Plan.

     Certain Considerations Related to the Open Market Plan
     ------------------------------------------------------
     There are uncertainties associated with the Company's Open Market Plan and corporate restructuring. A summary of these items is as follows:

     1.  Increased Competition in Rochester Market.   The Open
market Plan is designed to remove barriers to and may hasten local telephone competition in the Rochester market by providing for (a) the full interconnection of competing local networks, including reciprocal compensation for terminating traffic, (b) equal access to network databases, (c) access to local telephone numbers and (d) telephone number portability. Time Warner Communications and other potential local and national competitors of the Company have already announced an intention to provide basic local exchange services in the Rochester market. The inherent risk associated with opening the Rochester market to competition is that some customers will purchase services from competitors, which would reduce the number of customers of the Company and potentially cause a decrease in the Company's revenues and profitability. The Company believes, however, that usage of its network following implementation of the Open Market Plan will increase, thereby offsetting, to some extent, the loss of revenues from end-user customers. Increased competition may also result in price decreases which are not offset by cost reductions. The Company believes, however, that Rochester Telephone Corp. and Frontier Communications of Rochester will be able to compete profitably in the Rochester market, especially because (1) the Open Market Plan enables the Company to broaden the scope and quality of its competitive offerings and (2) price-cap regulation will not require Rochester Telephone Corp. to rebate earnings achieved through operating efficiencies that previously would have been shared with customers. Moreover, local exchange services in the Rochester market are already subject to competition from alternative transmission media which provide access services to long distance companies. This trend will probably continue with or without the Open Market Plan. The Open Market Plan allows the Company to anticipate the inevitable erosion of its market share in local exchange services on terms that the Company believes will be in the best interests of its customers, employees and shareowners.

     2.  Risk of Rate Stabilization Plan.   The Rate
Stabilization Plan incorporated in the Open Market Plan Agreement provides for a total of $21 million in rate reductions for Rochester Telephone Corp. over the next seven years. During this time, the rates charged by Rochester Telephone Corp. for basic residential and business telephone service may not be increased for any reason. Accordingly, Rochester Telephone Corp.'s rate of return may be less than the rate of return permitted in current rate proceedings by the NYPSC to other providers of local exchange services in New York State. Since the Rate Stabilization Plan requires Rochester Telephone Corp. to reduce its rates over the next seven years, the effect on the Company's results of operations cannot be predicted because of uncertainty about Rochester Telephone Corp.'s network usage and its costs. Even though the rates provided in the Rate Stabilization Plan were designed to permit the Company to recover its costs and to earn a reasonable rate of return, there is no assurance that this will occur.

     3.  Restraints on the Company's Control of Rochester
Telephone Corp.   The Company's ability to control the management
and operations of Rochester Telephone Corp. are restricted by various provisions of the Open Market Plan Agreement, including, but not limited to, the outside director makeup of the Board of Directors of Rochester Telephone Corp. and the relationship of its profitability to compensation of officers and employees.
        The Open Market Plan Agreement contains the following financial covenants:
     (a)  dividends will not be paid by Rochester Telephone
Corp. to Frontier Corporation if (i) Rochester Telephone Corp.'s senior debt has been downgraded to "BBB" by Standard & Poor's ("S&P") or the equivalent rating by other rating agencies or is placed on credit watch for such a downgrade or (ii) a service quality penalty is imposed under the Open Market Plan Agreement; and

     (b) dividends also will not be paid unless Rochester Telephone Corp.'s directors certify that such dividends will neither impair Rochester Telephone Corp.'s service quality nor its ability to finance its short and long term capital needs on reasonable terms while maintaining an S&P debt rating target of
"A".   The maintenance of certain other financial covenants which are intended to ensure that the company will not lack the financial strength to provide quality service are also included.

     4.  Holding Company Structure.   The Company no longer
directly owns any material assets other than its interest in the capital stock of its subsidiaries, and dividends from Rochester Telephone Corp. are subject to the conditions described in the previous paragraph.

     5.  Potential Diversification Risk.   The Company is now
able to make acquisitions and investments, enter into new lines of business and geographic areas, issue equity securities and incur long-term indebtedness without NYPSC approval, subject to certain exceptions. The Company may pursue opportunities with both greater potential profits and greater business risk than it could pursue as a telephone company subject to the authority of the NYPSC. While this may conceivably result in increased volatility of the Company's securities, it may also result in potentially greater returns to the Company and its shareowners, although there is no assurance of greater returns. There can be no assurance that any expansion of the Company's business will be successful or, if unsuccessful, that it will not have a direct or indirect adverse effect on the Company as a whole. It is the current intention of the Company to engage only in telecommunication-related businesses.

     6.  Royalty Dispute.   While the NYPSC has agreed that no
royalty will be imposed against the Company or Rochester Telephone Corp. for the seven year duration of the Open Market Plan Agreement, the NYPSC will not be precluded from seeking royalties after the expiration of the Agreement if the NYPSC is found to have the legal authority to do so. This matter is currently in litigation and the Company intends to continue its challenge to the royalty order.

     7.  Overlap of Retail Services.   To the extent that
Rochester Telephone Corp. provides certain services to the same retail customers who may be served by Frontier Communications of Rochester for other services, the Company will, in the aggregate, incur certain sales and service related expenses that are duplicated. As more services are deemed competitive by the NYPSC, such services are expected to be offered only by Frontier Communications of Rochester and the duplication of such costs will no longer exist. In addition, Frontier Communications of Rochester can compete for the customers of Rochester Telephone Corp. to the same extent as any other competitor.

     8.  Compliance Costs.   Under the Open Market Plan
Agreement, Rochester Telephone Corp. and its affiliates will be obligated to furnish various periodic reports to the NYPSC to demonstrate compliance with the terms of the Agreement, which will represent an incremental cost to the Company. However, the Company does not believe such costs will be material to the Company as a whole.

     Pending Acquisitions
     --------------------
     On November 10, 1994, the Boards of Directors of both the Company and WCT Communications, Inc. ("WCT") approved a definitive agreement on the terms of FC's acquisition of the California-based long distance company. Under the definitive agreement, all shareowners will receive $6.50 per share pursuant to a cash merger, with the exception of Richard Frockt, WCT's chairman and 24 percent shareholder, who has separately agreed to sell his shares to Rochester Tel for $6.00 per share in cash immediately prior to the merger. Mr. Frockt has agreed to vote his shares in favor of the merger. Under the terms of the agreement, the total cash consideration to be paid by FC for all the outstanding shares of WCT will be approximately $96 million. The transaction is still subject to a vote of WCT shareowners, as well as regulatory approvals, including the FCC and a number of public service commissions in states in which WCT does business, which may include the New York State Public Service Commission. The transaction is subject to the completion of additional due diligence by FC. WCT is a facilities-based long distance carrier headquartered in Santa Barbara, California. In its fiscal year ending June 30, 1994, WCT had revenues of approximately $102 million.

     On November 30, 1994 FC announced an agreement to acquire all of the outstanding shares of American Sharecom, Inc. ("ASI"), a long distance company headquartered in Minneapolis, Minnesota. ASI is one of the largest privately owned long distance companies in the country with annual revenues of approximately $125 million. ASI's sales operations are concentrated in the Midwest, Northwest and California. A definitive agreement with the shareholders of ASI has been approved by FC's Board of Directors subject to some final due diligence items and regulatory approvals in the states in which ASI does business. Under the agreement, FC will acquire all of the outstanding shares of ASI in exchange for FC common stock. FC will account for the transaction as a pooling of interests and expects closing in the first quarter of 1995.

     The Company filed its Current Report on Form 8-K with the
SEC with respect to these pending acquisitions on February 13, 1995. That Form 8-K is incorporated by reference into this Proxy
Statement-Prospectus.


                         DOWDY MINNESOTA 10, INC.

Introduction
- ------------
     Dowdy Minnesota 10, Inc. (Dowdy) was incorporated in
Florida on August 17, 1990. Dowdy holds a fifty percent interest in a Florida general partnership (Minnesota Southern Cellular Telephone Company) organized in 1990 to hold the Federal Communications Commission authorization for the cellular non-wireline facility in the Minnesota 10 rural service area and to construct and operate that facility. Dowdy's office is located at 3348 Edgewater Drive, Orlando, Florida 32804. Its telephone number is (407) 422-8191.

                  DOWDY'S DISCUSSION AND ANALYSIS OF ITS
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is presented to assist in assessing the changes in financial condition and performance of Dowdy over the three most recent fiscal years and the twelve month period ended December 31, 1994. The following information should be read in conjunction with the financial statements and related notes and other detailed information regarding Dowdy included elsewhere in this Proxy Statement-Prospectus, and should not be construed to imply management's belief that the results, causes or trends presented will necessarily continue in the future.

Fiscal Years 1991-1993 and Period Ending December 31, 1994
- ----------------------------------------------------------
Dowdy is a non operating entity. Dowdy has not had any operating income since its inception. Accumulated partnership losses passed through the partnership to Dowdy have been funded by capital contributions from the shareholder of Dowdy and the long term debt issued by the partnership. Dowdy's entire interest in the MSCTC partnership has been pledged as collateral on the long term debt of the partnership.


                            MANAGEMENT OF DOWDY

Directors of Dowdy
- ------------------
     The following table sets forth, as to each Director of Dowdy, his age, principal occupation or employment during the past five years, the year in which he first became a Director and any other directorships held by him:

Name, Age and Year      Principal Occupation        Other
First Became Director   During the Past Five Years  Directorships
- ---------------------   --------------------------  -------------
Ronald E. Dowdy         Real Estate Development         None
50                      and Cellular Communications
1990


Beneficial Ownership of Dowdy Common Stock
- ------------------------------------------
     The following table sets forth information regarding the beneficial ownership of Dowdy's Common Stock owned by each Director of Dowdy and by all Directors and Officers as a group, and their affiliates, as of the Record Date. Except as otherwise denoted, the named persons possess sole voting and investment power with respect to the shares.

                           Amount and Nature of     Percent
Name of Beneficial Owner   Beneficial Ownership     of Class
- ------------------------   --------------------     --------
Ronald E. Dowdy            100 shares of common      100%
                           stock


Executive Compensation
- ----------------------
     The following table sets forth the aggregate cash compensation paid or accrued by Dowdy during 1993 to any officer of Dowdy whose total compensation for 1993 exceeded $40,000 and all Directors and Executive Officers of Dowdy as a group.

Names of Individual     Capacities In     Cash Compensation,
or Number in Group      Which Served      Directors' Fees & Bonus
- -------------------     -------------     -----------------------
None.

All Directors and Executive Officers  -        $  -0-
as a group (0 persons, including
those persons named above)


     On July 29, 1994 MSCTC entered into an arms-length Cellular Consulting and Other Services Agreement ("Consulting Agreement") with FC's affiliate Frontier Cellular Holding Inc., to provide consulting services and to perform certain acts associated with the planning, design, construction and operation of the Minnesota 10 cellular operating system and its retail operations, all subject to the control, supervision and approval of MSCTC. The Consulting Agreement will remain effective until the Closing or termination of the transaction.


               MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY

Introduction
- ------------
     Minnesota Southern Cellular Telephone Company (MSCTC) is an independent telephone company operating a cellular non-wireline facility in the Minnesota 10 rural service area located in south central Minnesota. MSCTC's principal office is located in Mankato, Minnesota. MSCTC is managed from offices located at 3348 Edgewater Drive, Orlando, Florida 32804. Its telephone number is (407) 872-7815.
     MSCTC was organized as a Florida general partnership on August 15, 1990 by two Florida Subchapter S corporations (MLD Minnesota 10, Inc. and DOWDY Minnesota 10, Inc.). MSCTC officially commenced its operations in February, 1992. At October 31, 1994, MSCTC serviced approximately 2,800 customers.

             MSCTC'S DISCUSSION AND ANALYSIS OF ITS FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

     The following discussion is presented to assist in assessing the changes in financial condition and performance of MSCTC over the three most recent fiscal years and the twelve month period ended December 31, 1994. The following information should be read in conjunction with the financial statements and related notes and other detailed information regarding MSCTC included elsewhere in this Proxy Statement-Prospectus, and should not be construed to imply management's belief that the results, causes or trends presented will necessarily continue in the future.

     MSCTC was in the development stage prior to February, 1992, substantially all of MSCTC's efforts during this period were devoted to establishing a new business. MSCTC did not generate any significant revenues during the development stage. The December 31, 1991 audited financial statements reflect development stage activities from inception (August 15, 1990) through December 31, 1991.

Fiscal Years 1991-1994
- ----------------------
     Net losses were $495,535, $1,040,106, $1,167,646 and
$632,170 for the years ending 1991, 1992, 1993 and 1994,
respectively. This reflects an increase in loss of 110% and 12% in 1992 and 1993, respectively. For December 31, 1994 the net loss was $632,170, which reflects a decrease of 46%. MSCTC began in 1991 with virtually no subscribers. The losses incurred in 1992 and 1993 were a result of the low volume of subscriber activity. The decrease in net loss for 1994 is a result of the continuing development of the market resulting in significant growth of MSCTC's subscriber base.

Operating Revenues
- ------------------
     In the years ended 1991, 1992, 1993 and 1994, operating revenues totaled $30,760, $766,380, $1,382,431 and $2,546,620, respectively. These figures reflect increases of 2,391%, 80% and 84% in 1992, 1993 and 1994, respectively. 1992 was the first full year of operations. The increase in operating revenues in each of the above periods is a result of continued development of the local market resulting in growth of the subscriber base.

Operating Expenses
- ------------------
     Total operating expenses were $526,295, $1,806,486, $2,550,077 and $3,178,790 for the years 1991, 1992, 1993 and
1994, respectively. These figures reflect increases of 243%, 41% and 25% in 1992, 1993 and 1994, respectively. The increases in operating expenses in 1992 and 1993 were a result of increases in virtually all categories of operating expenses from the increase in business activity and growth of MSCTC's subscriber base. The increase in operating expenses in 1994 as compared to 1993 is primarily due to increases in marketing (i.e., commissions) and administrative expenses.

Other Items
- -----------
     Interest expenses in 1991, 1992, 1993 and 1994 were
$63,432,  $354,196, $378,057 and $431,120, respectively.  $73,737 and $30,000 of interest was capitalized and not included in interest expense in 1991 and 1992, respectively. Interest expense increased each year as MSCTC financed its operations and the purchase and installation of its cellular equipment and other fixed assets. The increase in interest expense in 1994 compared to 1993 is attributable to the increase in the interest rates as most of MSCTC's debt has adjustable interest rates.

Liquidity and Capital Resources
- -------------------------------
     Current assets were $658,770,  $196,594,  $1,291,913 and
$547,490 for 1991, 1992, 1993 and 1994, respectively.  Current liabilities were $43,855, $657,089, $994,266 and $1,574,985 for
1991, 1992, 1993 and 1994, respectively.
     The decrease in current assets in 1992 was primarily due to the reclassification of amounts due from affiliates from current assets in 1991 to non-current assets in 1992 -- the 1991 balance of "Due to Affiliates" was $526,917.

     The increase in current assets in 1993 was attributable to a loan of $886,301 to MSCTC from a Partner.

     The decrease in current assets in 1994 is attributable to a decrease in cash as a result of a repayment of a loan to one of the partners. Trade accounts receivable, inventories, accounts payable and accrued expenses increased as the business activity has developed. Current maturities of long term debt significantly increased in 1993 and 1994 due to the relatively short amortization term of the debt.

     Proceeds from the issuance of debt were $4,122,465, $652,704, and $249,689 in 1991, 1992, and 1993, respectively.
The debt financed the purchase of facilities and equipment and the initial operations of MSCTC.

     Partners' capital contributions were $43,250, $0, $587,084 and $388,502 for 1991, 1992, 1993 and 1994,
respectively.  $45,602 was distributed to the partners in 1991.

     MSCTC has been incurring substantial losses while developing its subscriber base since its inception. These losses and the resulting negative cash flow will require external funding to sustain the operations of the Company. The Partners intend to provide such funding in the form of loans and/or capital contributions or possibly restructure the long term debt of the Company if the intended acquisition of its partners' interest is not consummated by FC.

Effects of Inflation
- --------------------
     Inflation in 1991, 1992, 1993 and 1994 did not have a major impact on MSCTC's financial condition or financial results.


                            MANAGEMENT OF MSCTC

Directors of MSCTC
- ------------------
     The following table sets forth, as to each Director of MSCTC, his or her age, principle occupation or employment during the past five years, the year in which he or she first became a Director and any other directorships held by him or her:

Name, Age and Year     Principal Occupation         Other
First Became Director  During the Past Five Years   Directorships
- ---------------------  --------------------------   -------------
Mary L. Demetree       Real estate development and  Security
35          1990       cellular communications      National Bank
                                                    Orlando, FL

Ronald E. Dowdy        Real estate development and   None
50          1990       cellular communications


Beneficial Ownership of MSCTC
- -----------------------------
     The following table sets forth information regarding the beneficial ownership interest of MSCTC:

                                             Amount of
Name of Beneficial Owner                  Beneficial Ownership

Dowdy Minnesota 10, Inc.                           50%
  Co-Managing General Partner

MLD Minnesota 10, Inc.                             50%
  Co-Managing General Partner                    -------
                                                  100%


Executive Compensation
- ----------------------
     The general partners and shareholders of the general partners receive no compensation related to services provided to MSCTC.


                       DESCRIPTION OF CAPITAL STOCK

     Upon the consummation of the Merger, holders of outstanding
Dowdy Common Stock will receive shares of FC Common Stock. The rights of holders of FC Common Stock are governed by FC's

Restated Certificate of Incorporation and by New York law while the right of holders of Dowdy Common Stock are governed by Dowdy's Articles of Incorporation ("Dowdy Articles") and Bylaws ("Dowdy Bylaws") and by Florida law. The following is a summary of the rights of holders of FC Common Stock and Dowdy Common Stock.
     The following discussion does not purport to be complete and is qualified in its entirety by the provisions of the FC Certificate and FC Bylaws, the Dowdy Articles and Dowdy Bylaws and New York and Florida law.

Description of FC Common Stock
- ------------------------------
     FC's authorized capitalization presently consists of (i) 300,000,000 shares of Common Stock, par value $1.00 per share, of which 73,160,833 shares were issued and outstanding at December 31, 1994, (ii) 850,000 shares of Cumulative Preferred Stock ("Cumulative Preferred Stock") par value $100.00 per share, issuable in series, of which, as of December 31, 1994, a total of 200,000 shares, constituting three series, were issued and outstanding, and 4,000,000 shares of Class A Preferred Stock ("Class A Preferred Stock") which, when issued, will rank junior to the Cumulative Preferred Stock as to dividends or distributions, and upon the liquidation, dissolution and winding up of FC. As of January 1, 1995, no shares of Class A Preferred Stock ($100.00 par value) were issued and outstanding.

Dividend Rights
- ---------------
     Dividends may be declared and paid on the Common Stock out of legally available surplus. However, no dividends may be paid on the Common Stock until accrued and unpaid dividends on FC's outstanding series of Cumulative Preferred Stock have been paid or declared and funds set aside for their payment.

Voting Rights
- -------------
     The holders of FC Common Stock have exclusive voting rights of one vote for each share held, subject to the voting rights of the outstanding Cumulative Preferred Stock described below. The holders of the FC Common Stock are not entitled to cumulative voting in the election of directors.

     When four or more quarterly dividends on the Cumulative Preferred Stock are in arrears, and until such arrearages at full dividend rates have been paid or declared and set apart for payment, the holders of the Cumulative Preferred Stock as a class have the right to elect a majority of the Board of Directors. In such event, the holders of the FC Common Stock have the right to elect only the remaining directors.

     In addition, the affirmative vote of various proportions of the Cumulative Preferred Stock is required to (1) increase the authorized amount of the Cumulative Preferred Stock; (2) create shares having preferential rights equal or superior to the Cumulative Preferred Stock; (3) issue any shares of Cumulative Preferred Stock or any shares having preferential rights equal or superior to the Cumulative Preferred Stock without compliance with certain requirements as to earnings; and (4) create, alter or abolish any voting rights or preferential rights or redemption provisions affecting the Cumulative Preferred Stock adversely.

     The Board of Directors of FC determines the respective rights of the holders of one or more series of the Class A Preferred Stock, which might include: (1) restrictions on dividends on Common Stock if dividends on the Class A Preferred Stock are in arrears; (2) dilution of the voting power of the Common Stock; and (3) the holders of Common Stock not being entitled to share in FC's assets upon liquidation until satisfaction of any liquidation preference granted to the Class A Preferred Stock.

Liquidation Rights
- ------------------
     On any liquidation of FC, the holders of the Cumulative Preferred Stock are entitled to their full value per share plus accumulated dividends. After satisfaction of outstanding liabilities and of the preferential liquidation rights of the Cumulative Preferred Stock, the holders of FC Common Stock are entitled to share ratably in the distribution of all remaining assets.

Preemptive Rights
- -----------------
     Holders of FC Common Stock have no preemptive rights to purchase any stock issued by FC, any securities convertible into such stock, or any rights or options to acquire such stock.

Liability to Further Calls or Assessment
- ----------------------------------------
     The outstanding shares of FC Common Stock are, and the shares issuable to Dowdy shareholders in connection with the Merger will be, fully paid and nonassessable.

Transfer Agents and Registrars
- ------------------------------
     The transfer agent and registrar for the FC Common Stock is The First National Bank of Boston, 150 Royall Street, Canton,
Massachusetts 02021.

Description of Dowdy Common Stock
- ---------------------------------
     Dowdy's authorized Common Stock consists of 1,000,000 shares, par value $.01 per share, of which 100 shares were issued and outstanding on December 31, 1994 and on the Record Date. All shares of Dowdy Common Stock are entitled to participate equally in dividends which may be declared by the Board of Directors out of legally available funds. Holders of Dowdy Common Stock are entitled to one vote for each share held. Dowdy has a Board of one director. Directors are elected for one (1) year. Holders of Dowdy Common Stock do not have preemptive rights to purchase any stock issued by Dowdy, any securities convertible into such stock, or any rights or options to acquire such stock.

Comparison of Rights of Securities Holders
- ------------------------------------------
     Other than as set forth above, there are no material differences between the rights of holders of Dowdy Common Stock and FC Common Stock.

                 CERTAIN INFORMATION REGARDING SUBSIDIARY

     Subsidiary is a newly-formed Florida corporation and a wholly-owned subsidiary of Subsidiary's Parent, a wholly-owned subsidiary of FC organized for the sole purpose of effecting the Merger. It is anticipated that Subsidiary will not have any significant assets or liabilities (other than its rights and obligations under the Merger Agreement) or engage in any activities other than those incidental to its formation and the Merger. Because Subsidiary is newly incorporated and has minimal assets, no meaningful financial information is available.

     As of the date hereof, the authorized capital stock of Subsidiary consists of 200 shares of Common Stock, par value $0.01 per share, 100 of which shares are outstanding and held by Subsidiary's Parent. On the Effective Date, each outstanding share of Subsidiary stock shall be converted into one share of Common Stock of Dowdy.

     The principal executive offices of Subsidiary are located at 180 South Clinton Avenue, Rochester, New York 14646-0700.

     The Boards of Directors of Subsidiary and Subsidiary's
Parent unanimously approved and adopted the Merger Agreement, and FC, as the sole shareholder of Subsidiary's Parent, has approved the transaction described in the Plan of Merger.


                               LEGAL MATTERS

     The validity of the FC Common Stock to be issued to Dowdy stockholders and certain other legal matters in connection with the Merger will be passed upon for FC by John T. Pattison, its General Attorney. As of December 31, 1994, John T. Pattison was the beneficial owner of 2,166 shares of FC Common Stock.
     Hopkins & Sutter, Chicago, Illinois, Special Tax Counsel to Dowdy, has rendered its opinion with respect to certain federal income tax consequences of the Merger to Dowdy, and the shareholders of Dowdy.

                                  EXPERTS

     The financial statements of FC incorporated in this Proxy Statement-Prospectus by reference to the Annual Report on Form 10-K of FC and its subsidiaries for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The Financial Statements of MSCTC as of December 31, 1993 and Dowdy as of December 31, 1993, 1992 and 1991 in this Proxy Statement-Prospectus, and for the fiscal years then ended, have been examined by Thomas P. Osborne, Certified Public Accountant. The Financial Statements of MSCTC as of December 31, 1992 and 1991 in this Proxy Statement-Prospectus, and for the year ended December 31, 1992 and for the period from inception (August 17, 1990) to December 31, 1991, have been examined by Arthur Andersen LLP, Certified Public Accountants. The Financial Statements of the above-referenced accountants are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports. A representative of Thomas P. Osborne will be available by telephone at the time of the Special Meeting to respond to appropriate shareholder questions and to make statements if they wish to do so.


                               MISCELLANEOUS

     No other business may come before the Special Meeting of the holders of the Dowdy Common Stock which is not referred to in the accompanying Notice of Meeting.

                                     F

                       INDEX TO FINANCIAL STATEMENTS


Financial Statements of Dowdy - December 31, 1994
  and 1993 (unaudited) ......................................F-1
    Balance Sheet .........................................  F-2
    Statement of Operations  ............................... F-3
    Statement of Changes in Stockholder's Deficit ...........F-4
    Statement of Cash Flows .................................F-5
    Notes to Financial Statements (unaudited) ...............F-6

Audited Financial Statements of Dowdy - December 31,
  1993, 1992 and 1991 .......................................F-8
    Independent Auditor's Report ............................F-9
    Balance Sheet ...........................................F-10
    Statement of Operations .................................F-11
    Statement of Changes in Stockholder's Deficit ...........F-12
    Statement of Cash Flows .................................F-13
    Notes to Financial Statements ...........................F-14

Financial Statements of MSCTC - December 31, 1994
  and 1993 (unaudited) ......................................F-16
    Balance Sheet ...........................................F-17
    Statement of Operations .................................F-18
    Statement of Changes in Partners' Capital (Deficit) .....F-19
    Statement of Cash Flows .................................F-20
    Notes to Financial Statements (unaudited) ...............F-21

Audited Financial Statements of MSCTC - December 31, 1993 ...F-25
    Independent Auditor's Report ............................F-26
    Balance Sheet ...........................................F-27
    Statement of Operations .................................F-28
    Statement of Changes in Partners' Capital (Deficit) .....F-29
    Statement of Cash Flows .................................F-30
    Notes to Financial Statements ...........................F-31

- ---------------------------------------------

Audited Financial Statements of MSCTC - December 31, 1992 ...F-37
    Independent Auditors' Report ............................F-38
    Balance Sheet ...........................................F-39
    Statement of Operations .................................F-40
    Statement of Changes in Partners' Capital (Deficit) .....F-41
    Statement of Cash Flows .................................F-42
    Notes to Financial Statements ...........................F-43

Audited Financial Statements of MSCTC - December 31, 1991 ...F-48
    Independent Auditors' Report ............................F-49
    Balance Sheet ...........................................F-50
    Statement of Operations .................................F-51
    Statement of Changes in Partners' Capital (Deficit) .....F-52
    Statement of Cash Flows .................................F-53
    Notes to Financial Statements ...........................F-54

                      FINANCIAL STATEMENTS

                    DOWDY MINNESOTA 10, INC.


                  for the twelve month period
              ended December 31, 1994 (unaudited)

BALANCE SHEET (UNAUDITED)                                F-2
DOWDY MINNESOTA 10, INC.
December 31,



                                     1994          1993
                                 -------------  -----------

LIABILITY AND STOCKHOLDER'S DEFICIT

LIABILITY

  Losses in excess of investment
    in Partnership                $ 1,179,932   $ 1,084,948

STOCKHOLDER'S DEFICIT
  Common stock - $.01 par value,
    1,000,000 shares authorized,
    100 shares issued and
    outstanding                             1             1
  Paid-in capital                     487,795       266,694
  Accumulated deficit              (1,667,728)   (1,351,643)
                                  ------------  ------------
                                   (1,179,932)   (1,084,948)
                                  ------------  ------------

                                  $     -    )  $     -    )
                                  ============  ============


         See notes to financial statements.

STATEMENT OF OPERATIONS (UNAUDITED)                   F-3
DOWDY MINNESOTA 10, INC.
Year Ended December 31,





                                   1994           1993
                               ------------   ------------

Loss on investment in
   Partnership                 $  (316,085)   $  (583,823)
                               ------------   ------------
     NET LOSS                  $  (316,085)   $  (583,823)
                               ============   ============


          See notes to financial statements.

                                                          F-4

STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT (UNAUDITED)
DOWDY MINNESOTA 10, INC.
Year Ended December 31, 1994


                            Common       Paid-in   Accumulated
                             Stock       Capital    Deficit        Total
                         -----------  ----------- -----------  ---------

Balance at January 1,
  1994                  $         1  $   266,694 $(1,351,643) $(1,084,948)

Net loss                     -           -         (316,085)   (316,085)

Capital contributions        -         221,101        -         221,101
                        -----------  ----------- ------------ -----------
Balance at December 31,
  1994                 $         1 $   487,795  $(1,667,728)$(1,179,932)
                        ===========  =========== ============ ===========


          See notes to financial statements.

STATEMENT OF CASH FLOWS (UNAUDITED)                             F-5
DOWDY MINNESOTA 10, INC.
Year Ended December 31,


                                                    1994           1993
                                             ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $  (316,085)   $  (583,823)
  Adjustment to reconcile net loss to net
    cash provided by operating activities:
     Loss on investment in Partnership          316,085        583,823
                                             ------------   ------------
         NET CASH PROVIDED BY OPERATING
            ACTIVITIES                             -              -
                                             ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS          -              -

CASH AND CASH EQUIVALENTS AT JANUARY 1,            -              -
                                             ------------   ------------
CASH AND CASH EQUIVALENTS AT DECEMBER 31,    $     -        $     -
                                             ============   ============


          See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)                  F-6
DOWDY MINNESOTA 10, INC.


NOTE A - ORGANIZATION AND OPERATIONS

General
- -------
Dowdy Minnesota 10, Inc. (Company), was incorporated in Florida on August 17, 1990.

The Company's sole purpose is to own a fifty percent interest in a Florida general partnership (Partnership) organized in 1990 to hold the Federal Communications Commission (FCC) authorization for the cellular non-wireline facility in the Minnesota 10 rural service area (RSA) and to construct and operate that facility. Partnership profits, losses and capital contributions are generally shared ratably or as otherwise determined by the Partnership agreement.

Operations
- ----------
The Company does not incur any significant operating costs.
Nominal operating expenses attributable to the Company (i.e. tax preparation fees, state filing fees, and etc.) are included with the operations of the Partnership.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investment in Partnership
- -------------------------
The Company's interest in the Partnership is carried at cost adjusted for the Company's share of undistributed earnings or losses, capital contributions and distributions.

Income Taxes
- ------------
The Company, with consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the stockholder is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Statement of Cash Flows
- -----------------------
The Company did not have any cash balances during the period.
None of the transactions of the Company involved cash.

Other
- -----
In the opinion of management, the unaudited financial statements for the twelve month period ending December 31, 1994 reflect all adjustments necessary for a fair presentation. There have been no adjustments made in the unaudited financial statements which are not of a normal recurring nature.


NOTE C - CONTINGENCIES

The Company's entire interest in the Partnership has been pledged as collateral on the long-term debt of the Partnership.

The stockholder of the Company is involved in negotiations to sell the stock of the Company which will result in a merger with the acquiring entity. Anticipated proceeds from the proposed merger significantly exceed the Company's basis in its partnership investment.

Should the sale not materialize, the Company and its stockholder will continue to fund the operations of the Partnership.
Management of the Partnership has projected positive operating cash flows for years subsequent to 1994.

                    AUDITED FINANCIAL STATEMENTS


                      DOWDY MINNESOTA 10, INC.


                   December 31, 1993, 1992 and 1991

                                                            F-9
                             THOMAS P. OSBORNE
                        CERTIFIED PUBLIC ACCOUNTANT
601 NORTH FERNCREEK AVENUE /  P.O. Box 531039
Orlando, Florida 32853-1039 / (407) 894-1970

                       INDEPENDENT AUDITOR'S REPORT

Board of Directors
Dowdy Minnesota 10, Inc.
Orlando, Florida

I have audited the accompanying balance sheets of Dowdy Minnesota 10, Inc. as of December 31, 1993, 1992, and 1991 and the related statements of operations and cash flows for the years ended December 31, 1993 and 1992 and the period from inception (August 17, 1990) through December 31, 1991. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dowdy Minnesota 10, Inc. as of December 31, 1993, 1992 and 1991 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

/s/ Thomas P. Osborne
- ---------------------
Orlando, Florida
June 27, 1994

BALANCE SHEET                                                  F-10
DOWDY MINNESOTA 10, INC.
December 31,


                                      1993        1992        1991
                                  ------------ ----------- -----------
LIABILITY AND STOCKHOLDER'S DEFICIT

LIABILITY
  Losses in excess of investment
    in Partnership                 $ 1,084,948 $   767,818 $   247,765

STOCKHOLDER'S DEFICIT
  Common stock - $.01 par value,
     1,000,000 shares authorized,
     100 shares issued and
     outstanding                             1           1           1
  Paid-in capital                      266,694           1           1
  Accumulated deficit               (1,351,643)   (767,820)   (247,767)
                                   ----------- ------------ -----------
                                    (1,084,948)   (767,818)   (247,765)
                                   ----------- ------------ -----------
                                   $     -     $     -      $     -
                                   =========== ============ ===========

 See accompanying notes.

STATEMENT OF OPERATIONS                                       F-11
DOWDY MINNESOTA 10, INC.

Years ended December 31, 1993 and 1992 and
  For the Period From Inception (August 17, 1990)
  Through December 31, 1991


                              1993         1992         1991
                          ------------ ------------ ------------
Loss on investment in
   Partnership            $  (583,823) $  (520,053) $  (247,767)
                          ------------ ------------ ------------
    NET LOSS             $  (583,823) $  (520,053) $  (247,767)
                          ============ ============ ============


    See accompanying notes.

STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT                 F-12
DOWDY MINNESOTA 10, INC.

Years ended December 31, 1993 and 1992 and
  For the Period From Inception (August 17, 1990)
  Through December 31, 1991


                         Common     Paid-in    Accumulated
                         Stock      Capital      Deficit      Total
                      ------------ ---------- ----------- -----------

BALANCE AT INCEPTION  $        -   $      -   $        -   $       -
Stock issued                   1     22,802            -      22,803
Net loss                       -          -     (247,767)   (247,767)
Distribution to
  stockholder                  -    (22,801)           -     (22,801)
                      ----------- ---------- ------------  ----------
BALANCE AT DECEMBER 31,
  1991                         1          1     (247,767)   (247,765)
Net loss                       -          -     (520,053)   (520,053)
                      ----------- ----------- -----------  ----------
BALANCE AT DECEMBER 31,
  1992                         1          1     (767,820)   (767,818)
Capital contributions          -    266,693            -     266,693
Net loss                       -          -     (583,823)   (583,823)
                      ----------- ---------- ------------ -----------
BALANCE AT DECEMBER 31,
  1993                $        1 $  266,694  $(1,351,643)$(1,084,948)
                      ========== =========== =========== ============

See accompanying notes.

STATEMENT OF CASH FLOWS                                        F-13
DOWDY MINNESOTA 10, INC.

Years ended December 31, 1993 and 1992 and
  For the Period From Inception (August 17, 1990)
  Through December 31, 1991


                                         1993        1992        1991
                                   ------------ ------------ ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                          $  (583,823) $  (520,053) $ 247,767)
  Adjustment to reconcile net
    loss to net cash provided
    by operating activities:
     Loss on investment in
        Partnership                     583,823      520,053    247,767
                                    ------------ ----------- -----------
    NET CASH PROVIDED BY
      OPERATING ACTIVITIES                -            -           -
                                    ------------ ----------- -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS                             -            -           -

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                     -            -           -
                                   ------------- ----------- -----------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                    $     -       $     -     $     -
                                   ============= =========== ===========

    See accompanying notes.

NOTES TO FINANCIAL STATEMENTS                                F-14
DOWDY MINNESOTA 10, INC.



NOTE A - ORGANIZATION AND OPERATIONS

General
- -------
Dowdy Minnesota 10, Inc. (Company), was incorporated in Florida on August 17, 1990.

The Company's sole purpose is to own a fifty percent interest in a Florida general partnership (Partnership) organized in 1990 to hold the Federal Communications Commission (FCC) authorization for the cellular non-wireline facility in the Minnesota 10 rural service area (RSA) and to construct and operate that facility. Partnership profits, losses and capital contributions are generally shared ratably or as otherwise determined by the Partnership agreement.

Operations
- ----------
The Company does not incur any significant operating costs.
Nominal operating expenses attributable to the Company (i.e. tax preparation fees, state filing fees, and etc.) are included with the operations of the Partnership.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investment in Partnership
- -------------------------
The Company's interest in the Partnership is carried at cost adjusted for the Company's share of undistributed earnings or losses, capital contributions and distributions.

Income Taxes
- ------------
The Company, with consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the stockholder is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Statement of Cash Flows
- -----------------------
The Company did not have any cash balances during the periods presented in these financial statements. None of the transactions of the Company involved cash. Capital contributions reflected in the Company's financial statements were paid directly to the Partnership by the shareholder of the Company.


NOTE C - CONTINGENCIES

The Company's entire interest in the Partnership has been pledged as collateral on the long-term debt of the Partnership.

The stockholder of the Company is involved in negotiations to sell the stock of the Company which will result in a merger with the acquiring entity. Anticipated proceeds from the proposed merger significantly exceed the Company's basis in its partnership investment.

Should the sale not materialize, the Company and its stockholder will continue to fund the operations of the Partnership.
Management of the Partnership has projected positive operating cash flows for years subsequent to 1994.

                        FINANCIAL STATEMENTS


             MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY


             For the twelve months ended December 31, 1994
                             (unaudited)

BALANCE SHEET (UNAUDITED)                                      F-17
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
December 31,

ASSETS
                                                 1994          1993
                                            ------------ ------------
CURRENT ASSETS
  Cash and cash equivalents                 $    51,522  $   966,380
  Trade accounts receivable - net of
    allowance for uncollectible
    accounts of $3,015 and $10,000              354,272      257,026
  Inventory                                     134,104       65,318
  Other current assets                            8,042        3,189
                                            ------------ ------------
     Total current assets                       547,940    1,291,913

PROPERTY AND EQUIPMENT
  Cellular equipment                          3,513,120    3,317,547
  Vehicle, furniture and equipment              126,407      110,379
  Leasehold improvements                        103,751      103,751
                                            ------------ ------------
                                              3,743,278    3,531,677
  Less accumulated depreciation               1,310,008      840,348
                                            ------------ ------------
                                              2,433,270    2,691,329
OTHER ASSETS
  Due from affiliates                                 -      204,397
  Intangible assets - net of accumulated
    amortization of $28,132 and $18,484          30,948       40,596
  Note receivable                                 8,866       18,071
  Other assets                                    5,460        5,460
                                            ------------ ------------
                                                 45,274      268,524
                                            ------------ ------------
                                            $ 3,026,484  $ 4,251,766
                                            ============ ============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses     $   792,411  $   460,763
  Current portion of long-term debt             676,032      471,667
  Unearned revenue and customer deposits        106,542       61,836
                                            ------------ ------------
     Total current liabilities                1,574,985      994,266
LONG-TERM DEBT                                3,813,722    4,489,754

NOTE PAYABLE - PARTNER                                -      886,301

PARTNERS' CAPITAL (DEFICIT)                  (2,362,223)  (2,118,555)
                                            ------------ ------------
                                            $ 3,026,484  $ 4,251,766
                                            ============ ============

     See notes to financial statements.

STATEMENT OF OPERATIONS (UNAUDITED)                           F-18
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31,


                                                  1994         1993
                                              ----------- ------------
REVENUES
  Service                                     $2,235,136  $ 1,135,916
  Equipment sales and installation               283,560      237,464
  Other                                           27,924        9,051
                                              ----------- ------------
                                               2,546,620    1,382,431

EXPENSES
  Cost of service                              1,195,343      874,083
  Cost of equipment sales and installation       396,055      300,018
  Selling, general and administrative          1,156,272      997,919
  Interest                                       431,120      378,057
                                              ----------- ------------
                                               3,178,790    2,550,077
                                              ----------- ------------
       NET LOSS                                $(632,170) $(1,167,646)
                                              =========== ============


     See notes to financial statements.

                                                                 F-19

STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)(UNAUDITED)
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31, 1994


                                   MLD          Dowdy
                                Minnesota     Minnesota
                                10, Inc.       10, Inc.         Total
                               ------------   ------------  ------------

Balance at December 31, 1993   $(1,033,607)   $(1,084,948)  $(2,118,555)

Net loss                          (316,085)      (316,085)     (632,170)

Capital contributions              167,401        221,101       388,502
                               ------------   ------------  ------------
Balance at December 31, 1994   $(1,182,291)   $(1,179,932)  $(2,362,223)
                               ============   ============  ============




     See notes to financial statements.

STATEMENT OF CASH FLOWS (UNAUDITED)                           F-20
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31,

CASH FLOWS FROM OPERATING ACTIVITIES:            1994          1993
                                             ------------ ------------
  Net loss                                    $ (632,170) $(1,167,646)
  Adjustments to reconcile net loss to net
    cash (used) by operating activities:
      Bad debts                                        -       20,622
      Depreciation                               469,660      445,070
      Amortization                                 9,648        9,648
     (Increase) in trade accounts receivable     (97,246)    (166,729)
     (Increase) in inventory                     (68,786)     (33,227)
     (Increase) in other current assets           (4,853)      (3,189)
     (Increase) in other assets                        -         (660)
      Decrease in due from affiliates            204,397      178,047
      Increase in accounts payable and
        accrued expenses                         331,648       52,443
      Increase in unearned revenue and
        customer deposits                         44,706       48,142
                                            ------------- ------------
     NET CASH PROVIDED (USED) BY OPERATING
        ACTIVITIES                               257,004     (617,479)
                                            ------------- ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Issuance of note receivable                          -      (18,071)
  Payment of Note Receivable                       9,205
  Acquisition of equipment                      (211,601)    (111,291)
                                             ------------ ------------
     NET CASH (USED) BY INVESTING ACTIVITIES    (202,396)    (129,362)
                                             ------------ ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt             -      249,689
  Principal payments on long-term debt and
    note payable                              (1,357,968)     (63,437)
  Proceeds from note payable - Partner                 -      886,301
  Capital contributions                          388,502      587,084
                                             ------------ ------------
     NET CASH PROVIDED (USED) BY FINANCING
       ACTIVITIES                               (969,466)   1,659,637
                                             ------------ ------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                  (914,858)     912,796

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR   966,380       53,584
                                              ----------- ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR      $   51,522  $   966,380
                                             ============ ============
     See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)                    F-21
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY


NOTE A - ORGANIZATION AND OPERATIONS

General
- -------
Minnesota Southern Cellular Telephone Company (Partnership), a Florida general partnership, was organized in August, 1990 by MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc., two Florida Subchapter S corporations, to hold the Federal Communications Commission (FCC) authorization for the cellular non-wireline facility in the Minnesota 10 rural service area (RSA) and to construct and operate that facility. The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the FCC to determine the recipient of the non-wireline cellular license in the Minnesota 10 RSA.

Partners' Interest
- ------------------
Net profits and net losses are generally allocated to MLD
Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. (the Partners) ratably in accordance with the partnership agreement. Each
Partner owned 50 percent at December 31, 1994.

Additional contributions made to fund the Partnership's capital expenditures and operating losses are to be made based on the Partners' pro rata share of such expenditures as determined by the interest held in the Partnership. Should a Partner not make all or a portion of a required contribution, that Partner's interest is subject to dilution as determined by the Partnership agreement.

Operations
- ----------
The Partnership has been building its subscriber base since its inception, consequently it has incurred substantial losses.
These losses resulted in negative cash flows from operations and a cumulative deficit in Partners' capital (see Note C).

These losses and the resulting negative cash flow will require external funding to sustain the operations of the Partnership. The Partners intend to provide such funding in the form of loans and/or capital contributions as necessary to ensure the continued operations of the Partnership.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- -------------------
Cellular air time is recorded as revenue when earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

Trade Accounts Receivable
- -------------------------
The Partnership grants credit to customers, most of whom are located in south central Minnesota. The risk of loss on the unsecured accounts receivable is the balance owed at the time of default.

The allowance for uncollectible accounts has been established by management based upon their estimate of potential uncollectible balances.

Inventory
- ---------
Inventory consists of cellular telephones and related accessories. Inventory is stated at the lower of cost or market.
Cost is determined by using the first-in, first-out (FIFO) method.

Property and Equipment
- ----------------------
Property and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method based on estimated useful lives which are 31 years on leasehold improvements, 5 - 10 years on furniture and equipment.

Intangible Assets
- -----------------
The Partnership incurred pre-opening costs of $46,073 and cellular licensing costs of $13,007 which have been capitalized and are being amortized over five and thirty years, respectively.

Income Taxes
- ------------
The results of Partnership operations are included on the income tax returns of each Partner. Accordingly, no provision for income taxes is included in these financial statements.

Statement of Cash Flows
- -----------------------
For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

Other
- -----
In the opinion of management, the unaudited financial statements for the twelve month period ending December 31, 1994 reflect all adjustments necessary for a fair presentation. There have been no adjustments made in the unaudited financial statements which are not of a normal recurring nature.

NOTE C - CONTINGENCIES

The shareholders of the Partners of the Partnership are negotiating to sell the stock of MLD Minnesota 10, Inc. and Dowdy
Minnesota 10, Inc. which will result in a merger with the acquiring entity. As part of the proposed agreement, the acquiring entity has agreed to retire substantially all of the Partnership's long-term debt and will fund continuing operations.

If the merger does not take place, the Partnership will continue to rely on funding from the Partners, possibly restructure its long-term debt and continue to build its subscriber base.
Management has projected positive operating cash flows for years subsequent to 1994.

                     AUDITED FINANCIAL STATEMENTS


            MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY


                         December 31, 1993

                                                        F-26
                             THOMAS P. OSBORNE
                        CERTIFIED PUBLIC ACCOUNTANT
              601 NORTH FERNCREEK AVENUE /  P.O. Box 531039
               Orlando, Florida 32853-1039 / (407) 894-1970

                   INDEPENDENT AUDITOR'S REPORT

To the Partners
Minnesota Southern Cellular Telephone Company
Orlando, Florida

I have audited the accompanying balance sheet of Minnesota Southern Cellular Telephone Company (a Florida general partnership) as of December 31, 1993, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Southern Cellular Telephone Company as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Thomas P. Osborne
- -----------------------
Orlando, Florida
June 27, 1994

BALANCE SHEET                                           F-27
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
December 31,

ASSETS
                                                    1993
                                               ------------
CURRENT ASSETS
  Cash and cash equivalents                    $   966,380
  Trade accounts receivable - net of
    allowance for uncollectible
    accounts of $10,000                            257,026
  Inventory                                         65,318
  Other current assets                               3,189
                                               ------------
     Total current assets                        1,291,913

PROPERTY AND EQUIPMENT
  Cellular equipment                             3,317,547
  Vehicle, furniture and equipment                 110,379
  Leasehold improvements                           103,751
                                               ------------
                                                 3,531,677
  Less accumulated depreciation                    840,348
                                               ------------
                                                 2,691,329
OTHER ASSETS
  Due from affiliates                              204,397
  Intangible assets - net of accumulated
    amortization of $18,484                         40,596
  Note receivable                                   18,071
  Other assets                                       5,460
                                               ------------
                                                   268,524
                                               ------------
                                               $ 4,251,766
                                               ============
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses        $   460,763
  Current portion of long-term debt                471,667
  Unearned revenue and customer deposits            61,836
                                               ------------
     Total current liabilities                     994,266

LONG-TERM DEBT                                   4,489,754

NOTE PAYABLE - PARTNER                             886,301

PARTNERS' CAPITAL (DEFICIT)                     (2,118,555)
                                               ------------
                                               $ 4,251,766
                                               ============

     See notes to financial statements.

STATEMENT OF OPERATIONS                                 F-28
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31,



                                                    1993
                                               ------------
REVENUES
  Service                                      $ 1,135,916
  Equipment sales and installation                 237,464
  Other                                              9,051
                                               ------------
                                                 1,382,431
EXPENSES
  Cost of service                                  874,083
  Cost of equipment sales and installation         300,018
  Selling, general and administrative              997,919
  Interest                                         378,057
                                                -----------
                                                 2,550,077
                                                -----------
       NET LOSS                                $(1,167,646)
                                               ============

     See notes to financial statements.

                                                            F-29

STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31, 1993



                                   MLD          Dowdy
                                Minnesota     Minnesota
                                10, Inc.       10, Inc.         Total
                               ------------  -------------  ------------

Balance at December 31, 1992   $  (770,175)   $  (767,818)  $(1,537,993)

Net loss                          (583,823)      (583,823)   (1,167,646)

Capital contributions              320,391        266,693       587,084
                               ------------   ------------  ------------
Balance at December 31, 1993   $(1,033,607)   $(1,084,948)  $(2,118,555)
                               ============   ============  ============


     See notes to financial statements.


STATEMENT OF CASH FLOWS                                  F-30
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31,

                                                     1993
CASH FLOWS FROM OPERATING ACTIVITIES:            ------------
  Net loss                                       $(1,167,646)
  Adjustments to reconcile net loss to net
    cash (used) by operating activities:
      Bad debts                                       20,622
      Depreciation                                   445,070
      Amortization                                     9,648
     (Increase) in trade accounts receivable        (166,729)
     (Increase) in inventory                         (33,227)
     (Increase) in other current assets               (3,189)
     (Increase) in other assets                         (660)
      Decrease in due from affiliates                178,047
      Increase in accounts payable and
        accrued expenses                              52,443
      Increase in unearned revenue and
        customer deposits                             48,142
                                                 ------------
     NET CASH PROVIDED (USED) BY OPERATING
        ACTIVITIES                                  (617,479)
                                                 ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Issuance of note receivable                        (18,071)
  Payment of Note Receivable
  Acquisition of equipment                          (111,291)
                                                 ------------
     NET CASH (USED) BY INVESTING ACTIVITIES        (129,362)
                                                 ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt           249,689
  Principal payments on long-term debt and
    note payable                                     (63,437)
  Proceeds from note payable - Partner               886,301
  Capital contributions                              587,084
                                                 ------------

     NET CASH PROVIDED (USED) BY FINANCING
       ACTIVITIES                                  1,659,637
                                                 ------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                       912,796

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR        53,584
                                                 ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR         $   966,380
                                                 ============

     See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS                           F-31
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY


NOTE A - ORGANIZATION AND OPERATIONS

General
- -------
Minnesota Southern Cellular Telephone Company (Partnership), a Florida general partnership, was organized in August, 1990 by MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc., two Florida Subchapter S corporations, to hold the Federal Communications Commission (FCC) authorization for the cellular non-wireline facility in the Minnesota 10 rural service area (RSA) and to construct and operate that facility. The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the FCC to determine the recipient of the non-wireline cellular license in the Minnesota 10 RSA.

Partners' Interest
- ------------------
Net profits and net losses are generally allocated to MLD
Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. (the Partners) ratably in accordance with the partnership agreement. Each
Partner owned 50 percent at December 31, 1993.

Additional contributions made to fund the Partnership's capital expenditures and operating losses are to be made based on the Partners' pro rata share of such expenditures as determined by the interest held in the Partnership. Should a Partner not make all or a portion of a required contribution, that Partner's interest is subject to dilution as determined by the Partnership agreement.

Operations
- ----------
The Partnership has been building its subscriber base since its inception, consequently it has incurred substantial losses.

These loss resulted in negative cash flows from operations and a cumulative deficit in Partners' capital (see Note H). These losses and the resulting negative cash flow will require external funding to sustain the operations of the Partnership. The Partners intend to provide such funding in the form of loans and/or capital contributions as necessary to ensure the continued operations of the Partnership.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- -------------------
Cellular air time is recorded as revenue when earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

Trade Accounts Receivable
- -------------------------
The Partnership grants credit to customers, most of whom are located in south central Minnesota. The risk of loss on the unsecured accounts receivable is the balance owed at the time of default.

The allowance for uncollectible accounts has been established by management based upon their estimate of potential uncollectible balances.

Inventory
- ---------
Inventory consists of cellular telephones and related accessories. Inventory is stated at the lower of cost or market.
Cost is determined by using the first-in, first-out (FIFO) method.

Property and Equipment
- ----------------------
Property and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method based on estimated useful lives which are 31 years on leasehold improvements, 5 - 10 years on furniture and equipment.

Intangible Assets
- -----------------
The Partnership incurred pre-opening costs of $46,073 and cellular licensing costs of $13,007 which have been capitalized and are being amortized over five and thirty years, respectively.

Income Taxes
- ------------
The results of Partnership operations are included on the income tax returns of each Partner. Accordingly, no provision for income taxes is included in these financial statements.

Statement of Cash Flows
- -----------------------
For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

Cash paid for interest during the year was $350,663.

During the year ended December 31, 1993, the Partnership negotiated a credit of $171,030 for equipment capitalized in the prior year. Accordingly, this non-cash item is not reflected in the statement of cash flows.

Other
- -----
Significant accounting policies not referred to above are reflected in the notes to the financial statements that follow.


NOTE C - OPERATING LEASES

The Partnership conducts its activities from leased office facilities. The Partnership is also obligated under leases for equipment and cell sites. Leases in effect have remaining terms of eight years or less, with options to renew for up to thirty years, and require monthly payments which are adjusted annually by fixed percentages or changes in the consumer price index. Rent expense for the year ended December 31, 1993 was $74,918.

Minimum rental commitments under noncancellable operating leases are as follows:

               Year Ending                 Amounts
               December 31,                 Due
               -------------            -----------
                   1994                 $   79,353
                   1995                     78,568
                   1996                     47,224
                   1997                     26,808
                   1998                     24,420
                   Thereafter               46,069
                                        -----------
                                        $  302,442
                                        ===========

NOTE D - NOTE RECEIVABLE

The note receivable is unsecured, bears interest payable quarterly at 2 percent above the prime rate (6% at December 31, 1993) and is due January 1, 1997.


NOTE E - RELATED PARTY TRANSACTIONS

During the year ended December 31, 1993, $17,731 for office rent was paid to an entity affiliated through common ownership.

The note payable to a Partner is non-interest bearing and is due on demand. Subsequent to December 31, 1993 the balance was repaid.

Due from affiliates represents unsecured advances to the shareholders of the Partners.

NOTE F - LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1993:

     Notes payable to NovAtel Finance, Inc.
     collateralized by all of the
     Partnership's assets, interest is due
     monthly at prime (6% at December 31, 1993)
     plus 2%, principal payments are due
     quarterly through October, 2000.             $ 4,835,011

     Unsecured note payable to NovAtel
     Communications, Inc. with interest at 10%
     due upon the sale of the Partners' interest
     in the Partnership (Note H).                     113,348

     Note payable, collateralized by a vehicle
     with a carrying value of $12,695,
     interest at 11%, with installments
     of $431 payable monthly through December,
     1996.                                             13,062
                                                  ------------
                                                    4,961,421
     Less - current maturities                        471,667
                                                  ------------
                                                  $ 4,489,754
                                                  ============

Future maturities of long-term debt are as follows:

               Year ended December 31,
               -----------------------
                    1994                          $   471,667
                    1995                              676,032
                    1996                            1,002,891
                    1997                            1,324,364
                    1998                            1,290,764
                    Thereafter                        195,703
                                                  ------------
                                                  $ 4,961,421
                                                  ============

NOTE G - CONCENTRATION OF CREDIT RISK

The Partnership has cash deposits in excess of federally insured limits. Such deposits total $914,017 at December 31, 1993.


NOTE H - CONTINGENCIES

The shareholders of the Partners of the Partnership are negotiating to sell the stock (merger) of MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. which will result in merger with the acquiring entity. As part of the proposed agreement, the acquiring entity has agreed to retire substantially all of the Partnership's long-term debt and will fund continuing operations.

If the merger does not take place, the Partnership will continue to rely on funding from the Partners, possibly restructure its long-term debt and continue to build its subscriber base.
Management has projected positive operating cash flows for years subsequent to 1994.

                       ARTHUR ANDERSEN LLP



            MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY

                       FINANCIAL STATEMENTS

                     As of December 31, 1992


              Together with Report of Independent
                   Certified Public Accounts

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners of Minnesota
Southern Cellular Telephone Company:

We have audited the accompanying balance sheet of Minnesota Southern Cellular Telephone Company (a Florida general partnership) as of December 31, 1992, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Southern Cellular Telephone Company as of December 31, 1992, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
- -----------------------
Arthur Andersen LLP

Orlando, Florida,
   March 16, 1993

BALANCE SHEET                                                F-39
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
December 31, 1992


ASSETS  (Note 5)

CURRENT ASSETS
  Cash                                         $   53,584
  Trade accounts receivable                       110,919
  Cellular telephone inventory (Note 2)            32,091
                                               -----------
     Total current assets                         196,594
                                               -----------
PROPERTY AND EQUIPMENT, net (Notes 2 and 3)     3,196,138

DUE FROM AFFILIATES (Note 4)                      382,445

INTANGIBLE ASSETS, net of accumulated
  amortization of $8,837 (Note 2)                  50,243

OTHER NONCURRENT ASSETS                             4,800
                                               -----------
                                               $3,830,220
                                               ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses       $   579,350
  Current portion of long-term debt (Note 5)       64,045
  Unearned revenue and customer deposits           13,694
                                              ------------
     Total current liabilities                    657,089
                                              ------------
LONG-TERM DEBT (Note 5)                         4,711,124

COMMITMENTS AND CONTINGENCIES (Note 7)

PARTNERS' CAPITAL (DEFICIT)                    (1,537,993)
                                              ------------
                                              $ 3,830,220
                                              ============
    The accompanying notes are an integral part of this balance sheet.

STATEMENT OF OPERATIONS                                    F-40
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31, 1992


REVENUES
  Service                                      $  637,675
  Equipment sales and installations                78,463
  Other                                            50,242
                                               -----------
                                                  766,380
EXPENSES
  Cost of service                                 194,676
  Cost of equipment sales and installations        67,324
  Selling, general and administrative (Note 7)  1,190,290
  Interest, net of capitalized interest of
    of $30,000                                    354,196
                                               -----------
                                                1,806,486
                                               -----------
    NET LOSS                                   $1,040,106
                                               ===========

     The accompanying notes are an integral part of this statement.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)         F-41
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31, 1992


                           Balance,                  Balance,
                         December 31,              December 31,
                            1991       Net Loss        1992
                         ----------- ------------  ------------
MLD Minnesota 10, Inc.   $(250,122)  $  (520,053)  $  (770,175)

Dowdy Minnesota 10, Inc.  (247,765)     (520,053)     (767,818)
                         ----------- ------------  ------------
                         $(497,887)  $(1,040,106)  $(1,537,993)
                         ==========  ============  ============


     The accompanying notes are an integral part of this statement.

STATEMENT OF CASH FLOWS                                   F-42
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
Year Ended December 31, 1992


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $(1,040,106)
  Adjustments to reconcile net loss to
    net cash provided by operating
    activities -
      Depreciation and amortization                404,114
      Trade accounts receivable                    (87,953)
      Due from affiliates                          144,472
      Cellular telephone inventory                  (5,231)
      Prepaids and other current assets              5,900
      Accounts payable and accrued expenses        543,270
      Unearned revenue and customer deposits        13,159
      Intangible and other noncurrent assets        (4,416)
                                               ------------
                                                 1,013,315
                                               ------------
        NET CASH USED IN OPERATING ACTIVITIES      (26,791)
                                               ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment              (648,457)
                                               ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash received from issuance of debt              652,704
                                               ------------
CHANGE IN CASH                                     (22,544)

CASH, beginning of year                             76,128
                                               ------------
CASH, end of year                              $    53,584
                                               ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash paid during the year for interest       $   352,077
                                               ============

     The accompanying notes are an integral part of this statement.

NOTES TO FINANCIAL STATEMENTS                            F-43
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY



1.  ORGANIZATION, PARTNERS' INTEREST AND OPERATIONS

Organization
- ------------
Minnesota Southern Cellular Telephone Company (MSCTC or the Partnership), a Florida general partnership, was organized in August 1990 by MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc., two Florida Subchapter S corporations, to hold the Federal Communications Commission (FCC) authorization for the cellular non-wireline facility in the Minnesota 10 rural service area
(RSA) and to construct and operate that facility. The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the FCC to determine the recipient of the non-wireline cellular license in the Minnesota 10 RSA.

The Partnership was in the development stage in 1991 and began its initial year of operations in 1992.

Partners' Interest
- ------------------
Net profits and net losses are generally allocated to MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. (the Partners) ratably in accordance with the partnership agreement. The Partners' percentage interests at December 31, 1992 were 50 percent each.

Additional contributions made to fund the Partnership's capital expenditures and operating losses are to be made based on the Partner's pro rata share of such expenses as determined by the interest held in the Partnership. Should a Partner not make all or a portion of a required contribution, that Partner's interest is subject to dilution as determined by the partnership agreement.

Operations
- ----------
The Partnership has incurred a loss for the year ended December 31, 1992. This loss resulted in negative cash flow and a cumulative deficit in partners' capital. Furthermore, management's projections anticipate additional losses will be incurred in 1993. These losses and the resulting negative cash flow will require external funding to sustain the operations of the Partnership. The Partners intend to provide such funding in the form of loans and/or capital contributions as necessary to ensure the continued operations of the Partnership (see Note 5).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- -------------------
Cellular air time is recorded as revenue when earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

Cellular Telephone Inventory
- ----------------------------
Cellular telephone inventory, including items used for demonstration, is stated at the lower of cost or market. Cost is determined by using the first-in, first-out (FIFO) method.

Property and Equipment
- ----------------------
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are 31 years for building, 10 years for cellular equipment and 5 years for other property and equipment.

Intangible Assets
- -----------------
The Partnership incurred pre-opening costs of $46,073 which will be amortized over five years and cellular licensing costs of $13,007 which represent the cost of obtaining the FCC license necessary for operating as a cellular carrier. These costs are amortized over 30 years using the straight-line method.

3.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1992, consisted of the following:

    Cellular equipment                        $3,396,700
    Building                                     103,489
    Office and computer equipment                 70,032
    Vehicles                                      20,586
    Shop tools and equipment                         608
                                              -----------
                                               3,591,415
    Less Accumulated depreciation               (395,277)
                                              -----------
                                              $3,196,138
                                              ===========
4.  TRANSACTIONS WITH RELATED PARTIES

Due from Affiliates
- -------------------
In addition to the interest in MSCTC, the Partners have an interest in a second partnership which operates another cellular non-wireline facility in Montana. Subject to the terms of the debt agreement, borrowings of these partnerships have been cross-collateralized. The amount due from affiliates represents the amount due from the second partnership plus approximately $204,000 owed the Partnership for funds advanced to the Partners.

5.  LONG-TERM DEBT

Long-term debt consisted of the following:

    Loan payable to NovAtel Finance, Inc.
      collateralized by all the Partnership's
      assets, interest is due monthly at prime
      (6.0% at December 31, 1992) plus 2%,
      principal payments due quarterly
      commencing January 1993 through July 1999   $4,758,659

    Note payable to bank, collateralized by a
      vehicle, interest at 11.5%, with
      installments payable monthly through
      December 1996                                   16,510
                                                  -----------
                                                   4,775,169
    Less Current maturities                           64,045
                                                  -----------
                                                  $4,711,124
                                                  ===========

On September 27, 1990, the Partnership entered into a Security Agreement (the Agreement) with NovAtel Finance, Inc. (the Creditor), pursuant to which it borrowed $2,803,709 for capital equipment and $1,954,950 for working capital. The Creditor has agreed to lend up to $4,895,000 and has stipulated that total borrowings available for working capital shall not exceed 40 percent of the total loans outstanding. At December 31, 1992, borrowings for working capital were in excess of 40 percent of total borrowings and the Partnership was not in compliance with the Agreement. A waiver was obtained by the Partnership which waived this requirement at December 31, 1992.

In accordance with the Agreement, the Partners have agreed to finance any shortfall of working capital needed to operate the facility.

Scheduled reductions of the above debt, by year, were as follows at December 31, 1992:

    December 31,                                  Amount
    ------------                               ------------
       1993                                    $   64,045
       1994                                       360,266
       1995                                       677,979
       1996                                       995,749
       1997                                     1,308,132
    Thereafter                                  1,368,998
                                               -----------
                                               $4,775,169
                                               ===========


6.  INCOME TAXES

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the Partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

7.  COMMITMENTS AND CONTINGENCIES

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to 10 years.
Certain cell site leases include options for additional periods.
Certain leases provide payment by the lessee of taxes, maintenance and insurance.

The minimum lease payments under these operating leases are as follows:

    1993                                       $  62,296
    1994                                          62,493
    1995                                          62,693
    1996                                          34,024
    1997                                          13,608
    Thereafter                                    55,021
                                               ----------
                                               $ 290,135
                                               ----------

The Company is subject to litigation brought by a former management company previously under contract to the Company.
This litigation is subject to uncertainties, and the outcome is not predictable. It is management's position that these suits will not result in liabilities that would have a material adverse effect upon the Company's financial position or results of operations.

                     ARTHUR ANDERSEN LLP



           MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
         (A FLORIDA PARTNERSHIP IN THE DEVELOPMENT STAGE)

                     FINANCIAL STATEMENTS
                   As of December 31, 1991

             Together with Report of Independent
                Certified Public Accountants

                                                        F-49
                            ARTHUR ANDERSEN LLP


     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of Minnesota
Southern Cellular Telephone Company:

We have audited the accompanying balance sheet of Minnesota Southern Cellular Telephone Company (a Florida partnership in the development stage) as of December 31, 1991, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the period from inception (August 15, 1990) through December 31, 1991. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Southern Cellular Telephone Company as of December 31, 1991, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
- -----------------------
Arthur Andersen LLP
Orlando, Florida,
   March 17, 1992

BALANCE SHEET                                             F-50
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
(A Florida partnership in the development stage)
December 31, 1991


ASSETS  (Note 5)

CURRENT ASSETS
  Cash                                         $   76,128
  Trade accounts receivable                        22,965
  Due from affiliates (Note 4)                    526,917
  Cellular telephone inventory  (Note 2)           26,860
  Prepaids and other current assets                 5,900
                                               -----------
     Total current assets                         658,770

PROPERTY AND EQUIPMENT  (Notes 2 and 3)         2,942,958

INTANGIBLE ASSETS  (Note 2)                        55,088

OTHER NONCURRENT ASSETS                             4,375
                                               -----------
                                               $3,661,191
                                               ===========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses       $    36,080
  Current portion of long-term debt (Note 5)        7,242
  Unearned revenue and customer deposits              533
                                              ------------
     Total current liabilities                     43,855

LONG-TERM DEBT (Note 5)                         4,115,223

COMMITMENTS  (Note 7)

PARTNERS' CAPITAL (DEFICIT)                      (497,887)
                                              ------------
                                              $ 3,661,191
                                              ============

    The accompanying notes are an integral part of this balance sheet.

STATEMENT OF OPERATIONS                               F-51
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
(A Florida partnership in the development stage)
For the Period from Inception (August 15, 1990)
   Through December 31, 1991




REVENUES
  Service                                      $   23,107
  Equipment sales and installations                 4,091
  Other                                             3,562
                                               -----------
                                                   30,760
EXPENSES
  Cost of service                                  83,758
  Cost of equipment sales and installations         3,543
  Selling, general and administrative
      (Notes 4 and 7)                             375,562
  Interest, net of capitalized interest of
    of $73,737                                     63,432
                                               -----------
                                                  526,295
                                               -----------
    NET LOSS                                   $ (495,535)
                                               ===========

     The accompanying notes are an integral part of this statement.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)        F-52
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
(A Florida partnership in the development stage)
For the Period from Inception (August 15, 1990)
   Through December 31, 1991




                                     Contri-   Distri-   Balance
                Balance   Net Loss   butions   butions   12/31/91
                ------- ---------- --------- --------- ----------
MLD Minnesota
  10, Inc.      $   -   $(247,768) $ 20,447  $(22,801) $(250,122)

Dowdy Minnesota
  10, Inc.          -    (247,767)   22,803   (22,801)  (247,765)
                ------- ---------- --------- --------- ----------

                $   -   $(495,535) $ 43,250  $(45,602) $(497,887)
                ======= ========== ========= ========= ==========



The accompanying notes are an integral part of this statement.

STATEMENT OF CASH FLOWS                                   F-53
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY
For the Period from Inception (August 15, 1990)
   Through December 31, 1991


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $  (495,535)
  Adjustments to reconcile net loss to
    net cash provided by operating
    activities -
    Trade accounts receivable                      (22,965)
    Due from affiliates                           (526,917)
    Cellular telephone inventory                   (26,860)
    Prepaids and other current assets               (5,900)
    Accounts payable and accrued expenses           36,080
    Unearned revenue and customer deposits             533
    Intangible and other noncurrent assets         (59,463)
                                               ------------
                                                  (605,492)
                                               ------------
     NET CASH USED IN OPERATING ACTIVITIES      (1,101,027)
                                               ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment            (2,942,958)
                                               ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash received from issuance of debt            4,122,465
  Contributions from partners                       43,250
  Distributions to partners                        (45,602)
                                               ------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES    4,120,113
                                               ------------
CHANGE IN CASH                                      76,128
CASH, beginning of year                                  -
                                               ------------
CASH, end of year                              $    76,128
                                               ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash paid during the year for interest       $    35,784
                                               ============

     The accompanying notes are an integral part of this statement.

NOTES TO FINANCIAL STATEMENTS                             F-54
MINNESOTA SOUTHERN CELLULAR TELEPHONE COMPANY



1.  ORGANIZATION, PARTNERS' INTEREST AND OPERATIONS

Organization
- ------------
Minnesota Southern Cellular Telephone Company (MSCTC or the Partnership), a Florida general partnership, was organized in August 1990 by MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc., two Florida Subchapter S corporations, to hold the FCC authorization for the cellular non-wireline facility in the Minnesota 10 rural service area (RSA) and to construct and operate that facility. The Partnership was formed pursuant to an agreement between competing applicants in the lottery held by the Federal Communications Commission to determine the recipient of the non-wireline cellular license in the Minnesota 10 RSA.

As substantially all of its efforts have been devoted to establishing a new business and the Partnership has yet to generate significant revenue, it is considered to be in the development stage. The Partnership officially commenced its operations in February 1992.

Partners' Interest
- ------------------
Net profits and net losses are generally allocated to MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. (the Partners) ratably in accordance with the partnership agreement. The Partners' percentage interests at December 31, 1991 were 50 percent each.

Additional contributions made to fund the Partnership's capital expenditures and operating losses are to be made based on the Partner's pro rata share of such expenses as determined by the interest held in the Partnership. Should a Partner not make all or a portion of a required contribution, that Partner's interest is subject to dilution as determined by the partnership agreement.

Operations
- ----------
The Partnership has incurred a loss for the year ended December 31, 1991. This loss resulted in negative cash flow and a cumulative deficit in partners' capital. Furthermore, management's projections anticipate additional losses will be incurred in 1992. These losses, and the resulting negative cash flow will require external funding to sustain the operations of the Partnership. The Partners intend to provide such funding in the form of loans and/or capital contributions as necessary to ensure the continued operations of the Partnership (see Note 5).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- -------------------
Cellular air time is recorded as revenue when earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

Cellular Telephone Inventory
- ----------------------------
Cellular telephone inventory is stated at the lower of cost or market. Cost is determined by using the first-in, first-out
(FIFO) method.

Property and Equipment
- ----------------------
Property and equipment are stated at cost. No depreciation was charged to expense in 1991 as the fixed assets had not yet been placed in service. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets which are 31 years for building, 10 years for cellular equipment and 5 years for other property and equipment.

Intangible Assets
- -----------------

The Partnership incurred pre-opening costs of $46,073 which will be amortized over one year and cellular licensing costs of $9,015 which represent the cost of obtaining the FCC license necessary for operating as a cellular carrier. These costs are amortized over 30 years using the straight-line method.

3.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1991, consisted of the following:

    Cellular equipment                        $2,753,543
    Building                                     101,589
    Office and computer equipment                 66,632
    Vehicles                                      20,586
    Shop tools and equipment                         608
                                              -----------
                                              $2,942,958
                                              ===========

4.  TRANSACTIONS WITH RELATED PARTIES

Due from Affiliates
- -------------------
In addition to the interest in MSCTC, the Partners have an interest in a second partnership which operates another cellular non-wireline facility in Montana. Subject to the terms of the debt agreement, borrowings of these partnerships have been cross-collateralized. The amount due from affiliates represents the amount due from the second partnership plus approximately $204,000 owed the Partnership for funds advanced to the Partners.


Consulting Services
- -------------------
The Partnership has a contractual agreement with a consulting company to manage and promote the operation of the Partnership. The chief executive officer of the Partnership is the president of the consulting company. Monthly payments to the consulting company are based on the terms of the agreement. This agreement is terminable at will by either party.

5.  LONG-TERM DEBT

Long-term debt consisted of the following:

    Loan payable to NovAtel Finance, Inc.
      collateralized by all the Partnership's
      assets, interest is due monthly at prime
      (6.5% at December 31, 1991) plus 2%,
      principal payments due quarterly
      commencing December 1992 through
      September 1998                              $4,102,880

    Note payable to bank, collateralized by a
      vehicle, interest at 11.5%, with
      installments payable monthly through
      December 1996                                   19,585
                                                  -----------
                                                   4,122,465
    Less-current maturities                            7,242
                                                  -----------
                                                  $4,115,223
                                                  ===========

On September 27, 1990, the Partnership entered into a Security Agreement (the Agreement) with NovAtel Finance, Inc. (the Creditor), pursuant to which it borrowed $2,633,532 for capital equipment and $1,469,348 for working capital. The Creditor has agreed to lend up to $4,895,000 and has stipulated that total borrowings available for working capital shall not exceed 40 percent of the total loans outstanding. The Partnership was in compliance with these requirements at December 31, 1991.

In accordance with the NovAtel debt agreement, the Partners have agreed to finance any shortfall of working capital needed to operate the facility.

Scheduled reductions of the above debt, by year, were as follows at December 31, 1991:

    December 31,                                  Amount
    ------------                               ------------
       1992                                    $    7,242
       1993                                        68,060
       1994                                       336,034
       1995                                       615,998
       1996                                       890,049
    Thereafter                                  2,205,082
                                               -----------
                                               $4,122,465
                                               ===========

6.  INCOME TAXES

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The tax returns, the qualification of the Partnership as such for tax purposes and the amount of distributable Partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

7.  COMMITMENTS

The Partnership is committed under operating leases and agreements, principally for facilities, office space and cell sites, with remaining terms ranging from one to ten years.
Certain cell site leases include options for additional periods.
Certain leases provide payment by the lessee of taxes, maintenance and insurance.

The minimum lease payments under these operating leases are as follows:
    1992                                       $  59,750
    1993                                          62,296
    1994                                          62,493
    1995                                          62,693
    1996                                          34,024
    Thereafter                                    68,883
                                               ----------
                                               $ 350,139
                                               ==========

The Partnership has a contractual agreement with a management company for the construction, supervision and management of the cellular non-wireline system. The agreement is for a five-year period concluding December 2, 1996. Monthly service fees of $8,500 are paid for services provided by the management company.

                                                APPENDIX A

                                Exhibit A-1

                     AGREEMENT  AND  PLAN  OF  MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Plan"), dated as of , 1994, by and among DOWDY MINNESOTA 10, INC. ("Dowdy"), a corporation duly organized and in good standing under the laws of the State of Florida, ROCHESTER SUBSIDIARY TWENTY-SEVEN INC. ("Subsidiary") a corporation duly organized and in good standing under the laws of the State of Florida, ROCHESTER TEL TELECOMMUNICATIONS HOLDING CORPORATION ("Subsidiary's Parent"), a corporation duly organized and in good standing under the laws of the State of Delaware, and ROCHESTER TELEPHONE CORPORATION ("Rochester"), a corporation duly organized and in good standing under the laws of the State of New York, (Dowdy and Subsidiary being hereinafter called the "Constituent Corporations") provides as follows:

     WHEREAS, all of the issued and outstanding stock of Subsidiary is owned by Subsidiary's Parent, which is wholly-owned by Rochester; and

     WHEREAS, Rochester intends to issue to the common shareholders of Dowdy the consideration specified in Section 1.04 of this Plan and to consummate the merger of Subsidiary with and into Dowdy as contemplated by this Plan (the "Merger"); and

     WHEREAS, Dowdy has an authorized capital stock consisting of
(i) 1,000,000 shares of common stock, $.01 par value ("Dowdy Common Stock"), of which, as of the date hereof, 100 are issued and outstanding, and all of which are entitled to one vote per share on the Merger contemplated by this Plan; and

     WHEREAS, Subsidiary has an authorized capital stock consisting of 200 shares of common stock, par value $.01 per share ("Subsidiary Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding and all of which are entitled to one vote per share on the Merger; and

    WHEREAS, the Boards of Directors of Subsidiary and Dowdy have determined that it is desirable that the Merger be accomplished in accordance with the applicable statutes of the State of Florida , all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, Subsidiary shall be merged into Dowdy and Dowdy shall be the surviving corporation under the name Dowdy Minnesota 10, Inc., and the terms and conditions of the Merger and the Plan and the mode of carrying the same into effect and the manner and basis of converting common shares of Dowdy Common Stock into shares of Rochester Common Stock (as hereinafter defined), shall be as hereinafter set forth.

                                ARTICLE  I
                       THE  MERGER  AND  ITS  EFFECT

Section 1.01   Merger, Surviving Corporation and Effective Date.

     This Plan, upon its approval by the Board of Directors of Rochester, Subsidiary and Dowdy, adoption by the shareholders of Subsidiary and Dowdy, the satisfaction of all of the conditions set forth in the Agreement with Respect to a Merger ("Merger Agreement"), dated of even date herewith, by and among Rochester and Subsidiary's Parent and the Constituent Corporations, and upon the execution and filing of such documents, including the filing of the Articles of Merger with the Secretary of State of the State of Florida , and the doing of such acts and things as shall be required for accomplishing the Merger under the provisions of the applicable statutes of the State of Florida , shall become effective. The "Effective Date" as herein referred to shall be the date of the filing of the aforesaid Articles of Merger with the Secretary of State of the State of Florida or the delayed effective date therein.

     Upon the Effective Date, the separate existence of Subsidiary shall cease, Subsidiary shall be merged into Dowdy, which shall be the surviving corporation (sometimes called the "Surviving Corporation").

Section 1.02   Articles of Incorporation of Surviving
Corporation.

     The Articles of Incorporation of Dowdy, as in effect immediately prior to the Effective Date, shall, from and after the Effective Date, be the Articles of Incorporation of the Surviving Corporation, until altered or amended as provided by law.

Section 1.03   Bylaws.

     The Bylaws of Dowdy, in effect immediately prior to the Effective Date shall, from and after the Effective Date, be the Bylaws of the Surviving Corporation, until altered or amended as provided by such Bylaws and applicable law.

Section 1.04   Conversion and Exchange of Shares.

     On the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof:

     (a) Each share of Subsidiary Common Stock outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically be converted into and shall become one fully paid and non-assessable share of Common Stock of the Surviving Corporation;
     (b) Subject to the fractional share provisions of subsection (c), the objecting shareholder provisions of subsection (e) and the provisions of subsection (f) of this
Section 1.04, each share of Dowdy Common Stock outstanding immediately prior to the Effective Date, shall automatically be converted into and exchanged for the number of shares of fully paid and non-assessable New York Stock Exchange ("NYSE") listed shares of Rochester's $1.00 par value common stock (the "Rochester Common Stock") determined by adding (i) 433,217, plus
(ii) the quotient of the dollar value of the Additional Capital Contributions as defined in Article 5.14 of the Merger Agreement divided by twenty-three (23) and then dividing that sum by 100, which is the number of shares of Dowdy Stock authorized, issued and outstanding;
     (c) Neither a fractional share of Rochester Common Stock nor any scrip certificate therefor will be issued to the holder of Dowdy Common Stock. In lieu thereof, Rochester shall pay cash for the fractional share equal to the fraction of a share to which the holder of Dowdy Common Stock would otherwise be entitled, multiplied by Twenty-Three.

     (d) Each holder of Dowdy Common Stock, upon surrender for cancellation of one or more certificates representing such shares, shall be entitled to receive, on the Effective Date, certificates representing the number of whole shares of Rochester Common Stock into which such shares of Dowdy Common Stock are convertible pursuant to the Merger. Until surrender as provided above, each outstanding certificate, which prior to the Effective Date represented shares of Dowdy Common Stock, shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Rochester Common Stock into which such shares of Dowdy Common Stock shall have been converted as provided above. Unless and until any such outstanding certificate of Dowdy Common Stock shall be so surrendered, no dividend payable, and no certificates representing split share deliverable, in the event any such split shall be declared, to holders of Rochester Common Stock of record as of any date subsequent to the Effective Date, shall be paid or delivered to the holder of any certificate, which, prior to the Effective Date, represented Dowdy Common Stock. Upon such surrender, however, there shall be paid or delivered to the holder of record of the certificates of Rochester Common Stock issued in exchange therefor, the amount of any such cash dividend (without interest thereon), or the certificates for the number of whole shares resulting from any such splits which shall have theretofore become payable or deliverable with respect to such whole shares of Rochester Common Stock;
     (e) Notwithstanding anything in this Section 1.04 to the contrary, shares of Dowdy Common Stock which are outstanding immediately prior to the Effective Date and which are held by shareholders who have not voted such shares in favor of the Merger and who have delivered to Dowdy a timely written objection to this plan ("Objecting Shares"), shall not be converted into shares of Rochester Common Stock, but instead, the holders thereof shall be entitled only to such dissenters' rights as are granted by applicable Florida law; provided, however, that if any holder of Objecting Shares shall withdraw, lose or forfeit his or her dissenter's rights under applicable Florida law, such

Objecting Shares shall thereupon be converted into Rochester Common Stock in accordance with the terms of this Section 1.04.
     (f) Notwithstanding the foregoing, in the event that on or after the date of the Merger Agreement and prior to the Effective Date, the Rochester Common Stock shall have been split-up, converted, exchanged, reclassified, combined or in any way substituted for, or if a stock dividend, an extraordinary dividend or spin-off shall have occurred (hereinafter, a "Diluting Event"), each holder of Dowdy Common Stock shall be entitled to receive, under the same terms otherwise applicable to its receipt of the shares of Rochester Common Stock pursuant to this Plan of Merger, the following: (A) if the Diluting Event results in an exchange of the Rochester Common Stock for other property, each holder of Dowdy Common Stock shall be entitled to receive, in lieu of shares of Rochester Common Stock, such shares of stock, securities or other property as such holder would have received if, as of the record date for such Diluting Event, if any, or if none, the effective date of such Diluting Event, such holder had been the holder of the number of shares of Rochester Common Stock which such holder would have received under this Plan of Merger if the Effective Date hereunder had occurred on the date prior to the effective date of such Diluting Event, (B) if the Diluting Event is a combination of the Rochester Common Stock into a smaller number of such Rochester Common Stock or a subdivision of the Rochester Common Stock into a larger number of such Rochester Common Stock, appropriate and proportionate adjustments shall be made to the number of shares of Rochester Common Stock which each holder of Dowdy Common Stock would, but for this clause (B), have received under this Plan of Merger and
(C) if the Diluting Event results in a dividend, issuance or payment with respect to Rochester Common Stock, each holder of Dowdy Common Stock shall be entitled to receive, in addition to the number of shares of Rochester Common Stock otherwise contemplated by this Plan of Merger, such shares of stock, securities or other property as such holder would have received if, as of the record date for such Diluting Event, if any, or if none, the effective date of such Diluting Event, such holder had been the holder of the number of shares of Rochester Common Stock which such holder would have received under this Plan of Merger if the Effective Date hereunder had occurred on the date prior to the effective date of such Diluting Event.

                                ARTICLE II
                        VESTING OF PROPERTIES, ETC.

     Upon the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Dowdy and Subsidiary, including (without limitation) title to real properties, franchises, licenses, easements, permits, rights, privileges, powers, immunities, choses in action, contracts, patents, trademarks, trade names, licenses and registrations, shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Dowdy and Subsidiary, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of the respective Constituent Corporations and the title to any real estate vested by deed or, otherwise in Dowdy and Subsidiary shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and all liens upon any property of Dowdy and Subsidiary, shall be preserved and unimpaired; and all debts, liabilities and duties of Dowdy and Subsidiary shall henceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                               ARTICLE  III
                            AMENDMENT  OF  PLAN

     The Constituent Corporations may, by mutual written agreement approved by their respective Boards of Directors or Executive Committee, from time to time (and whether before or after the shareholders of Dowdy and Subsidiary have approved this
Plan), amend this Plan to facilitate the performance thereof or to comply with applicable law of any jurisdiction or any applicable regulation of any public agency or authority, or for any other purposes; provided, however, that no such amendment shall be made subsequent to the approval of this Plan by the shareholders of either of the Constituent Corporations if such amendment would change the terms set forth in Articles I or II hereof in the manner described in Section 607.1103(8) of the Florida General Corporation Law.

                                ARTICLE IV
                           ABANDONMENT OF MERGER

     The Merger may be abandoned, and this Plan terminated, at any time before or after approval or adoption hereof by the sole shareholder of Dowdy, but not later than the Effective Date, in the manner provided for in the Merger Agreement.

                                 ARTICLE V
                         MISCELLANEOUS PROVISIONS

Section 5.01  Headings.

     The Article and Section headings herein are for convenience of reference only and shall not be deemed to affect any provision of this Plan.

     IN WITNESS WHEREOF, Dowdy, Rochester, Subsidiary's Parent and Subsidiary have caused this Plan to be executed in their respective corporate names by their duly authorized officers as of the day and year first above written.

                    DOWDY MINNESOTA 10, INC.

                         By:
                             ------------------------
                         Name:
                              -----------------------
                         Its:
                              -----------------------


                    ROCHESTER  TELEPHONE  CORPORATION

                        By:
                             ------------------------
                         Name:
                              -----------------------
                         Its:
                              -----------------------

                    ROCHESTER TEL TELECOMMUNICATIONS
                    HOLDING CORPORATION

                         By:
                             ------------------------
                         Name:
                              -----------------------
                         Its:
                              -----------------------


                    ROCHESTER SUBSIDIARY TWENTY-SEVEN, INC.

                         By:
                             ------------------------
                         Name:
                              -----------------------
                         Its:
                              -----------------------


STATE OF                )
COUNTY OF               )  SS:

     On           , 1994, before me personally came
        to me known, who, being by me duly sworn, did depose and
say that deponent resides at          ,              ; deponent
is the                                      of Dowdy Minnesota
10, Inc., the corporation described in and which executed, the foregoing Agreement; deponent knows the seal of said corporation; that the seal affixed to said Agreement is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.

                          ----------------------
                              Notary Public

STATE OF NEW YORK          )
COUNTY OF MONROE           )  SS:

     On           , 1994, before me personally came
        to me known, who, being by me duly sworn, did depose and
say that deponent resides at          , New York; deponent is the
                                    of Rochester Telephone
Corporation, the corporation described in and which executed, the foregoing Agreement; deponent knows the seal of said corporation; that the seal affixed to said Agreement is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.

                         -----------------------
                              Notary Public


STATE OF NEW YORK          )
COUNTY OF MONROE           )  SS:

     On          , 1994, before me personally came
       to me known, who, being by me duly sworn, did depose and
say that deponent resides at          , New York; deponent is the
                                    of Rochester Tel
Telecommunications Corporation, the corporation described in and which executed, the foregoing Agreement; deponent knows the seal of said corporation; that the seal affixed to said Agreement is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.

                          ----------------------
                              Notary Public

STATE OF NEW YORK          )
COUNTY OF MONROE           )  SS:

     On             , 1994, before me personally came
          to me known, who, being by me duly sworn, did depose
and say that deponent resides at          , New York; deponent is
the           of Rochester Subsidiary Twenty-Seven Inc., the
corporation described in and which executed, the foregoing Agreement; deponent knows the seal of said corporation; that the seal affixed to said Agreement is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.

                        ---------------------
                              Notary Public

                                          APPENDIX B



                    AGREEMENT WITH RESPECT TO A MERGER
                                    OF
                  ROCHESTER SUBSIDIARY TWENTY-SEVEN INC.
                          (a Florida corporation)
                                   into
                         DOWDY MINNESOTA 10, INC.
                          (a Florida corporation)

                              Under the Name
                         DOWDY MINNESOTA 10, INC.


   THIS AGREEMENT WITH RESPECT TO A MERGER ("Agreement"), is
dated as of July    , 1994, by and among Rochester Telephone
Corporation, a New York transportation corporation ("Rochester"), DOWDY MINNESOTA 10, INC., a Florida corporation, ("Dowdy"), Ronald E. Dowdy ("Seller"), Rochester Subsidiary Twenty-Seven Inc., a Florida corporation, ("Subsidiary") and Rochester Tel Telecommunications Holding Corporation, a Delaware corporation ("Subsidiary's Parent").

                           W I T N E S S E T H :

   WHEREAS, the Boards of Directors of Rochester, Dowdy, Subsidiary, and Subsidiary's Parent have or will shortly have approved and by appropriate resolutions have or will shortly have authorized, the merger of Subsidiary with and into Dowdy ("the Merger"), upon the terms and conditions set forth in this Agreement, which includes the Agreement and Plan of Merger ("Plan of Merger"), in the form of Exhibit A-1, attached hereto and made a part hereof; and

   WHEREAS, the consummation of the Merger pursuant to the Plan of Merger is conditioned, among other things, upon the fulfillment or performance on or before the Effective Date (as hereinafter defined) of the conditions set forth in this Agreement; and

   WHEREAS, the Seller is the sole shareholder of record of 100 shares (100%) of the $.01 par value common stock of Dowdy, which is a 50% general partner in Minnesota Southern Cellular Telephone Company ("MSCTC") which is the FCC-licensed non-wireline cellular telecommunications service provider in Minnesota RSA #10, and by his signature below Seller intends, inter alia, to agree to vote all of his shares in favor of the Merger and the Plan of Merger.

   NOW, THEREFORE, the parties hereto hereby represent, warrant, covenant and agree as follows:


                                 ARTICLE I
                                  MERGER

   1.1     Effective Date.   Subject to the terms and
conditions provided in this Agreement, Dowdy, Subsidiary's Parent and Subsidiary agree to file Articles of Merger on behalf of Dowdy, Subsidiary's Parent and Subsidiary (hereinafter the "Articles of Merger"), substantially in the form of Exhibit A-2 attached hereto, with the Secretary of State of the State of Florida pursuant to the relevant statutes of the State of Florida and to comply with all other procedures necessary and appropriate for the consummation of the Merger, all as provided in the relevant statutes of the State of Florida and upon filing of the Articles of Merger by the Secretary of State of the State of Florida ("Secretary of State"), the Merger shall become effective (the "Effective Date"). Pursuant to, and in accordance with, the terms of the Plan of Merger, the outstanding shares of common stock of Dowdy will be exchanged for Rochester Common Stock in the merger on the Effective Date.

     1.2     Surviving Corporation.   On the Effective Date,
Subsidiary shall be merged into Dowdy and Dowdy shall be the surviving corporation (sometimes called the "Surviving
Corporation") in the Merger and continue its corporate existence under the laws of the State of Florida.

                                ARTICLE II
                                  CLOSING

     2.1     Closing Date.   Subject to the terms and conditions
of this Agreement, unless otherwise mutually agreed upon by the parties, the closing of the Merger (the "Closing") shall take place at Rochester Telephone Corporation's Headquarters Building, 180 South Clinton Avenue, Rochester, New York 14646 at 10:00 a.m. on the date (the "Closing Date") which is the twentieth (20th) business day after the later of:

          2.1.1 The earlier of:

              (a) The date action by the Federal Communications Commission (the "FCC") granting its consent (the "FCC Consent") to the transfer to Rochester of control of the mobile radio authorization issued by the FCC for the non-wireline cellular radio telephone system for the Minnesota RSA #10, Call Sign KNKN 572, shall have become a Final Order, as that term is defined in
Section 9.2, hereof, or

               (b) The date subsequent to the FCC Consent on which Rochester and Seller shall have waived, in writing, the necessity of the FCC Consent becoming a Final Order, and

           2.1.2    The earlier of:

               (a)  The date action by the Public Service
Commission of the State of New York (the "NYPSC") approving the transactions contemplated hereby (the "NYPSC Consent") shall have become a Final Order, or

               (b) The date subsequent to the NYPSC Consent on which Rochester and Seller shall have waived, in writing, the necessity of the NYPSC Consent becoming a Final Order.

     2.2     Filing of Articles of Merger.   On the Closing Date
the parties hereto shall cause the Articles of Merger to be delivered to the Secretary of State in accordance with the relevant statutes of the State of Florida and shall take all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective, and on the

Effective Date Rochester shall deliver to the Seller stock certificates representing the number of shares of common stock of Rochester or such other securities into which such common stock has been split-up, converted, reclassified, combined or substituted (the "Rochester Common Stock") into which the shares of common stock of Dowdy have been converted pursuant to the Plan of Merger.

     2.3     Closing Cooperation.   Counsel for the parties shall
use their reasonable efforts to agree upon a closing agenda and the form and substance of the deliverables of each party well in advance of the Closing.


                                ARTICLE III
                      REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND DOWDY

     As an inducement for Rochester to enter into this Agreement, Seller and Dowdy, without qualification, hereby jointly and severally represent and warrant to Rochester, Subsidiary and Subsidiary's Parent as follows:

     3.1     Incorporation.   Dowdy is a corporation duly
organized and validly existing and in good standing under the laws of the State of Florida, having been incorporated in said State on August 17, 1990. Dowdy has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, business and properties. Annexed hereto as Exhibit A and made a part hereof is a complete and correct copy of the Articles of Incorporation (together with all amendments thereto and restatements thereof) of Dowdy.

     3.2     Capitalization of Dowdy; Corporate Documents.
Dowdy has an authorized capital stock consisting of 1,000,000 shares of common stock, of which, One Hundred (100) are issued and outstanding, with $.01 par value (the "Dowdy Stock"), none of which are held in the treasury of Dowdy. There are no other classes of Dowdy equity authorized, issued or outstanding.

     3.3     Title to Dowdy Stock.   Except as set forth on
Schedule 7, the Seller represents and warrants that he has good and marketable title to, and owns free and clear of all claims, liens, pledges, options and other encumbrances, all of the Dowdy Stock. All of the Dowdy Stock is validly issued, fully paid and non-assessable.

     3.4     Status of Dowdy Stock.   None of the Dowdy Stock is
subject to any voting trust or any other agreement regarding the voting of such shares. Except as set forth on Schedule 7, full right, title and interest in and to the Dowdy Stock will remain with Seller until the Closing.

     3.5     Capacity of Dowdy Stock Owner.   The Seller is not
under any present legal disability to enter into and perform this Agreement and will have full power and authority to perform all of his obligations under this Agreement as of the Closing.

     3.6     No Violation of Obligation.   The Seller warrants
that neither he nor Dowdy is a party to or restricted by or obligated under any contract or agreement which might be violated by making or performing any part of this Agreement.

     3.7     Financial Statements.   The audited balance sheet of
MSCTC as of December 31, 1992 and the related Statement of Operations, Statement of Changes in Partners' Capital and Statement of Cash Flows for the twelve months then ended and the draft audited balance sheet of MSCTC as of December 31, 1993 and related draft Statement of Operations, Statement of Changes in Partners' Capital and Statement of Cash Flows for the twelve months then ended are correct and complete in all material respects, are in accordance with the books and records of MSCTC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and, to the extent applicable, the accounting regulations of the Minnesota Public Utilities Commission ("MPUC"), and present fairly the financial position of MSCTC as of December 31, 1992 and 1993 and the results of its operations for the years then ended. The draft audited balance sheets of Dowdy as of December 31, 1992 and 1993, Statements of Changes in Retained Earnings and Statements of Cash Flows and Operations, copies of which have been delivered to Rochester, are correct and complete in all material respects and are in accordance with the books and records of Dowdy, and present fairly the financial position of Dowdy as of such dates and the results of its operations as of the years then ended in accordance with generally accepted principles of accounting consistently applied (subject to the absence of footnotes) and, to the extent applicable, the accounting regulations of the MPUC. For purposes of this Agreement, the draft audited balance sheet of Dowdy as of December 31, 1993 and the draft audited balance sheet of MSCTC as of such date are sometimes referred to as the "Balance Sheets" and the date thereof is referred to as the "Balance Sheet Date."
          As provided in Section 5.12, hereof, Dowdy will deliver to Rochester an interim unaudited compiled balance sheet and statement of income of MSCTC for each month beginning with the month ending January 30, 1994. Such interim unaudited compiled financial statements will be correct and complete in all material respects and in accordance with the books and records of MSCTC, and will be prepared in conformity with the applicable regulations of the MPUC, if any, and in accordance with generally accepted accounting principles applied on a consistent basis with the 1993 statements.

     3.8     Business Since December 31, 1993.   Except as set
forth on Schedule 1, attached hereto and made a part hereof, since the Balance Sheet Date, there has not been:

           3.8.1 Any material adverse change in the financial condition, operations or business of Dowdy or MSCTC;

          3.8.2 Any material physical damage or destruction, whether or not covered by insurance, adversely affecting the properties, business or operations of Dowdy or MSCTC;

          3.8.3 Any labor dispute or threat known to Seller or Dowdy materially affecting the business or assets of Dowdy or MSCTC or any attempt made known to Seller or Dowdy to organize the employees of Dowdy or MSCTC for the purpose of collective bargaining;

          3.8.4 Any direct or indirect redemption, purchase or other acquisition by Dowdy of any of its capital stock, or any declaration, payment or distribution to any of its shareholders of any dividend or other distribution with respect to its stock;

          3.8.5 Any oral or written employment or consulting contract entered into by Dowdy or MSCTC with any director, officer or employee except for contracts "at will" and in the ordinary course of business, or any increase of compensation payable or to become payable to any of its officers, employees or agents except in the normal course of business in accordance with past practices, but in no event at a rate in excess of four percent (4%) per annum, unless Dowdy or MSCTC, as the case may be, shall have requested approval from Rochester in a letter sent pursuant to Section 12.6 hereof and Rochester shall have (i) consented to such excess (which consent shall not be unreasonably withheld) or (ii) failed to deny such excess within ten (10) business days of its receipt of such request;

          3.8.6 Any satisfaction or discharge of any lien by Dowdy or MSCTC or payment by Dowdy or MSCTC of any obligation or liability, other than a lien obligation or liability included in the Balance Sheets or incurred in the ordinary course of business, current liabilities incurred since that date arising in the ordinary course of business, liabilities incurred in carrying out the transactions contemplated by this Agreement, obligations and liabilities under the contracts and agreements listed in
Schedule 6 hereof, and obligations and contracts entered into in the ordinary course of business;

          3.8.7 Any guaranty, endorsement or indemnification by Dowdy or MSCTC of the obligations of any third person, firm or corporation except endorsements of financial instruments in the ordinary course of business and except guaranty or indemnification by Dowdy of obligations of MSCTC, but only upon the prior written consent of Rochester;

          3.8.8 Any sale or transfer by Dowdy or MSCTC of any assets having a value, in the aggregate, of more than $5,000 or cancellation by Dowdy or MSCTC of debts or claims having a value, in the aggregate, of more than $5,000, except in each case in the ordinary course of business;

          3.8.9 Any knowing waiver by Dowdy or MSCTC of any rights of a material value;
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          3.8.10   Any transaction entered into by Dowdy or MSCTC
having a value equal to or exceeding $20,000 except for this Agreement and contracts and agreements listed in Schedule 5 or 6 hereof;

          3.8.11 Any mortgage, pledge or lien or other encumbrance of any of Dowdy's or MSCTC's assets, tangible or intangible other than liens for taxes not yet due and payable and mechanics liens or other statutory liens arising in the ordinary course of business and other than as set forth in item 3 on
Schedule 7 hereto; or

           3.8.12 Any assignment, sale or transfer of any good will, patent, trademark, trade name, trade secret, copyright or other intellectual property of Dowdy or MSCTC; or

          3.8.13   Except as otherwise described in this
Agreement and the Schedules hereto, any change in the accounts due to or owing from affiliates of Dowdy or MSCTC.

     3.9     Dowdy and MSCTC Litigation.   Except as set forth in
Schedule 2 annexed hereto and made a part hereof, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Dowdy or MSCTC) pending, to Dowdy's knowledge, or threatened against Dowdy or MSCTC of any type before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the twelve-month period preceding the date of this Agreement. Neither Dowdy nor MSCTC is operating under or subject to, or in default with respect to, any writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     3.10     Compliance with Laws.   Except as set forth on
Schedule 2, within the five (5) year period preceding the date of this Agreement, neither Dowdy nor MSCTC has received notice of any material violation of laws, regulations and orders from the governmental entity having authority to enforce such laws, regulations and orders, or any requirements of insurance carriers, applicable to its business.
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     3.11     Uses, Approvals.   Except as set forth on Schedule
2, the present uses by Dowdy and MSCTC of their properties do not in any material respects violate any laws, regulations, orders or requirements. With the exception of Federal Communications Commission ("FCC") and NYPSC consents and, if required, compliance with the Hart-Scott-Rodino Antitrust Improvements Act, no consent or approval by any governmental or quasi-governmental authority is required in connection with the execution, delivery and performance of this Agreement by Seller or Dowdy.

     3.12     Patents, Trademarks and Miscellaneous Intellectual
Property.   Schedule 3, which is annexed hereto and made a part
hereof, sets forth a correct and complete list of all copyrights, patents, trademarks, trade names, processes, inventions and formula applied for, issued to or owned by Dowdy or MSCTC or under which Dowdy or MSCTC is licensed or franchised, all of which are valid, in good standing and uncontested, except as set forth in item 4 on Schedule 1 hereto. Except as set forth in item 4 on Schedule 1 hereto, Dowdy and MSCTC possess adequate rights, licenses or other authority to use all copyrights, patents, inventions, formula, processes (secret or otherwise), trademarks and trade names necessary to conduct their businesses as presently conducted or presently proposed to be conducted.

     3.13     Intellectual Property Interests.   None of Dowdy or
MSCTC has received any notice with respect to any alleged infringement or unlawful use by it of any software license, copyright, patent, trademark, trade name, process, invention or formula or other intangible property right owned by others. No director, officer, employee or partner of Dowdy or MSCTC has any ownership interest in any copyright, patent, trademark, trade name, process, invention or formula listed on Schedule 3. None of Dowdy or MSCTC has granted any outstanding licenses or other rights or has any obligations to grant licenses or other rights with respect to any copyright, patent, invention, formula, process, trademark or trade name listed in Schedule 3.

     3.14     Insurance.   Schedule 4, which is annexed hereto
and made a part hereof, is a correct and complete list of all insurance held by Dowdy and MSCTC including the policy number, name of carrier, coverage, term, expiration date and premium. Such insurance coverage, renewals thereof or comparable coverage acceptable to Rochester will be continued in full force and
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effect through the Closing.  Neither Dowdy nor MSCTC has been refused any insurance by an insurance carrier to which it has applied for insurance during the past three years.
          There has not been during the past five (5) years, nor is there now pending, any causes of action against any person in his or her capacity as either a director, officer, employee or partner of Dowdy or MSCTC except as set forth on Schedule 4. Except as set forth on Schedule 4, hereto, neither Dowdy, MSCTC nor the Seller has been involved in any situations which would give rise to a civil or criminal violation of:
            (i) Anti-trust, copyright or patent laws;
           (ii) Federal or state securities laws or regulations;
          (iii) Federal or state antitrust or fair trade laws;
                or
           (iv) Laws which could give rise to representative actions, class actions or derivative suits.

     3.15     Indebtedness.   Schedule 5, which is annexed hereto
and made a part hereof, is a correct and complete list of all instruments, agreements or arrangements pursuant to which Dowdy and/or MSCTC has borrowed any money, incurred any indebtedness other than trade indebtedness incurred in the normal course of business or established any line of credit which represents any liability, contingent or otherwise, of Dowdy or MSCTC on the date hereof. Except as noted on Schedule 5, true and complete copies of all such written instruments, agreements or arrangements have been delivered to Rochester prior to the date of this Agreement. None of the payments from Seller to Dowdy which have been accounted for as equity contributions were, are or shall be deemed to be intercompany advances or properly added to any other type of liability account.

     3.16     Stock Rights.   Dowdy has not granted, and there do
not exist any outstanding subscriptions, options, warrants or rights to anyone to purchase or acquire any of the capital stock of Dowdy, except that the capital stock of Dowdy has been pledged as set forth in item 3 on Schedule 7.

     3.17     Correct Records.   The financial records, ledgers,
account books, minute books, stock certificate books, stock registers, and other corporate or partnership records, as the case may be, of Dowdy and MSCTC are current, correct and complete
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in all material respects and all signatures therein are the true signatures of the persons who are purported to have signed.

     3.18     Contracts.   Except for the contracts, plans,
agreements and leases listed in Schedule 6, which is annexed hereto and made a part hereof, true and complete copies of which have been furnished to Rochester as of the date hereof, neither Dowdy nor MSCTC is a party to any (i) contracts for the future purchase of materials, supplies or equipment involving a consideration of more than $10,000.00; (ii) contracts not made in the ordinary and usual course of business; (iii) oral or written employment or consulting contracts not terminable at will without payment or penalty; (iv) contracts with any labor union or other labor organization; (v) guarantees or financial accommodations other than with respect to endorsements made in the ordinary course of business; (vi) licenses or franchises relating to the business of Dowdy or MSCTC; (vii) leases of personal property providing for the payment of rentals in excess of $1,000 for any such lease; or (viii) contracts continuing for a period of more than three months from their respective dates. Except as set forth on Schedule 6, Dowdy and MSCTC have performed in all material respects all obligations required to be performed by them to date and have not breached and are not in default under any agreement listed in Schedule 6 or to which they are a party or by which they are bound, and all of the same are enforceable in accordance with their terms, subject to the availability of equitable remedies. For purposes of this Section 3.18, Dowdy or MSCTC shall not be deemed to have performed a contract "in all material respects" if, inter alia, as a result of Dowdy's or MSCTC's action or inaction, such contract is cancelable by the other party without notice and a reasonable opportunity to cure. As of March 31, 1994, MSCTC had binding contractual commitments for "roamer" service with the parties listed on Schedule 6 -"Roamer", attached hereto and made a part hereof.

     3.19     Employee Benefit Plans.

          3.19.1 Annexed hereto as Exhibit B and made a part hereof is a list of all pension, retirement, bonus, profit-sharing, deferred compensation, workers' compensation insurance, group insurance and other employee pension or welfare
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benefit plans of any type whatsoever entered into or maintained by Dowdy or MSCTC. None of such plans is an employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1979 ("ERISA") or is intended to be qualified with the Internal Revenue Service ("IRS"). Neither Dowdy nor MSCTC contributes to any multi-employer pension benefit plan, subject to Title IV of ERISA.

          3.19.2 Dowdy and MSCTC are in compliance in all material respects with and have filed, published and disseminated all reports, documents, statements and communications required to be filed, published or disseminated under ERISA, and the rules and regulations promulgated under ERISA, and there is no employee benefit plan funding requirement for any reason, including but not limited to, amendments or terminations of any employee benefit plan of Dowdy or MSCTC, not disclosed in Exhibit B or properly reflected on the financial statements of Dowdy or MSCTC referred to in Section 3.7, hereof.

          3.19.3 None of the plans contained in Exhibit B nor any fiduciary thereof has engaged in transactions which might subject any of the plans or any fiduciary thereof, of any party dealing with them, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Internal Revenue Code or to a civil penalty imposed by Section 502 of ERISA.

          3.19.4 No such plan has been completely or partially terminated since September 2, 1974.

          3.19.5 None of the plans or trusts has incurred any accumulated funding deficiency, as such term is defined in
Section 412 of the Internal Revenue Code, whether or not such deficiency has been waived.

     3.20     Titles, Real Property Matters.   Schedule 7, which
is annexed hereto and made a part hereof, contains descriptions by categories of all real property owned or leased by Dowdy or MSCTC as of the date of this Agreement. Except as set forth in
Schedule 7, each of Dowdy and MSCTC has good and marketable title in fee simple to such properties designated as owned by it, free and clear of all liens and encumbrances and use restrictions of record. Each of Dowdy or MSCTC owns or leases all the tangible
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assets which are used by it which are located in the structures referred to in Schedule 7 and which are designated to it. All assets and property reflected in the Balance Sheets, or acquired by Dowdy or MSCTC after the Balance Sheet Date (other than in each case assets or property sold or otherwise disposed of in the ordinary course of business subsequent to the Balance Sheet Date) are in each case free and clear of all security interests, mortgages, pledges, liens, conditional sales, agreements or encumbrances or charges of any nature whatsoever except for liens for taxes not yet due and owing, mechanics liens or other statutory liens arising in the ordinary course of business, or as expressly stated in Schedule 7. All of the aforesaid real estate, plants, structures, appurtenances and leasehold improvements substantially comply with all applicable ordinances and regulations and building, zoning or other laws. The buildings, machinery and equipment of Dowdy and MSCTC are in good and serviceable condition, reasonable wear and tear excepted.

     3.21     No Defaults.   Except as set forth on Schedule 5
hereto, neither the execution and delivery of this Agreement by the Seller and Dowdy, nor the consummation of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time, or both, would constitute a violation of or conflict with or result in any breach of, or default under the terms, conditions or provisions of, any judgment, law or regulation (assuming receipt of the approvals of various governmental agencies as contemplated herein), or the Articles of Incorporation of Dowdy, any agreement or instrument to which Dowdy or MSCTC is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Dowdy or MSCTC, and, except with respect to the items set forth on Schedule 5 hereto, no such event of itself or with the giving of notice or the passage of time, or both, will result in the acceleration of the due date of any obligation of Dowdy or MSCTC.

     3.22     Qualification/Subsidiaries and Other Interests/No
Rights of First Refusal.   Neither the nature of Dowdy's nor
MSCTC's businesses nor the location of their properties require that it be duly licensed or qualified to do business in any state or jurisdiction other than the State of Minnesota. Neither Dowdy
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nor MSCTC has any subsidiary corporations or any other interests in any corporations, partnerships, associations or joint ventures.

     Dowdy is the sole owner of a fifty percent (50%) undivided equity interest in MSCTC. MSCTC is the FCC-licensed, non-wireline cellular telecommunications provider in Minnesota RSA #10. Except as set forth in item 3.B. of Schedule 7 hereto, Dowdy owns such interests for itself only, and has good and marketable title to, and owns free and clear of any claims, liens, pledges, options and other encumbrances, such interest of MSCTC. All of the documentation constituting the formation of (including oral and written amendments to the partnership agreements) and all other binding written agreements among the parties regarding the continued existence of MSCTC are attached
hereto as Exhibit D.   Exhibit D does not provide for any rights
to other MSCTC partners, including but not limited to rights of first refusal to purchase Dowdy's equity interest in MSCTC, as a result of the transactions contemplated by this Agreement.

     3.23     Brokers.   Except as set forth on Schedule 8, there
is no broker or finder or other person who would have any valid claim against the Seller or Dowdy or MSCTC for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby and neither Seller, Dowdy nor MSCTC has retained or employed any such broker, finder or person as such, nor taken any action which would give any person any valid claim against any party hereto for such a commission or brokerage. The fee, commission or brokerage payable to Falkenberg Capital Corporation pursuant to the Agreement described on Schedule 8 in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) is the only such amount payable as contemplated by this Article 3.23 and shall be paid in full by Seller, out of Seller's funds and by the sole shareholder of Dowdy's partner in MSCTC out of such sole shareholder's funds, at the Closing.

     3.24     Employees.   Schedule 9, which is annexed hereto
and made a part hereof, sets forth the names, and present annual rate of compensation of all persons employed by Dowdy or MSCTC. Such Schedule also sets forth the names of all directors and officers of Dowdy and a description of any agreement with respect to the election or tenure of any of them as such.

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     3.25     Corporate and Seller's Action.   This Agreement has
been duly and validly executed and delivered by Dowdy and the Seller for which it is a legally binding agreement (subject to the fulfillment of certain conditions provided for herein) and is enforceable in accordance with its terms subject to the availability of equitable relief.

     3.26     Liabilities.   Except as shown on Schedule 10,
which is annexed hereto and made a part hereof, as of December 31, 1993, Dowdy and MSCTC, individually, had no material liabilities, absolute or contingent, which are not shown on the Balance Sheets, except those incurred in the ordinary course of business which are of a type not ordinarily reflected on a balance sheet prepared in accordance with generally accepted accounting principles. All liabilities, absolute or contingent, of Dowdy and MSCTC, individually, incurred subsequent to December 31, 1993, will have been incurred only in the ordinary course of business and, except as set forth on Schedule 11, hereto, Dowdy and MSCTC will, prior to the Closing, have obtained the consent of Rochester to incur any single such liability incurred subsequent to the date of this Agreement in excess of $20,000.00. Except for items 28 and 31 on Schedule 6, no debt or other obligation of Montana Cellular Telephone Company, or of Dowdy Cellular Partners, each a current or former affiliate of MSCTC, Dowdy and Seller, in any way continues to bind or create liability for Dowdy or MSCTC.

     3.27 Accounts Receivable and Non-Current Receivables. The accounts, notes and other receivables, whether current or non-current, of Dowdy or MSCTC shown on the most recent balance sheets before the Closing, and all such receivables of Dowdy or MSCTC as at the Closing will be accounted for in accordance with generally accepted accounting principles, consistently applied, and will be collectible, subject to the allowance for doubtful accounts accounted for in a manner consistent with past practice, and will have arisen in the ordinary course of business.

      3.28     Tax Returns.   All federal income tax returns, and
other federal tax returns of every nature, and all state, county and local tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by Dowdy or MSCTC, have been duly filed, and accurately state all items of
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income and loss correctly.  Dowdy or MSCTC has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it and has paid all installments of estimated tax due. The amounts shown as provisions for payment of all such taxes as shown on the Balance Sheets of Dowdy and MSCTC are now sufficient for all such taxes which may be payable for any fiscal period prior to and through the Balance Sheet Date, including all taxes imposed before or after the Closing which are attributable to such fiscal periods. The amounts shown as provisions for payment of all such taxes as shown on the most recent interim, unaudited balance sheets or annual audited balance sheets (as the case may be) of Dowdy and MSCTC prior to closing shall be sufficient for all such taxes which may be payable for any fiscal period ending on or prior to the date of such balance sheets including all taxes imposed before OR after the Closing which are attributable to such fiscal periods. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and Dowdy or MSCTC has not received any notice of deficiency or adjustment.

          All taxes and other assessments and levies which Dowdy or MSCTC is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held in cash by Dowdy or MSCTC in appropriate bank accounts for such payment. All statements and reports required to be filed under any Chapter of the Internal Revenue Code of 1986, as amended, by Dowdy or MSCTC have been duly filed. To the extent not reflected or adequately reserved for in the balance sheets of Dowdy and MSCTC as of or prior to the Balance Sheet Date, the Seller agrees to indemnify Rochester and Dowdy on an after tax basis for any federal, state, local or foreign tax assessment or claim found to be due by Dowdy or MSCTC for any tax period ending on or prior to the Closing, resulting from an audit or other review by the assessing tax authority. Rochester and Dowdy shall use reasonable efforts to contest any deficiency alleged to be due as a result of such audit if, in Rochester's judgment, a basis for such a contest exists. The Seller shall be entitled to participate in such defense and shall have access to the books and records of Dowdy or MSCTC in order to make such defense. Neither Rochester nor Dowdy shall waive any defense or appeal of an alleged deficiency without the Seller's prior written consent.
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      3.29     Banks.   Schedule 12, which is annexed hereto and
made a part hereof, is a correct and complete list setting forth the name of each bank in which Dowdy or MSCTC has an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from Dowdy or MSCTC.

     3.30     Disclosure by the Seller and Dowdy.   No
representation or warranty made by the Seller or Dowdy in this Agreement, including its Exhibits and Schedules, and no statement made in any certificate or other document to be furnished by the Seller or Dowdy at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to a prospective purchaser of the Dowdy Stock who is seeking full information with respect to Dowdy. No disclosure of information with respect to any warranty or representation contained in this Agreement, or other matters contemplated by this Agreement, shall be deemed to have been made or given unless it expressly appears in this Agreement, including its Exhibits and Schedules, or in any certificate or document furnished at the Closing.

     3.31     Conflicts of Interest.   Except as set forth on
Schedule 13, neither the Seller nor any director, officer, or employee of Dowdy or any relative of any of them, has any interest in any property, real or personal, tangible or intangible, including, but not limited to, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of Dowdy or any lender, supplier, customer, sales representatives or distributor of Dowdy; provided, however, that the Seller or such director, officer, or employee or relative thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent (5%) of any stock or indebtedness of any publicly-held company, the stock or indebtedness of which is traded on a recognized stock exchange, or over-the-counter.

     3.32     Securities Law Reporting.   Neither Dowdy nor MSCTC
is now or has ever been subject to the reporting requirements of the United States Securities and Exchange Commission ("SEC").

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     3.33     Environmental Matters.   Dowdy and MSCTC are in
material compliance with all applicable laws and regulations related to the environment, health and safety, all required governmental permits have been obtained and are in effect, and no on-site storage, treatment or disposal of hazardous waste or material has been made (except in compliance with applicable laws and regulations). There are no pending actions, proceedings, or notices of potential action received by Dowdy and Dowdy has no knowledge of any facts that may lead to actions, proceedings, or notices of potential action from any governmental agency regarding the condition of the properties of Dowdy or MSCTC under environmental, health or safety laws, which would have a materially adverse affect on Dowdy's or MSCTC's business. Dowdy and MSCTC have lawfully disposed of their waste and no pending or, to Dowdy's knowledge, threatened proceedings exist concerning waste disposal by Dowdy or MSCTC. There are no underground storage tanks, PCBs, asbestos, radon gas, harmful nuclear radiation, or hazardous wastes present on the properties of Dowdy or MSCTC.

     3.34     Seller as an Accredited Investor.   Seller is an
"accredited investor" as that term is defined in Regulation
Section 230.501(a) under the Securities Act of 1933, as amended. Seller has had an opportunity to investigate the terms of the Rochester Common Stock, the business and financial condition of Rochester and to obtain such information as he may require from the officers of Rochester.

     3.35 No Agreements to Distribute Rochester Common Stock. Seller represents and warrants that, as of the date hereof,
Seller has not and that Seller will not hereafter (i) enter into any understanding, agreement or commitment, whether written or oral, whereunder Seller has or will alter Seller's fifty percent (50%) interest in MSCTC as held by Dowdy, nor (ii) transfer or otherwise distribute any portion of the Rochester Common Stock deliverable to the Seller pursuant to the Plan of Merger to the sole shareholder of Dowdy's partner in MSCTC or to any affiliate, family member or designee of such shareholder.

     3.36     Contribution of Debt to Capital.   Prior to the
date of this Agreement, Seller irrevocably contributed to the capital of Dowdy all of the outstanding indebtedness of Dowdy to Seller, in the previous form of multiple promissory notes of
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Dowdy to Seller in the aggregate amount of $463,991, which amount includes all principal and interest due as of the date of such contribution with respect to such promissory notes. From the date of this Agreement until the Closing, Seller shall make no further loans to Dowdy or to MSCTC.

     3.37     True at Closing.   The representations and
warranties of the Seller and Dowdy as set forth in this Article III (except for those set forth in Sections 3.8.1, 3.8.2, 3.8.3, 3.8.6, 3.9, 3.10, 3.13, 3.14, 3.15, 3.18, 3.24 and 3.29, which are represented and warranted to be true only on and as of the date of this Agreement) are and will be true both on the date of this Agreement and on and as of the Closing.


                                ARTICLE IV
                ROCHESTER'S REPRESENTATIONS AND WARRANTIES

     As an inducement for the Seller and Dowdy to enter into this Agreement, Rochester without qualification represents and warrants to the Seller and Dowdy as follows:

     4.1     Incorporation and Capitalization.   Rochester is a
corporation duly organized, validly existing and in good standing under the laws of the State of New York. The location of Rochester's properties and its business activities do not require that it qualify as a foreign corporation in any other jurisdiction except Minnesota and Pennsylvania, where it is so qualified. Rochester has an authorized capital stock consisting of (i) 100,000,000 shares of Common Stock, par value $1.00 per share, of which, as of December 31, 1993, a total of 34,029,646 shares were issued and outstanding, and (ii) 850,000 shares of Preferred Stock, par value $100 per share, issuable in series, of which, as of December 31, 1993, a total of 200,000 shares, constituting three series, were issued and outstanding.

     4.2     Power and Authority.   Each of Rochester and
Subsidiary has full corporate power and authority to enter into and carry out the terms of this Agreement and to consummate the Merger contemplated hereby.

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

     4.3     Financial Statements.   The Balance Sheets of
Rochester at December 31, 1991, 1992 and 1993 and the Statements of Income, Retained Earnings, and of Changes in Financial Position of Rochester for the fiscal years then ended, together with related Notes to Financial Statements, examined and reported upon by Price Waterhouse, copies of which have been delivered by Rochester to Dowdy, and all financial information contained in filings with the SEC, are correct and complete in all material respects and present fairly the financial position of Rochester as of December 31, 1991, 1992 and 1993, and the results of its operations for the fiscal years then ended. Those Balance Sheets and said Statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis and all SEC rules and regulations, as the case may be.

      4.4     Stock Issuable to the Seller.   The shares of
Rochester Common Stock to be delivered to the Seller at the Closing pursuant to this Agreement, when delivered as herein provided, will be validly issued and outstanding shares of $1.00 par value voting Common Stock of Rochester, fully paid and (except as provided in Section 630 of the New York Business Corporation Law) non-assessable, and will not be subject to preemptive rights of any shareholder of Rochester.

     4.5     Business Since December 31, 1993.   Except as
described on Schedule 14, which is annexed hereto and made a part hereof, since December 31, 1993, there has been no materially adverse change in the business or in the condition, financial or otherwise, of Rochester and its subsidiaries, taken as a whole.

     4.6     Rochester Litigation.   Except as set forth in
Schedule 15, which is annexed hereto and made a part hereof, there are no material actions, suits, proceedings or investigations (whether or not purportedly on behalf of Rochester) pending or threatened against or affecting Rochester, at law or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which could have a materially adverse effect upon Rochester, and Rochester is not operating under or subject to, or in default with respect to, any writ, injunction or decree of any court or federal, state, municipal or other governmental department,
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commission, board, agency or instrumentality, domestic or
foreign.

     4.7     No Defaults.   Neither the execution and delivery of
this Agreement nor the consummation of the transaction contemplated hereby is an event which of itself or with the giving of notice or the passage of time, or both, could constitute a violation of or conflict with or result in any breach of, or default under the terms, conditions or provisions of, any judgment, law or regulation (assuming receipt of the approvals referenced in this Agreement) or Rochester's Certificate of Incorporation or Bylaws, or any agreement or instrument to which Rochester is a party or by which it is bound or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Rochester, and no such event of itself or with the giving of notice or the passage of time, or both, will result in the acceleration of the due date of any obligation of Rochester.

     4.8     Corporate Action of Rochester, Subsidiary and
Subsidiary's Parent.   This Agreement is being signed by the
officers of Rochester, Subsidiary and Subsidiary's Parent prior to approval by their respective Boards of Directors. Such signing is for convenience only and will not and should not be deemed to legally bind any such party hereunder. After it is duly considered and approved by action of the Boards of Directors (or the Executive Committee of the Boards of Directors) of each of Rochester, Subsidiary and Subsidiary's Parent, and only after such approval, this Agreement will have been duly and validly executed and delivered by Rochester, Subsidiary and Subsidiary's Parent and constitute a valid and legally binding agreement of Rochester, Subsidiary and Subsidiary's Parent (subject to the fulfillment of certain conditions provided for herein) enforceable in accordance with its terms.

     4.9     Subsidiary Legal Status.   Subsidiary is a
corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and on the Effective Date, Subsidiary will have full power and authority to carry out the transactions contemplated by this Agreement to be carried out by it.

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     4.10     Subsidiary Capital Stock.   At the Closing, the
authorized capital stock of Subsidiary will consist of 200 shares of common stock, par value $.01 per share, 100 of which shares as of the date hereof are validly issued, fully paid and non-assessable, and are owned by Subsidiary's Parent free and clear of all liens and encumbrances.

     4.11     Disclosure by Rochester.   No representation or
warranty made by Rochester in this Agreement, including its Exhibits and Schedules, or no statement made in any certificate or other document to be furnished by Rochester at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein or herein not misleading. No disclosure of information with respect to any warranty or representation contained in this Agreement, or other matters contemplated by this Agreement, shall be deemed to have been made or given unless it expressly appears in this Agreement, including its Exhibits and Schedules, or in any certificate or document furnished at the Closing.

     4.12     Securities and Exchange Commission Filings.
Rochester has filed, published and disseminated all reports, notices, documents and information required to be filed, published or disseminated pursuant to the Securities Exchange Act of 1934, as amended, and pursuant to the rules and regulations of the SEC and the New York Stock Exchange ("NYSE").

      4.13     Brokerage Fee.   Rochester has not entered into
any agreement for payment of any fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereunder. Any such fee, commission or brokerage payable under any agreement made by Rochester or claimed by any party from Rochester, shall be the sole responsibility of Rochester.

     4.14     True at Closing.   The representations and
warranties of Rochester set forth in this Article IV (except for those set forth in Sections 4.1 (last two sentences only), 4.5 and 4.6, which are represented and warranted to be true only on and as of the date of this Agreement), are and will be true both on the date of this Agreement and on and as of the Closing.
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                                 ARTICLE V
             COVENANTS OF THE SELLER AND DOWDY PENDING CLOSING

     The Seller and Dowdy jointly and severally covenant and agree that from the date hereof to and including the Closing:

     5.1     Maintenance of Business.   Dowdy shall continue to
carry on its business, maintain its plants and equipment and keep its books of account, records and files in substantially the same manner as heretofore, and shall cause MSCTC to do likewise, except that Dowdy shall consult with and obtain the approval of Rochester regarding any network construction at MSCTC. Dowdy shall remain a non-operating entity used solely as the vehicle for Seller's ownership of MSCTC. Dowdy will maintain in full force and effect insurance policies now in effect or renewals thereof or comparable coverage acceptable to Rochester, and shall cause MSCTC to do likewise. If Rochester shall request in writing that Dowdy increase the amount of insurance coverage for any property of MSCTC, within 20 days of receipt of such request, Dowdy shall cause MSCTC to increase the amount of its insurance coverage on such property to such amount as shall be reasonably requested by Rochester up to the amount it would cost to fully repair or replace such property.

     5.2     Negative Covenants.   Without the prior written
consent of Rochester or except as otherwise provided elsewhere in this Agreement Dowdy and MSCTC shall not, and the Seller shall do all things and take all reasonable and proper action to provide that Dowdy shall not, and MSCTC shall not, as applicable:

           5.2.1 Issue, sell, purchase or redeem, or grant options to purchase or otherwise agree to sell, purchase or redeem any shares of its capital stock or any other securities of Dowdy or any of the partnership interests of MSCTC;

          5.2.2 Amend its Articles of Incorporation or Bylaws or partnership agreement, as the case may be;

          5.2.3   Prepay any liability for borrowed money;

          5.2.4 Pay or satisfy any obligation or liability other than obligations or liabilities reflected in the Balance Sheets, when due, liabilities incurred since the Balance Sheet
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
Date in the ordinary course of business and obligations under contracts and agreements referred to in Schedules annexed hereto;

          5.2.5 Adopt or modify any bonus, pension, profit sharing or other compensation plan or enter into any contract of employment not terminable at will without payment or penalty;

          5.2.6 Enter into any contract or commitment, incur any liability, absolute or contingent, waive any right or enter into any other transaction having a value equal to or exceeding
$20,000;

          5.2.7 Have made or become obligated to make any dividend payment or other distribution to its stockholders or partners.

          5.2.8 Increase the rate of compensation of or grant any employee bonus or other employee benefit to any employee, or commit itself to or announce the granting of any such increase, bonus or benefit to become effective on or after the Closing, except in each case, in the ordinary course of business in accordance with past practice but, in any event, no more than a four percent (4%) increase in compensation or benefit levels and a four percent (4%) increase in bonuses, unless Dowdy or MSCTC, as the case may be, shall have requested approval from Rochester in a letter sent pursuant to Section 12.6 hereof and Rochester shall have consented to such increase (which consent shall not be unreasonably withheld).

     5.3     Organization, Good Will.   Dowdy shall use
reasonable efforts to preserve its business organization intact and the business and organization of MSCTC, retain the services of its present officers and use reasonable efforts to retain substantially as at present its and MSCTC's employees, and preserve the good will of its suppliers, customers and others having business relations with it. Prior to the Closing, Seller and Dowdy will obtain the resignation, effective automatically upon consummation of the transactions contemplated hereby, of all directors and officers of Dowdy.

     5.4     Access to Plants, Files and Records.   At the
reasonable request of Rochester, Dowdy shall, from time to time, give or cause to be given to Rochester, its officers, employees,
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
accountants, counsel and accredited representatives (i) reasonable access to all of the plants, property, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records and files of every character, employees, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories of Dowdy and MSCTC; and
(ii) all such other information concerning the affairs of Dowdy and MSCTC as Rochester may reasonably request.

     5.5     Consummation of Agreement.   Subject to the
provisions of Articles VII and IX hereof, Dowdy and the Seller shall use their reasonable efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

     5.6     Consents to Leases, Contracts.   With respect to all
leases, licenses and other contracts and instruments and rights of Dowdy or MSCTC which require the consent of another party to the transaction contemplated herein, Dowdy will use all reasonable efforts to obtain or cause to be obtained such consents.

     5.7     Securities Laws.   The Seller and Dowdy will
cooperate fully with Rochester to permit the transactions contemplated herein to be consummated without violating the securities laws of the United States or of any state or commonwealth.

     5.8     Notice of Proceedings.   The Seller and Dowdy will,
upon becoming aware of any of the matters set forth in Section
3.9 hereof or any other order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated, promptly notify Rochester in writing of such order, decree, complaint or notice.
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

     5.9     Delivery of Dowdy's Shareholder List.   The
statement regarding shareholders in Article 3.3 hereof is a true and complete list setting forth the identity of all of the common shareholders of Dowdy and their holdings of all of the stock of Dowdy. In making the exchange of certificates provided for in this Agreement, Rochester may rely completely on such list of shareholders.

     5.10     Confidential Information.   If, for any reason, the
transaction contemplated by this Agreement is not consummated, Dowdy shall not disclose to third parties any confidential information received from Rochester in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that this provision shall be applicable only with respect to information received from Rochester and clearly identified as confidential information, and that nothing shall be deemed to be confidential information which:

          5.10.1 Is known to Dowdy at the time of disclosure by Rochester;

          5.10.2   Becomes publicly known or available;

          5.10.3 Is rightfully received by Dowdy from a third party; or

          5.10.4   Is independently developed by Dowdy.

      5.11     Dowdy and MSCTC Employees.   On or before the
Closing Date, Dowdy shall deliver to Rochester a list of Dowdy's and MSCTC's employees as of the end of the fiscal quarter immediately preceding the Closing, indicating the following information for each employee as of the end of such quarter:

          5.11.1   rate of pay;

          5.11.2 whether remunerated on an hourly, weekly, or monthly basis;

          5.11.3 date of most recent commencement of service with Dowdy or MSCTC; and
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

          5.11.4 accrued holiday, vacation, sick leave, long service entitlement (if any) and permitted time-off due as compensation for additional time worked.

     5.12     Interim Financial Statements.   Seller shall
deliver to Rochester, on or before the thirtieth (30th) day after the end of each month ("Due Date"), interim (monthly) unaudited balance sheets of Dowdy and MSCTC, the first to be as of January 30, 1994, and unaudited income statements and statements of cash flows of Dowdy and MSCTC for each month then ended, until the Closing Date, all of which will be current in all material respects and prepared from the books and records of Dowdy and MSCTC pursuant to generally accepted accounting principles consistently applied except for normal, routine year-end adjustments and the absence of footnotes.

     5.13     Seller's Shareholder Status.   Except as set forth
in item 3 on Schedule 7, Seller shall not at any time prior to the Effective Date transfer or otherwise alienate all or any portion of his equity interest in Dowdy.

     5.14     Further Cash Infusions to MSCTC/No Loans.   From
the date of this Agreement until the Closing, if any amounts are reasonably required by MSCTC, from time to time, for the effective competitive continuation of the business of MSCTC, one-half of such amounts shall be paid in cash by Seller (but only if an identical cash payment is made by the sole shareholder of Dowdy's partner in MSCTC) and such amounts shall be (i) paid first to MSCTC to pay off the Two Hundred and Four Thousand Three Hundred and Ninety-Seven Dollar ($204,397) Account Receivable from affiliates currently due, one-half from the Seller and one-half from the sole shareholder of Dowdy's partner in MSCTC and, after such payoff (ii) contributed to the capital of Dowdy. All amounts so contributed to the capital of Dowdy after payment in full of the $204,397 Account Receivable from affiliates, are hereinafter referred to as "Additional Capital Contributions". All cash so contributed by Seller to Dowdy shall be promptly loaned to MSCTC as working capital. No loans shall be made by Seller to MSCTC or from MSCTC or Dowdy to Seller.

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                                ARTICLE VI
           COVENANTS OF ROCHESTER AND SUBSIDIARY PENDING MERGER

     Rochester covenants and agrees that, from the date hereof to and including the Closing:

     6.1     Subsidiary's Parent as Sole Shareholder of
Subsidiary.   Rochester will continue to be the sole shareholder
of Subsidiary's Parent. Subsidiary's Parent will continue to be the sole shareholder of Subsidiary, and will adopt and approve at a special meeting of the shareholder of Subsidiary, or by written consent, the Plan of Merger.

     6.2     Federal Securities and Blue Sky Filings.   Rochester
will make or obtain all necessary federal securities and Blue Sky filings or permits required to carry out the transactions contemplated by this Agreement prior to or as of the Closing.

     6.3     Corporate Action.   Subject to the provisions of
this Agreement, Rochester will, and will cause Subsidiary to, take all necessary corporate and other action required of them to carry out the transactions contemplated by this Agreement. Rochester will promptly notify Seller in writing when this Agreement has been duly considered and approved by action of the Boards of Directors (or the Executive Committees of the Boards of Directors) of each of Rochester, Subsidiary and Subsidiary's Parent.

     6.4     Confidential Information.   If, for any reason, the
transactions herein contemplated are not consummated, Rochester shall not disclose to third parties any confidential information received from Seller, Dowdy or MSCTC in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that this provision shall be applicable only with respect to information received from Seller, Dowdy or MSCTC, and that nothing shall be deemed to be confidential information which:

           6.4.1 Is known to Rochester at the time of its disclosure by Dowdy;

          6.4.2   Becomes publicly known or available;
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

          6.4.3 Is rightfully received by Rochester from a third party; or

          6.4.4   Is independently developed by Rochester.

     6.5     Consummation of Agreement.   Subject to the
provisions of Articles VIII and IX hereof, Rochester shall use its reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

     6.6     Notice of Proceedings.   Rochester will, upon
becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions if consummated, promptly notify Dowdy in writing of such order, decree, complaint or notice.

     6.7 Changes in Capitalization. Rochester will provide Seller with copies of any amendments to its certificate of incorporation which result in any changes in its name or capital structure and will send to Seller all information or proxy statements which relate to or describe such change in capital structure promptly after distribution of such information to the shareowners of Rochester Common Stock.


                                ARTICLE VII
           CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND DOWDY

     The obligations of the Seller and Dowdy under this Agreement are, at the option of the Seller and Dowdy, subject to the fulfillment of the following conditions prior to or at the
Closing:

      7.1     Representations, Warranties, Covenants.

          7.1.1 Subject to Section 4.14 of this Agreement, all representations and warranties of Rochester contained in this Agreement, including the related Exhibits and Schedules hereto, and any statements or descriptions made in any certificate or other document to be delivered by Rochester, Subsidiary's Parent or Subsidiary at the Closing shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and accurate;

          7.1.2 Each of Rochester, Subsidiary's Parent and Subsidiary shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at the Closing;

          7.1.3 Rochester shall have delivered to Dowdy a certificate of an officer of Rochester, dated as of the Closing, certifying to the fulfillment of the conditions set forth in this
Article 7.1.

     7.2     Proceedings.   No action or proceeding shall have
been instituted against Rochester which could materially and adversely affect its business; no action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their directors and officers, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of this Agreement or the consummation of the transactions contemplated hereby; and, in either case, the Seller and Dowdy shall have given written notice to Rochester and Subsidiary of their intent not to complete the transactions contemplated by this Agreement within twelve (12) business days after they first informed or were first informed by Rochester or Subsidiary, in writing, of the institution or threat of any such action or proceeding described in this Section 7.2; and neither Rochester nor Dowdy shall have received written notice from any court or governmental department, agency or commission of its intention to enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Dowdy would make it inadvisable to consummate such transactions; provided that in the event such an investigation (other than a routine letter of inquiry) is instituted, this Agreement may not be abandoned by Dowdy for such reason, but the consummation of the transactions provided for in this Agreement shall be delayed for such period, not in excess of 120 days, as may be necessary to determine whether such investigation is likely to result in an action or proceeding of the type described in the second clause of this Article 7.2.

     7.3     Opinion of Counsel.   Dowdy shall have received an
opinion of John T. Pattison, Managing Attorney for Rochester, dated as of the Closing, in form and substance in substantially the form of Exhibit F, attached hereto and made a part hereof.

     7.4     Delivery of Rochester Common Stock.   At the
Closing, Rochester shall have delivered to the Seller certificates representing the Rochester Common Stock to be delivered hereunder.

     7.5     Representations and Warranties Respecting Certain
Matters Made at Closing.   At the Closing, Rochester and
Subsidiary, without qualification, shall have jointly and severally represented in a certificate to be duly signed by their appropriate officers that as of the Closing Date all of the matters set forth in Sections 4.1, 4.5 and 4.6 of this Agreement, including the related Exhibits and Schedules hereto, are true and correct as if originally made on and as of the Closing Date, or if not true and correct (and such falsity or incorrectness is waived by the Seller as a condition precedent to Closing) the true and correct representations and warranties. Notwithstanding the foregoing sentence, the representations and warranties of the second and third sentences of Section 4.1 need only be such as are true and correct as of the date of this Agreement.

     7.6     Proceedings and Instruments Satisfactory.   All
proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller and Rochester shall have furnished the Seller with certified copies of such proceedings and such other instruments and documents as the Seller shall have reasonably requested.
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

     7.7     Certificate of Incumbency.   Rochester shall have
furnished to the Seller a Certificate of the Secretary of Rochester, certified as of the Effective Date, as to the incumbency and signatures of the officers of Rochester, Subsidiary's Parent and Subsidiary executing this Agreement and any document contemplated or delivered under this Agreement.

     7.8     Unduly Burdensome Final Order.   Notwithstanding any
other provision of this Agreement, Seller shall have satisfied himself, in his sole discretion, that any Final Order, as defined in Section 9.2 hereof, contains no term, condition or provision which is unduly burdensome.

     7.9     Tax Representation Certificate.   Rochester shall
have delivered to the Seller an executed certificate substantially in the form of Exhibit H, hereto.

     7.10     Shareholder Authorization.   The Plan of Merger
shall have been approved by the affirmative vote of the holders of one hundred percent (100%) of the outstanding shares of Dowdy common stock entitled to vote thereon; which means that none of the holders of Dowdy Stock shall have filed written objections pursuant to Section 607.1320 of the Florida General Corporation Act.

     7.11     Effectiveness of Registration Statement.   The
Registration Statement to register the sale of the Rochester Common Stock shall be effective and no stop order suspending such effectiveness shall have been entered, instituted or threatened.


                               ARTICLE VIII
                CONDITIONS TO THE OBLIGATIONS OF ROCHESTER

     The obligations of Rochester, Subsidiary and Subsidiary's
Parent under this Agreement are, at the option of Rochester, subject to the fulfillment of the following conditions prior to or at the Closing:

     8.1     Representations, Warranties, Covenants.

          8.1.1 Subject to Section 3.37 of this Agreement, all representations and warranties of the Seller and Dowdy contained
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
in this Agreement, including the related Exhibits and Schedules hereto, and any statements or descriptions made in any certificate or other document to be delivered by Dowdy or the Seller at the Closing shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and accurate;

          8.1.2 The Seller and Dowdy shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or at the Closing;

          8.1.3 The Seller and Dowdy shall deliver to Rochester at the Closing a certificate, certifying to the fulfillment of the conditions set forth in this Article 8.1.

     8.2     Proceedings.   No action or proceeding shall have
been instituted or threatened against Dowdy or MSCTC or the Seller which could materially and adversely affect the business of Dowdy or MSCTC; except as set forth in Schedule 2, no action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby and, in either case, Rochester shall have given written notice to the Seller and Dowdy of its intent not to complete the transactions contemplated by this Agreement within twelve (12) business days after it first informed, or was first informed by the Seller and Dowdy, in writing, of the institution or threat of any such action or proceeding described in this Section 8.2; and neither Dowdy nor Rochester shall have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Rochester would make it inadvisable to consummate such transaction; provided that in the event such an investigation (other than a routine letter of inquiry) is instituted, this Agreement may not be abandoned by Rochester for such reason but the consummation of the transactions provided for in this Agreement shall be delayed for such period, not in excess of 120 days, as may be necessary to determine whether such investigation is likely to result in an action or proceeding of the type described in the second clause of this Article 8.2.

      8.3     Opinion of Counsel of the Seller and Dowdy.
Rochester shall have received an opinion of counsel for the Seller and Dowdy dated as of the Closing in substantially the form of Exhibit G.

     8.4     Blue Sky Filings.   Rochester shall have received an
opinion from its outside counsel, to the effect that all necessary Blue Sky filings and permits, which in the opinion of such counsel are required to carry out the transactions contemplated by this Agreement, have been made or obtained.

     8.5     Dowdy Agreements.   Neither the execution of this
Agreement nor the performance of the obligations of the Seller or Dowdy hereunder shall be prohibited or restricted by any agreement or instrument to which Dowdy or MSCTC is a party (including, but not limited to, the MSCTC documents attached as Exhibit D); if so prohibited or restricted, Dowdy or MSCTC (as the case may be) shall have obtained, at no cost or expense to Rochester or Dowdy, such consents, waivers or releases as may be required to remove or waive such prohibitions or restrictions prior to the Closing.

     8.6 Interim Financial Statements. Rochester shall have received interim unaudited compiled financial statements of Dowdy and MSCTC, dated as of the end of the most recent fiscal month, if the Due Date with respect thereto has occurred, and, if the Closing has not occurred by February 28, 1995, Rochester shall have received audited annual financial statements for MSCTC as of December 31, 1994, prepared in accordance with generally accepted accounting principles, consistently applied which shall be accompanied by an unqualified opinion of MSCTC's independent certified public accountants.

     8.7     No Casualty.   Prior to the Closing, there shall not
have occurred any damage, destruction or loss not covered by insurance, exceeding $20,000, materially and adversely affecting
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
the products, properties, business or operations of Dowdy or MSCTC.

     8.8     Proceedings and Instruments Satisfactory.   All
proceedings, corporate or otherwise, to be taken by Seller or Dowdy in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Rochester and the Seller shall have furnished Rochester with certified copies of such proceedings and such other instruments and documents as Rochester shall have reasonably requested.

      8.9     Delivery of Dowdy Common Stock.   At the Closing,
the Seller shall have delivered certificates representing all of the Dowdy Stock, into which the shares of stock of Subsidiary have been converted pursuant to the Merger, free and clear of all liens and encumbrances, duly endorsed in blank with guaranteed signatures and all required transfer stamps, if any, together with a written release of lien from William Demetree. Alternatively, if a Dowdy shareholder has lost his or her certificate(s), such shareholder shall deliver an affidavit attesting such fact in a form acceptable to Rochester, together with an assignment separate from such certificate and a lost certificate bond insuring Rochester and Dowdy for the full value of any loss occasioned by such lost certificate.

     8.10     No Change in Dowdy's Capitalization.   Dowdy's
authorized and issued and outstanding capital stock shall be as stated in Article 3.2 and Dowdy shall have no agreement, obligation or commitment of any character to issue shares of its capital stock, or debentures, bonds, or other evidences of indebtedness convertible, in whole or in part, into shares of its capital stock.

     8.11     Acquisition of Affiliated Company.   At the
Closing, Rochester or Subsidiary's Parent shall have acquired, in a simultaneous similar transaction, all of the voting equity shares of MLD Minnesota 10, Inc., pursuant to a definitive acquisition agreement dated concurrently herewith.

     8.12 Resolutions and Resignation of Dowdy's Directors. Dowdy shall have delivered to Rochester at the Closing certified copies of resolutions adopted by the Board of Directors of Dowdy adopting and approving this Agreement. The Seller and Dowdy shall have delivered to Rochester resignations of all directors and officers of Dowdy as requested by Rochester effective as of the Closing.

     8.13     Certificates of Good Standing.   The Seller shall
have delivered to Rochester Certificates of Good Standing (or its equivalent) issued by the Secretary of State of the State of Florida to the effect that Dowdy is duly incorporated and in good standing under the laws of the State of Florida, as of a date reasonably near the Closing.

     8.14     Shareholder Authorization.   The Plan of Merger
shall have been approved by the affirmative vote of the holders of one hundred percent (100%) of the outstanding shares of Dowdy common stock entitled to vote thereon; which means that none of the holders of Dowdy Stock shall have filed written objections pursuant to Section 607.1320 of the Florida General Corporation Act.

     8.15     Certified Articles.   Dowdy shall have furnished to
Rochester a copy of its Articles of Incorporation, including all amendments thereto, which shall have been certified by the Florida Secretary of State as of a date reasonably near the Effective Date.

     8.16     Certified Bylaws.   Dowdy shall have furnished to
Rochester a copy of the Bylaws of Dowdy which shall have been certified by the Secretary of Dowdy as of the Effective Date.

     8.17     Certificate of Incumbency.   Dowdy shall have
furnished to Rochester a Certificate of the Secretary of Dowdy, certified as of the Effective Date, as to the incumbency and signatures of the officers of Dowdy executing this Agreement and any document contemplated or delivered under this Agreement.

     8.18     Audited Financial Statements of Dowdy and MSCTC as
of December 31, 1992 and 1993.    On or before June 30, 1994,
Seller shall deliver to Rochester (i) the audited Balance Sheets of Dowdy as of December 31, 1992 and 1993 and of MSCTC as of

December 31, 1993, and (ii) the related Statements of Operations, Statement of Changes in Retained Earnings or Partners' Capital, as the case may be, and Statements of Cash Flows for the years then ended of MSCTC, certified without qualification by the independent certified public accountants of MSCTC and to be relied upon by Rochester pursuant to this Agreement. Such statements shall be correct and complete in all material respects, in accordance with the books and records of Dowdy and MSCTC and present fairly the financial condition of Dowdy and MSCTC as of December 31, 1992 and 1993 in the case of Dowdy and as of December 31, 1993 in the case of MSCTC and the results of its operations for the years then ended ("Audited 1992 and 1993 Dowdy and MSCTC Financials"). The Audited 1992 and 1993 Dowdy and MSCTC Financials (i) will have been prepared in conformity with the applicable regulations of the MPUC, if any, and in accordance with generally accepted accounting principles applied on a consistent basis, and (ii) will contain no line item varying more than 5% from the same line item in the draft financial statements of Dowdy for 1992 and 1993 and of MSCTC for 1993 previously delivered to Rochester, as indicated in Article 3.7 hereof.

     8.19     Representations and Warranties Respecting Certain
Matters Made at Closing.   At the Closing the Seller and Dowdy,
without qualification, shall have jointly and severally represented in a certificate to be duly signed by their appropriate officers that as of the Closing Date all of the matters set forth in Sections 3.8.1, 3.8.2, 3.8.3, 3.8.6, 3.9,
3.10, 3.13, 3.14, 3.15, 3.18, 3.24 and 3.29 of this Agreement, including the related Exhibits and Schedules hereto, are true and correct as if originally made on and as of the Closing Date. If such unqualified joint and several representations cannot be made, in whole or in part, this condition precedent shall not have been met. If at the sole option of Rochester such failure of this condition precedent is waived, the Seller and Dowdy shall represent in a certificate to be duly signed by the appropriate officers the then true and correct representations and warranties. All representations and warranties made in certificates pursuant to this Section 8.19 shall survive the Closing pursuant to Section 11.1 hereof. Notwithstanding the foregoing provisions of this Section, (i) the Exhibits and Schedules related to all waived representations and warranties may be updated to the Closing Date, and (ii) the representations and warranties of Seller and Dowdy and the Schedules attached hereto solely as they relate to only the first sentence of
Section 3.24 and all of Sections 3.15 and 3.29 may be updated so that they are true and correct as of the Closing Date and in no event shall Seller's or Dowdy's representations and warranties related to only the first sentence of Section 3.24 and all of Sections 3.15 and 3.29 create any rights in Rochester (A) related to damages or (B) to avoid its obligations under this Agreement.

     8.20     Title Insurance.   At least thirty (30) days before
the Closing Date, the Seller and Dowdy shall have obtained title insurance policies on all of the real property owned by Dowdy and MSCTC which is listed on Schedule 7. Except as set forth on
Schedule 7, all such policies shall not recite title qualifications or restrictions deemed by Rochester to interfere with the property or business of Dowdy or MSCTC.

     8.21     Environmental Audit.   Rochester, at its own cost
and expense, shall have completed a Phase I environmental audit of the properties of Dowdy and MSCTC and such audit shall have failed to provide any basis for concern as to the presence of environmental hazards on such properties. Such audit shall be instituted within forty-five (45) days after this Agreement is approved by Rochester's Board of Directors. A copy of such audit will be delivered promptly to Seller and Seller shall be afforded an opportunity to undertake a Phase II audit, if necessary, to prove to Rochester's satisfaction that no such hazards exist. Seller shall be afforded a ninety (90) day period after discovery to cure any such hazards and Rochester shall keep confidential all information regarding any such hazards unless legally required to disclose it.

      8.22     Adverse Change.   Between the date hereof and the
Closing, no regulatory, legislative, or competitive event shall have occurred which has, or within two years from the date hereof could reasonably be expected to have, a material adverse effect on the cellular telephone industry.

     8.23     Unduly Burdensome Final Order.   Notwithstanding
any other provisions of this Agreement, Rochester, acting through its Board of Directors or the Executive Committee thereof, shall have satisfied itself, in its sole discretion, that any Final

Order, as defined in Section 9.2 hereof, contains no term, condition or provision which is unduly burdensome.

     8.24     Pooling.   On or before the Closing, Rochester
shall have received a written opinion of Price Waterhouse, in form and substance satisfactory to Rochester, in its sole discretion, to the effect that the transaction contemplated by this Agreement and the Agreement referred to in Article 8.11 hereof fully qualifies for "pooling of interests" accounting treatment.

     8.25     Effectiveness of Registration Statement.   The
Registration Statement to register the sale of the Rochester Common Stock shall be effective and no stop order suspending such effectiveness shall have been entered, instituted or threatened.

     8.26     Securities Agreement of Seller.   On or before the
Closing, Rochester shall have received a fully executed copy of the Securities Agreement executed by the Seller in substantially the form of Exhibit C attached hereto.

     8.27     Consents.   MSCTC shall have received all consents,
waivers and approvals required under the agreements set forth as items 16, 17 and 18 on Schedule 6 hereto in order to consummate the Merger contemplated by the Plan of Merger, in form and substance reasonably satisfactory to Rochester, which consents, waivers and approvals shall not (a) result in the acceleration of MSCTC's obligations under such agreements, (b) cause any terminations of such agreements, or (c) require the payment of any additional consideration by MSCTC to any party to such agreement.

     8.28     Cellular One Status.   Notwithstanding the
disclosure of Schedule 1, item 4, hereto, all customer satisfaction surveys from the date hereof through the Closing instituted by Cellular One Group shall show MSCTC at customer satisfaction levels which preclude the cancellation by Cellular One Group of the Cellular One License Agreement, as the same may be amended and which is identified as item 16 on Schedule 6; provided, however, that if Cellular One Group agrees, in writing, that notwithstanding the failure of MSCTC to satisfy the required customer satisfaction levels the License Agreement will continue in effect for a period of at least one year from the Closing Date

(subject to any right which Cellular One Group may have by reason of a breach of such agreement by MSCTC subsequent to the Closing), this condition shall be deemed to be satisfied. In addition, no other breach by MSCTC of the Cellular One License Agreement shall have occurred or be continuing at the Closing.

     8.29     Release of Lien of NovAtel.   On or before the
Closing, Rochester shall have received written confirmation from NovAtel Finance, Inc. or its successors in interest ("NovAtel") that (i) the security interests granted to NovAtel by Dowdy, and its partner in MSCTC, in their partnership interests in MSCTC and the security interest granted by MSCTC to NovAtel in all of MSCTC's assets shall be fully released upon payment in full at the Closing of the balance due as of the Closing to NovAtel pursuant to (a) the Loan and Security Agreement dated October 25, 1990 (see Schedule 6, item 21) and (b) the Promissory Note dated October 27, 1993 (see Schedule 6, item 24), which aggregate amount due, including interest to June 20, 1994, is Four Million Nine Hundred and Forty-One Thousand Two Hundred and Seventy-Three Dollars ($4,941,273) as of the date hereof, and (ii) title to the assets purchased from NovAtel shall pass free and clear of any and all liens and encumbrances to MSCTC at the Closing.

     8.30     Payment of One-Half of Account Receivable from
Affiliates.   On or before the Closing, Seller shall have paid in
cash to MSCTC, one-half of the balance of the Account Receivable from Affiliates owed to MSCTC as of the Closing Date.


                                ARTICLE IX
                    MUTUAL COVENANTS AND CONDITIONS TO
              OBLIGATIONS OF DOWDY, ROCHESTER AND THE SELLER

     9.1     Application to the NYPSC.   On or before August 5,
1994, Rochester shall mail (by express delivery) for filing an application to the NYPSC, requesting NYPSC approval and authorization of the transactions contemplated by this Agreement. Thereafter the Seller, Dowdy and Rochester shall cooperate with each other and shall take such actions as are reasonably necessary and proper to obtain expeditious, favorable action by the NYPSC. Rochester shall bear all fees of the NYPSC charged in connection with or incidental to the filing and processing of the aforesaid application, as well as the cost of filing and processing. All other fees of legal counsel and accountants and other "out-of-pocket" expenses shall be borne by the party incurring them.

     9.2     Necessity for FCC and NYPSC Approvals.   The
obligations of the Seller, Dowdy, Subsidiary's Parent, Subsidiary and Rochester under this Agreement are subject to the receipt prior to the Closing of "Final Orders" of the FCC and NYPSC approving and authorizing the transactions contemplated herein. Rochester, Subsidiary, Subsidiary's Parent, Seller and Dowdy shall not be obligated to consummate such transactions if, in the sole discretion of Rochester's Board of Directors or its Executive Committee of the Board of Directors or in the sole discretion of the Board of Directors of the Seller, there is contained in such Final Order a term, condition or provision which is unduly burdensome. For the purposes of this Agreement, the term "Final Order" shall mean an action by the FCC or the NYPSC as to which: (i) no stay of such action is in effect, no request for such stay has been filed, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no appeal, petition for rehearing or reconsideration or application for review of the action is pending before the FCC or the NYPSC and the time for filing any such action has passed; (iii) neither the FCC nor the NYPSC has the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal or petition for review to a court, or request for stay by a court, of the FCC's or the NYPSC's action is pending and, if any deadline for filing any such appeal or request is designated by statute or rule, such deadline has passed. If no third party intervenes in the proceeding and the NYPSC issues an order approving this transaction which is acceptable to Rochester and the Seller, then, notwithstanding the preceding sentence, such order shall be deemed a "Final Order" for the purposes of this Agreement.

     Each of the parties to this Agreement agrees that if Rochester, using its reasonable judgment, determines that an application to any other state or federal agency for its approval and authorization of the transactions contemplated herein is required, then Rochester shall file such application at its sole expense and the Seller and Dowdy shall join in such application with Rochester and otherwise act in accordance with the provisions of Article 9.1 of this Agreement with respect to such application, and the obligations of the Seller, Dowdy, Subsidiary, Subsidiary's Parent and Rochester under this
Agreement shall be subject to the receipt prior to the Closing of a Final Order of such state or federal agency as described in this Section 9.2.

     9.3     Other Filings.   Within thirty (30) days after the
execution and approval by Rochester's Executive Committee of this Agreement, Dowdy, Subsidiary, Subsidiary's Parent and Rochester, if necessary, shall apply, file or give notice to the FCC, the Federal Trade Commission and the Department of Justice, Antitrust Division, of the transactions contemplated herein. Prior to the Closing Date, any applicable waiting period, under the Hart-Scott-Rodino Act shall have expired or been terminated, and any necessary consent of the FCC shall have been obtained and be in full force and effect. The filings and related expenses of all such filings shall be made and borne by the party making or incurring them.

     9.4     Meeting of Dowdy Shareholder, Proxy Materials.
Dowdy covenants that it will call and hold a meeting of Dowdy's shareholder for the purpose of approving the Plan of Merger.

          Rochester and Dowdy contemplate that Rochester will file a registration statement on Form S-4 (or any successor form thereto), which will contain proxy materials of Dowdy prepared and distributed in accordance with legal requirements (together with any and all amendments thereto, the "Registration Statement") with the SEC under the Securities Act of 1933, as amended ("1933 Act") for the registration of (a) the issuance of the Rochester Common Stock to be issued to the holder of Dowdy common stock, in connection with the Merger (the "Registrable Shares") and (b) the secondary resale of the Registrable Shares by the Seller. In connection with the preparation of the Registration Statement to be mailed to the shareholder of Dowdy, Rochester and Dowdy shall cooperate with each other in the preparation of the Registration Statement and any related filings as shall be necessary under the securities laws of any state. Rochester covenants to prepare and to file the Registration Statement prior to the Closing so as to cause it to become effective prior to, and be effective on, the Effective Date.

          Rochester and Dowdy will furnish all information relating to Rochester or Dowdy, as the case may be, necessary or desirable in order to prepare the Registration Statement. Rochester shall indemnify Seller and his successors, assigns, heirs, agents and attorneys against any liability, damage, cost, loss or expense to them or any of them, or to which any of them may become subject, arising out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation of any federal or state securities law, rule or regulation thereunder committed by Rochester; and Rochester will reimburse Seller and his successors, assigns, heirs, agents and attorneys for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that Rochester will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any actual or alleged statement in, or actual or alleged omission from, the Registration Statement made by Rochester in reliance upon and in conformity with written information furnished to Rochester by or on behalf of such Seller for use in connection with the preparation of the Registration Statement or for any other violation of any federal or state securities laws, rules or regulations committed by Seller and/or his successors, assigns, heirs, agents and attorneys; provided, however, that Rochester shall have no obligation of indemnification with respect to any such liability, damage, cost, loss or expense unless (a) prompt written notice is given to Rochester of the making of any claim and the commencement of any suit, action or proceeding from which any such liability, damage, loss, cost or expense may arise, and
(b) Rochester is permitted at its own expense to participate in the defense of such claim, suit, action or proceeding through attorneys of its own choosing, or, if it so elects, to assume the defense thereof, with counsel who shall be satisfactory to the indemnified defendants in such action, and upon notice from Rochester to the indemnified defendants of its election to assume the defense thereof and the retaining of such counsel, Rochester shall not be liable to the indemnified defendants for any legal or other expenses subsequently incurred by such indemnified defendants in connection with the defense thereof other than reasonable costs of investigation.
          Rochester will advise Dowdy promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC or by any securities regulatory commission of any state, of the suspension of the qualification of Registrable Shares for offering and sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or any request by the SEC or any such state commission for the amendment or supplement of the Registration Statement or for additional information.

          Rochester will cause the Registrable Shares to be listed as of the Effective Date on the NYSE. Rochester will cooperate with the Seller in connection with the registration or qualification of the Registrable Shares for offering and sale by the Seller under the securities or Blue Sky laws of such states as the Seller may reasonably request, including, without limitation, the filing of any necessary registration statements or applications in any such state; provided, however, that Rochester shall not be required to do so in states which (i) decline to qualify the Registrable Shares after reasonable efforts to qualify such shares have been taken in such states;
(ii) would require of Rochester a general consent to the jurisdiction of the state; or (iii) would require that Rochester qualify as a foreign corporation or as a dealer in securities in such states (except that the provisions contained in clauses (ii) and (iii) above shall not apply in states in which Rochester has already so consented or qualified and Rochester shall inform the Seller of the identity of such states).
          Rochester shall pay all expenses incurred by Rochester in connection with any registration or qualification of the Registrable Shares including, without limitation, all registration or filing fees, all fees and expenses for qualifying the Registrable Shares for listing on the NYSE, fees and expenses of compliance with state securities laws, printing expenses, fees and disbursements of counsel for Rochester and fees and expenses in connection with any special audits incident to or required by any such registration; provided, however, Seller shall pay any of his own legal fees, brokerage discounts, commissions or similar fees attributable to the sale of the Registrable Shares for his accounts.

          Dowdy shall represent and warrant to Rochester, in writing, that any written information submitted by Dowdy to Rochester for inclusion in the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     9.5     Tax Matters.   Prior to the later of (i) the date
one and one half months after Closing or (ii) the date 30 days prior to the due date of the return including any extensions of time (which shall be filed at Seller's direction), Seller shall prepare and submit to Rochester federal and state income tax returns of Dowdy for taxable periods ending subsequent to December 31, 1993 and on or before the Closing for which returns have not been filed prior to Closing. Rochester shall review such returns and promptly notify Seller of any changes thereto desired by Rochester. Rochester shall make such changes as Seller reasonably agrees with and cause the returns to be timely filed (which timely filing may include all extensions to file as may be legally obtained by Rochester), and a copy thereof to be delivered to Seller. Rochester and Seller shall fully cooperate in the preparation and filing of such returns, including by providing access to books, records, employees or other information sources reasonably necessary for preparing or examining such returns. To the extent permitted by law, Rochester and Seller agree to take a consistent reporting position to cause all taxable income or loss for the year of the Closing from MSCTC that is allocable to Dowdy to be included in Rochester's consolidated income tax return for such year. Rochester shall, or shall cause Dowdy to, retain all tax returns, books, records, workpapers, or other paper or computer information related to a taxable period ending on or before the Closing until the later of (i) ten (10) years after the Closing or (ii) the expiration of the applicable statute of limitations with respect to such period; thereafter, Rochester or Dowdy may dispose of the information provided it has first notified Seller in writing and given Seller an opportunity to take possession.

     9.6     Payment of Indebtedness at Closing.   In a
transaction which shall occur simultaneously with the Closing, Rochester shall cause Dowdy to cause MSCTC to pay to NovAtel the aggregate indebtedness (including interest) of MSCTC then outstanding to NovAtel.

     9.7     Management Agreement.   MSCTC and Rochester or its
appropriate affiliate shall use all reasonable and good faith efforts to enter into an agreement on or before July 31, 1994 whereby Rochester or such affiliate will manage the business of MSCTC for and on behalf of Dowdy and its partner in MSCTC from such date until the Closing or abandonment of the transaction contemplated hereby.

     9.8     Skyline Mall Lease.   Dowdy shall use its reasonable
efforts to (a) terminate that certain lease identified as item 2.H. on Schedule 7 hereto on or before July 1, 1994 and (b) assuming such lease has been terminated, enter into another lease reasonably acceptable to Rochester to replace such terminated lease.

     9.9     Payment of Seller's Counsel Fees.   At the Closing,
Seller shall pay all amounts due to Hopkins & Sutter in connection with its representation of Seller and Dowdy in connection with this transaction.


                                 ARTICLE X
                           INDEMNITY AGREEMENTS

     10.1     Seller's Potential Contract Litigation and
Litigation Indemnity Agreements.   The Seller shall forever
indemnify Rochester and its affiliates (including, after the Closing, Dowdy and MSCTC), on an after-tax basis against, and hold Rochester and its affiliates harmless from any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but not by way of limitation all reasonable attorneys' fees including such fees incurred in connection with the enforcement of this Article X and all amounts paid in settlement of any claim, action or suit) which arise or result directly or indirectly from the scheduled potential contract claim of Cooper Cellular Management Corp. regarding the terms of that certain Management Agreement (and related Addendum), dated June 1, 1990 between Dowdy Cellular Partners and Cooper Cellular Management Corp. (see Schedule 2, item 3) and the other potential or pending lawsuit(s) listed on
Schedule 2, attached hereto and made a part hereof including, but not limited to, that certain lawsuit entitled Fact Investment,

Inc. vs. Minnesota Southern Cellular Telephone Company, and MLD Minnesota 10, Inc. and Dowdy Minnesota 10, Inc. as its partners (Case No. CI 92-8873). Seller hereby waives any right to indemnification pursuant to the Partnership Agreement of MSCTC with respect to any loss, expenses, damages or injury suffered or sustained by Seller as a result of such claims.

          At all times before and after the Closing, Seller shall have the right at Seller's expense and with counsel selected by Seller to defend against the claims set forth on Schedule 2 hereto (and to pursue any counterclaim with respect thereto) in the name of Dowdy or MSCTC. Rochester shall have the right, if it elects, to participate in the defense against any such claim through counsel of its own choice and at its own expense, provided, however, that Seller shall bear the expense of counsel for Rochester if Seller at any time shall not have assumed or vigorously pursued the defense against any such claim, or if counsel for Seller will have any conflict of interest in representing Rochester and/or its affiliates. At all times after the Closing, Rochester agrees to cooperate with Seller regarding any such claim and to make all books, records and documents relating to such claims in its possession or in possession of Dowdy, MSCTC or any other affiliate of Rochester available to Seller, or his representatives, upon request, for inspection and copying. Rochester or any of its affiliates may not enter into any settlement arrangements regarding any such claim without first obtaining the written consent of Seller.

     10.2     Seller's Other Indemnity Agreements.   All
representations, warranties, covenants and agreements made in this Agreement by the Seller are made to and for the benefit of both Rochester and Dowdy. With respect to all such representations, warranties, covenants or agreements in this Agreement (and/or in the Exhibits or Schedules attached hereto and the documents to be delivered by the Seller at the Closing), the Seller shall indemnify Rochester and Dowdy against and hold Rochester and Dowdy harmless on an after-tax basis from any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but not by way of limitation all reasonable attorneys' fees including such fees incurred in connection with enforcement of this Article X and all amounts paid in settlement of any claim, action or suit) which constitute or which arise or result directly or indirectly from any error, misstatement or omission in any such representation, warranty, covenant or agreement, or any breach thereof, provided, however, that:

          10.2.1 Seller shall not be liable for any damages for the breach of any such representations, warranties, covenants or agreements unless (i) the aggregate amount of damages sustained by Dowdy or Rochester for all such breaches exceeds the sum of $30,000, and (ii) written notice of each such breach is given to Seller prior to the expiration of five (5) years after the Closing Date or in the case of breaches involving taxes, prior to the later of (x) the expiration six (6) years after the Closing Date or (y) one (1) year following the termination or expiration of any extension of time to assess tax or any waiver of the statute of limitations with regard to any tax; and

          10.2.2 The liability of the Seller for any damages arising by reason of the breach of any of such representations, warranties, covenants or agreements relating to MSCTC shall in no event exceed the percentage of the total of such damages multiplied by the percentage interest in MSCTC beneficially owned by Seller.

     10.3     Rochester's Indemnity Agreements.   With respect to
all representations, warranties, covenants or agreements made by Rochester, Subsidiary's Parent or Subsidiary in this Agreement (and/or in the Exhibits and Schedules attached hereto and the documents to be delivered by Rochester at the Closing), Rochester shall indemnify Seller against and save Seller harmless on an after-tax basis from any and all claims, actions, suits, liabilities, losses, damages and expenses of every nature and character (including, but not by way of limitation, all reasonable attorneys' fees including such fees incurred in connection with the enforcement of this Article X and all amounts paid in settlement of any claims, actions or suits) which constitute or which arise or result directly or indirectly from any error, misstatement or omission in any such representation, warranty, covenant or agreement, or any breach thereof, provided, however, that Rochester shall not be liable for any damages for the breach of any such representations, warranties, covenants and agreements unless the aggregate amount of such damages to Seller for all such breaches exceeds $30,000, and written notice of each such breach is given to Rochester prior to the expiration of five
(5) years after the Closing Date or in the case of breaches involving the representations made in Exhibit H, prior to the expiration of six (6) years after the Closing.

     10.4     Seller's Tax Estoppel.   The parties understand and
agree that Subsidiary's Parent is acquiring all the outstanding stock of Dowdy by the merger of Subsidiary, a wholly-owned subsidiary of Subsidiary's Parent, into Dowdy and intend that such transaction qualify as a tax deferred reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). Seller's determination to such effect shall be based in part on representations made by Rochester. Those representations shall be in the form of Exhibit H, attached hereto and made a part hereof. The parties further understand and agree that Rochester plans and intends, in its sole discretion, after the consummation of the Merger to cause Subsidiary's Parent to transfer all the stock of Dowdy to a corporation all of the stock of which is owned by Subsidiary's Parent. Seller is relying upon his own determination that such "drop down" is permitted by Section 368(a)(2)(C) of the Code and will not negate the tax deferred nature of the exchange of Dowdy stock for Rochester stock accomplished in the Merger, based on representations from Rochester as to the facts surrounding the "drop down". Accordingly, Seller hereby agrees that he is and his successors and assigns forever shall be estopped from claiming or asserting in any fashion whatsoever that the Seller was in any way damaged by the actions of Rochester and its subsidiaries as described above, unless the actions are inconsistent with representations made by Rochester or such representations are otherwise untrue, incomplete or incorrect.

     10.5 Liquidated Damages for Violation of Article 3.35 and Pooling of Interests Provisions of Securities Agreement. Since Rochester, Subsidiary and Subsidiary's Parent are relying upon the representations, warranties and covenants of the Seller in Article 3.35, and in the Securities Agreement to be executed at the Closing, in order to proceed with and account for the transactions described in this Agreement using "pooling of interests" accounting treatment, and since the parties hereto agree that it would be difficult to quantify damages if a breach by Seller and/or the sole shareholder of Dowdy's partner in MSCTC of Article 3.35 or the pooling-related covenants in the Securities Agreement shall occur and as a result of such breach the transaction does not qualify as a "pooling of interests", the parties hereto agree that liquidated damages of Five Hundred Thousand Dollars ($500,000.00) shall be payable by Seller to Rochester upon the occurrence of such a breach and lack of qualification.

     10.6     No Limitation.   Except as to certain limitations
set forth in Sections 10.2.1, 10.2.2 and 10.3, the indemnity agreements in this Article X shall not constitute a limitation on any of the warranties, representations, covenants or agreements herein.


                                ARTICLE XI
                SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     11.1     Survival.   Subject to the limitations set forth in
Sections 10.2.1, 10.2.2 and 10.3, the several representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the Closing and remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any such party.

                                ARTICLE XII
                               MISCELLANEOUS

     12.1     Abandonment of Transaction.   The transaction may
be abandoned, and this Agreement terminated, at any time after the date of this Agreement, but not later than the Closing, by:

          12.1.1 The mutual consent of the Board of Directors of Dowdy and the Board of Directors or the Executive Committee of such Board of Rochester; or

          12.1.2 The Seller or the Board of Directors of Dowdy if, at the Closing, any of the conditions provided in Article VII and IX of this Agreement have not been met and have not been waived unless such condition has not been met because of a breach by Seller or Dowdy of any of their obligations hereunder; or

          12.1.3 The Board of Directors or the Executive Committee of such Board of Rochester if, at the Closing, any of the conditions provided in Article VIII and IX of this Agreement have not been met and have not been waived unless such condition has not been met because of a breach by Rochester, Subsidiary or Subsidiary's Parent of any of their obligations hereunder; or

          12.1.4 The Board of Directors of Dowdy or the Board of Directors or the Executive Committee of such Board of Rochester if the transaction contemplated herein shall not have become effective on or before March 31, 1995, unless the transaction contemplated herein shall have not become effective solely because of a breach by Seller or Dowdy, in the case of the Board of Directors of Dowdy, or solely because of a breach by Rochester, Subsidiary or Subsidiary's Parent, in the case of the Board of Directors of Rochester; or

          12.1.5 The Board of Directors of Dowdy or Seller if by August 1, 1994 the Board of Directors, or Executive Committee thereof, of Rochester shall not have approved this Agreement as executed by the parties hereto.

          12.1.6 The Board of Directors of Dowdy or Seller or the Board of Directors of Rochester or the Executive Committee of such Board of Rochester if either the Seller and Dowdy pursuant to Section 7.2 hereof or Rochester pursuant to Section 8.2 hereof shall have given notice of their (or, in the case of Rochester, its) intent not to complete the transactions contemplated by this Agreement; or

           12.1.7 The Board of Directors of Seller or Dowdy or the Board of Directors of Rochester or the Executive Committee of such Board of Rochester if the Phase I environmental audit described in Section 8.21 hereof evidences environmental hazards on the property of Dowdy or MSCTC and within ninety (90) days of delivery of such audit to Seller, either Seller shall not have proven to Rochester's satisfaction that no such hazards exist, or Seller shall not have cured such hazards.

     12.2     Return of Documents; Confidentiality.   If for any
reason the transaction contemplated hereby shall not become effective, all written schedules and other information and all copies of material from the books and records of any party heretofore furnished to any other party shall be destroyed by the party in possession. In such event, the provisions of this Agreement relating to confidential information shall survive the termination of this Agreement and the abandonment of the reorganization.

     12.3     Liabilities.   In the event this Agreement is
terminated and the contemplated reorganization is abandoned pursuant to Article 12.1 hereof, no party hereto shall have any duty or liability to the other either for costs, expenses, loss of anticipated profits or otherwise, except as provided in
Article 12.2.

     12.4     Assignment.   This Agreement shall not be assigned
by Dowdy, Rochester, Subsidiary, Subsidiary's Parent or the Seller. In no event may the Seller or Dowdy assign any of their rights and their obligations hereunder to their shareholders through a spin-off of its Dowdy Stock or otherwise.

     12.5     Further Assurances.   From time to time prior to,
at and after the Closing, Dowdy, Seller, Subsidiary, Subsidiary's Parent and Rochester will and will cause their respective directors and officers to execute all such instruments and take all such actions as Rochester, Dowdy or Seller, being advised by counsel, shall reasonably request in connection with the carrying out and effectuating of the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

      12.6     Notices.   All notices, demands and other
communications which may or are required to be given hereunder or with respect hereto shall be given by Dowdy on behalf of itself and the Seller, and by Rochester on behalf of itself, Subsidiary or Subsidiary's Parent. All such notices, demands and other communication shall be in writing, shall be given either by personal delivery or by mail or telegraph, and shall be deemed to have been given or made when personally delivered, when deposited in the mail, first class air mail postage prepaid, or when delivered to a telegraph company, charges prepaid, addressed as follows:

        (i)   If to Rochester or its directors:

               Mr. John K. Purcell
               Corporate Vice President
               Rochester Telephone Corporation
               180 South Clinton Avenue
               Rochester, New York  14646-0700


              with a copy to:

               John T. Pattison, Esq.
               Managing Attorney
               Rochester Telephone Corporation
               180 South Clinton Avenue
               Rochester, New York  14646-0995

or to such other address as Rochester may from time to time designate by written notice to the Seller and Dowdy;

       (ii)   If to the Seller and Dowdy:

               Ronald E. Dowdy
               One Dowdy Plaza
               7209 International Drive
               Orlando, Florida  32819

              with a copy thereof to:

               Cordell J. Overgaard, Esq.
               Hopkins & Sutter
               Suite 3800
               Three First National Plaza
               Chicago, Illinois  60602


or to such other address as the Seller and Dowdy may from time to time designate by written notice to Rochester.

     12.7     Entire Agreement.   This Agreement constitutes the
entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

     12.8     Captions.   The captions of Articles hereof are for
convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     12.9     Law Governing.   This Agreement shall be governed
by, construed and enforced in accordance with the laws of the State of New York.

     12.10     Waiver of Provisions.   The terms, covenants,
representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. Such waiver shall be authorized solely by the individual or his personal representative, if a Seller, or the majority vote of the Board of Directors or the Executive Committee of the corporate party waiving compliance or by officers authorized by such Board or Committee. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any provision, term covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     12.11     Successors.   All of the terms and conditions of
this Agreement shall be binding upon and inure to the benefit of the successors of Rochester and the Seller. For the purpose of this Agreement, the term "successors" shall include but not be limited to donees.

     12.12     Counterparts.   This Agreement may be executed in
several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart.

     12.13     Severability.   In the event that any provision in
this Agreement be held invalid or unenforceable, by a court of competent jurisdiction, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such provision goes to the essence of this Agreement in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the day and year first above written.

        SELLER

               By:   /s/  Ronald E. Dowdy
                     ---------------------
               Name:    Ronald E. Dowdy


        ROCHESTER TELEPHONE CORPORATION

               By:   /s/ John K. Purcell
                     ----------------------
               Name:    John K. Purcell

               Title:   Corporate Vice President


        ROCHESTER TEL TELECOMMUNICATIONS
        HOLDING CORPORATION

               By:   /s/ Dale M. Gregory
                     -------------------------
               Name:    Dale M. Gregory

               Title:   President and Chief Operating Officer


        ROCHESTER SUBSIDIARY TWENTY-SEVEN INC.

                By:   /s/ Dale M. Gregory
                     -------------------------
               Name:    Dale M. Gregory

               Title:   President and Chief Operating Officer

        DOWDY MINNESOTA 10, INC.

               By:   /s/  Ronald E. Dowdy
                    -----------------------
               Name:   Ronald E. Dowdy

               Title:  President


STATE OF FLORIDA     )
COUNTY OF ORANGE     )  SS:

     On June 25, 1994, before me personally came Ronald E. Dowdy to me known, who, being by me duly sworn, did depose and say that deponent resides at 7630 Marsha Drive, Orlando, Florida; deponent has executed the Agreement in my presence.

[Notarial                   /s/ Oscar Bittner
 Seal ]                  ---------------------
                            Notary Public

STATE OF NEW YORK     )
COUNTY OF MONROE      )  SS:

     On July 28, 1994, before me personally came John K. Purcell to me known, who, being by me duly sworn, did depose and say that deponent resides at Rochester, New York ; deponent is the Corporate Vice President of Rochester Telephone Corporation, the corporation described in and which executed the foregoing Agreement; deponent has executed the Agreement by order of the Board of Directors of the corporation.

                          /s/ Alexis A. Spinelli
                         -----------------------
                            Notary Public

STATE OF NEW YORK   )
COUNTY OF MONROE    )  SS:

     On July 28, 1994, before me personally came Dale M. Gregory to me known, who, being by me duly sworn, did depose and say that deponent resides at Boca Raton, Florida ; deponent is the President and Chief Operating Officer of Rochester Tel Telecommunications Holding Corporation, the corporation described in and which executed the foregoing Agreement; deponent has executed the Agreement by order of the Board of Directors of the corporation.
                          /s/ Alexis A. Spinelli
                          -------------------------
                            Notary Public


STATE OF NEW YORK  )
COUNTY OF MONROE   )  SS:

     On 1994, before me personally came Dale M. Gregory to me known, who, being by me duly sworn, did depose and say that deponent resides at Boca Raton, Florida ; deponent is the President and Chief Operating Officer of Rochester Subsidiary Twenty-Seven Inc., the corporation described in and which executed the foregoing Agreement; deponent has executed the Agreement by order of the Board of Directors of the corporation.

                          /s/ Alexis A. Spinelli
                         -----------------------
                            Notary Public


STATE OF FLORIDA   )
COUNTY OF ORANGE   )   SS:

     On June 25, 1994, before me personally came Ronald E. Dowdy to me known, who, being by me duly sworn, did depose and say that deponent resides at 7630 Lake Marsha Drive, Florida; deponent is the President of DOWDY MINNESOTA 10, INC., the corporation described in and which executed the foregoing Agreement; deponent has executed the Agreement by order of the Board of Directors of the corporation.

[Notarial                   /s/ Oscar Bittner
 Seal ]                  ---------------------
                            Notary Public

                            TABLE  OF  CONTENTS
                                                   Page No.

I.   Merger .....................................      2
     1.1   Effective Date .......................      2
     1.2   Surviving Corporation ................      2

II.  Closing ....................................      2
     2.1   Closing Date .........................      2
     2.2   Filing of Articles of Merger .........      3
     2.3   Closing Cooperation ..................      3

III.  Representations and Warranties of the
      Seller and Dowdy ..........................      4
     3.1   Incorporation ........................      4
     3.2   Capitalization of Dowdy; Corporate
             Documents ..........................      4
     3.3   Title to Dowdy Stock .................      4
     3.4   Status of Dowdy Stock ................      4
     3.5   Capacity of Dowdy Stock Owner ........      4
     3.6   No Violation of Obligation ...........      4
     3.7   Financial Statements .................      5
     3.8   Business Since December 31, 1993 .....      5
     3.9   Dowdy and MSCTC Litigation ...........      8
     3.10   Compliance With Laws ................      8
     3.11   Uses, Approvals .....................      8
     3.12   Patents, Trademarks and Miscellaneous
          Intellectual Property .................      8
     3.13   Intellectual Property Interests .....      9
     3.14   Insurance ...........................      9
     3.15   Indebtedness ........................      9
     3.16   Stock Rights ........................     10

     3.17   Correct Records ..............................   10
   3.18     Contracts  ..................................    10
     3.19   Employee Benefit Plans ..................    ... 11
     3.20   Titles, Real Property Matters ............... .  12
     3.21   No Defaults ..............................   ..  12
     3.22   Qualification/Subsidiaries and Other Interests/
            No Rights of First Refusal ....................   13
     3.23     Brokers ....................................    13
     3.24   Employees ....................................    14
     3.25   Corporate and Seller's Action ...............     14
     3.26   Liabilities ..................................    14
     3.27   Accounts Receivable and Non-Current Receivables   14
     3.28   Tax Returns ...............................       15
     3.29   Banks .......................................     16
     3.30   Disclosure by the Seller and Dowdy ..........     16
     3.31   Conflicts of Interest .......................     16
     3.32   Securities Law Reporting ....................     16
     3.33   Environmental Matters .......................     16
     3.34   Seller as an Accredited Investor............ .    17
     3.35   No Agreements to Distribute Rochester
              Common Stock...............................     17
     3.36   Contributions of Debt to Capital ............     17
     3.37   True at Closing .............................     17

                                                     Page No.

IV.     Rochester's Representations and Warranties ....     18
     4.1   Incorporation and Capitalization ...........     18
     4.2   Power and Authority ........................     18
     4.3   Financial Statements .......................     18
     4.4   Stock Issuable to the Seller................     19
     4.5   Business Since December 31, 1993 ............... 19
     4.6   Rochester Litigation .......................     19
     4.7   No Defaults ................................     19
     4.8   Corporate Action of Rochester, Subsidiary and
            Subsidiary's Parent........................     19
     4.9   Subsidiary Legal Status ....................     20
     4.10   Subsidiary Capital Stock ..................     20
     4.11   Disclosure by Rochester ...................     20
     4.12   Securities and Exchange Commission Filings .    20
     4.13   Brokerage Fee ..............................    21
     4.14   True at Closing ...........................     21

V.     Covenants of the Seller and Dowdy Pending Closing..  21
     5.1   Maintenance of Business ....................     21
     5.2   Negative Covenants .........................     21
     5.3   Organization, Good Will ....................     23
     5.4   Access to Plants, Files and Records ........     23
     5.5   Consummation of Agreement ...........  .....     23
     5.6   Consents to Leases, Contracts ......  ......     23
     5.7   Securities Laws ............................     23
     5.8   Notice of Proceedings ......................     24
     5.9   Delivery of Dowdy's Shareholder List .......     24
     5.10   Confidential Information ..................     24
     5.11   Dowdy and MSCTC Employees ........... .....     25
     5.12   Interim Financial Statements ..............     25
     5.13   Seller's Shareholder Status ...............     25
     5.14   Future Cash Infusions to MSCTC / No Loans..     25

VI.     Covenants of Rochester and Subsidiary

           Pending Merger .............................     26
     6.1   Subsidiary's Parent as Sole Shareholder of
            Subsidiary ................................     26
     6.2   Federal Securities and Blue Sky Filings.....     26
     6.3   Corporate Action ........................ ..     26
     6.4   Confidential Information ...................     26
     6.5   Consummation of Agreement ..................     27
     6.6   Notice of Proceedings .................... .     27
     6.7   Changes in Capitalization ..................     27

VII.     Conditions to the Obligations of the
           Seller and Dowdy ... ........................    27
     7.1   Representations, Warranties, Covenants .....     28
     7.2   Proceedings ................................     28
     7.3   Opinion of Counsel .........................     29
     7.4   Delivery of Rochester Common Stock .........     29
     7.5   Representations and Warranties Respecting
             Certain Matters Made at Closing...........     29
     7.6     Proceedings and Instruments Satisfactory .     29

                                                    Page No.

     7.7     Certificate of Incumbency ..............     29
     7.8     Unduly Burdensome Final Order ..........     30
     7.9     Tax Representation Certificate .........     30
     7.10    Shareholder Authorization ..............     30
     7.11    Effectiveness of Registration Stateent ...   30

VIII.     Conditions to the Obligations of Rochester.     30
     8.1     Representations, Warranties, Covenants .     30
     8.2     Proceedings .............................    31
     8.3     Opinion of Counsel of the Seller and Dowdy   32
     8.4     Blue Sky Filings .......................... .32
     8.5     Dowdy Agreements ..........................  32
     8.6     Interim Financial Statements ............... 32
     8.7     No Casualty ..............................   32
     8.8     Proceedings and Instruments Satisfactory ... 32
     8.9     Delivery of Dowdy Common Stock ...........   33
     8.10     No Change in Dowdy's Capitalization ......  33
     8.11     Acquisition of Affiliated Company ......... 33
     8.12     Resolutions and Resignation of Dowdy's
                Directors ...........................     33
     8.13     Certificates of Good Standing .........     33
     8.14     Shareholder Authorization .............     33
     8.15     Certified Articles ....................     34
     8.16     Certified Bylaws ........................   34
     8.17     Certificate of Incumbency ................  34
     8.18     Audited Financial Statements of Dowdy and MSCTC
                as of December 31, 1992 and 1993 .......  34
     8.19     Representations and Warranties Respecting Certain
                Matters Made at Closing .............     34
     8.20     Title Insurance ........................    35
     8.21     Environmental Audit .....................   35
     8.22     Adverse Change ........................     36
     8.23     Unduly Burdensome Final Order .........     36
     8.24     Pooling ................................    36
     8.25     Effectiveness of Registration Statement .   36
     8.26     Securities Agreement of Seller ...........  36
     8.27     Consents ................................     36
     8.28     Cellular One Status .....................     36
     8.29     Release of Lien of NovAtel ...............    37
     8.30     Payment of One-Half of Account Receivable
                from Affiliates .......................     37

IX. Mutual Covenants and Conditions to Obligations of Dowdy,
       Rochester and the Seller .......................     37
     9.1     Application to the NYPSC .................     37
     9.2     Necessity for FCC and NYPSC Approvals ....     38
     9.3     Other Filings ............................     39
     9.4     Meeting of Dowdy Shareholder, Proxy Materials  39
     9.5     Tax Matters ................................   41

                                                  Page No.

IX.  9.6     Payment of Indebtedness at Closing....     42
     9.7     Management Agreement .................     42
     9.8     Skyline Mall Lease ...................     42
     9.9     Payment of Seller's Counsel Fees .....     42

X.     Indemnity Agreements .......................     42
     10.1     Seller's Potential Contract Litigation
            and Litigation Indemnity Agreements ..      42
     10.2     Seller's Other Indemnity Agreements ..    43
     10.3     Rochester's Indemnity Agreements ......   44
     10.4     Seller's Tax Estoppel ..................  45
     10.5     Liquidated Damages for Violation of
                Article 3.35 ......................     45
     10.6     No Limitation .......................     46

XI.     Survival of Representations and Warranties .    46
     11.1     Survival ..............................   46

XII.     Miscellaneous.............................     46
     12.1     Abandonment of Transaction ..........     46
     12.2     Return of Documents; Confidentiality .    48
     12.3     Liabilities ...........................   48
     12.4     Assignment .............................  48
     12.5     Further Assurances ...................... 48
     12.6     Notices ..................................49
     12.7     Entire Agreement .......................  50
     12.8     Captions ...............................  50
     12.9     Law Governing ..........................  50
     12.10    Waiver of Provisions....................  50
     12.11    Successors..............................  50
     12.12    Counterparts............................  50
     12.13    Severability............................  50

Signatures............................................     52

Corporate Acknowledgements ...........................  53

EXHIBITS  AND  SCHEDULES:
   Exhibit A -       Dowdy Certificate of Incorporation
   Exhibit A-1 -     Agreement and Plan of Merger
   Exhibit A-2 -     Form of Articles of Merger
   Exhibit B -       Dowdy and MSCTC Employee Benefit Plans
   Exhibit C -       Form of Securities Agreement
   Exhibit D -       Dowdy and MSCTC Agreements
   Exhibit E -       (None)
   Exhibit F -       Form of RTC Opinion of Counsel
   Exhibit G -       Form of Seller and Dowdy Opinion of Counsel
   Exhibit H -       Form of RTC Tax Representations Certificate

     Schedule 1 -     Dowdy and MSCTC Business Since
                        December 31, 1991
     Schedule 2 -     Dowdy and MSCTC Litigation
     Schedule 3 -     Dowdy and MSCTC Patents, Trademarks and
                       Miscellaneous Property
     Schedule 4 -     Dowdy and MSCTC Insurance
     Schedule 5 -     Dowdy and MSCTC Indebtedness
     Schedule 6 -     Dowdy and MSCTC Contracts, Etc.
     Schedule 7 -     Dowdy and MSCTC Real Property
     Schedule 8 -     Dowdy and MSCTC Brokers
     Schedule 9 -     Dowdy and MSCTC Employees
     Schedule 10-     Dowdy and MSCTC Liabilities
     Schedule 11-     Dowdy and MSCTC Liabilities After
                       12/31/93 Over $20,000
     Schedule 12-     Dowdy and MSCTC Names of Banks/Authorized
                       Persons
     Schedule 13-     Dowdy and MSCTC Conflicts of Interest
     Schedule 14-     RTC Business Since December 31, 1993
     Schedule 15-     RTC Litigation

                                                Appendix C


            PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT


607.1301.  Dissenters' Rights; Definitions

   The following definitions apply to ss. 607.1302 and 607.1320:

   (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


607.1302.  Right of Shareholders to Dissent

   (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

   (a) Consummation of a plan of merger to which the corporation is a party:

     1. If the shareholder is entitled to vote on the merger, or

     2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

   (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

   (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

   (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

   (e)   Any amendment of the articles of incorporation if the
shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

     1. Altering or abolishing any preemptive rights attached to any of his shares;

     2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

     3.   Effecting an exchange, cancellation, or
reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

     4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

     5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

     6. Reducing the stated dividend preference of any of his preferred shares; or

     7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

   (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

   (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

   (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

   (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or held of record by not fewer than 2,000 shareholders.

   (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


607.1320.   Procedure for Exercise of Dissenters' Rights

   (1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

     1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

     2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

   (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

   (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

   (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

   (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection
(5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

   (a)   Such demand is withdrawn as provided in this section;

   (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

   (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

   (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

   (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

   (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer;
and

   (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

   (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

   (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

   (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

   (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

   (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.
- ----------------------------------------------------
   The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, FC may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of FC, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to FC. In a nonderivative action or threatened action, the BCL provides that FC may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of FC. Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

   The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

   Article II, Section 12, of FC's Bylaws contains provisions authorizing indemnification by FC of directors and officers against certain liabilities and expenses which they may incur as directors and officers of FC or of certain other entities. In addition, the Merger Agreement dated as of July 6, 1994, set forth as Exhibit B to the Proxy Statement-Prospectus provides for the indemnification of FC, its directors and officers, by Dowdy against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   Section 726 of the BCL also contains provisions authorizing
FC to obtain insurance on behalf of any such director and officer against liabilities, whether or not FC would have the power to indemnify against such liabilities. FC maintains Executive Liability and Defense coverage under which the directors and officers of FC are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.

Item 21.  List of Exhibits
- --------------------------
   Exhibit
   Number    Exhibit

     2 Agreement with Respect to a Merger, dated as of July 6, 1994, between Dowdy, FC, Subsidiary's Parent and Subsidiary, is set forth as Appendix B to the Proxy Statement-Prospectus. Exhibit A-1 to the Agreement, the Plan of Merger, is set forth as Appendix A to the Proxy Statement-Prospectus. Upon the request of the Commission, FC agrees to furnish a copy of Schedules 1 through 13 to the Agreement, described as follows:

             Exhibit A    -Dowdy Articles of Incorporation and
                              Bylaws
             Exhibit A-2  -Articles of Merger
             Exhibit B    -Dowdy List of Shareholders
             Exhibit C    -Dowdy Employee Benefit Plans
             Exhibit D    -Securities Agreement
             Exhibit E    -Cellular Partnership Agreement

             Schedule 1   -Dowdy Business Since December 31,
                             1991
             Schedule 2   -Dowdy Pending or Threatened Actions,
                              Etc.
             Schedule 3   -Dowdy Patents, Trademarks and
                              Miscellaneous Property
             Schedule 4   -Dowdy Insurance
             Schedule 5   -Dowdy Borrowed Money
             Schedule 6   -Dowdy Contracts, Etc.
             Schedule 7   -Dowdy Real Property
             Schedule 8   -Dowdy Employees/Directors and
                              Officers
             Schedule 9   -Dowdy Liabilities Not Shown
             Schedule 10  -Dowdy Names of Banks/Authorized
                              Persons
             Schedule 11  -Rochester Material Adverse Changes
                               Since December 31, 1993
             Schedule 12  -Rochester Litigation
             Schedule 13  -Dowdy Conflicts of Interest

       3(a)  Bylaws of FC, as amended

       3(b) Restated Certificate of Incorporation of RTC, as amended, is incorporated by reference to Exhibit 3 to Form 10-Q for the quarter ended September 30, 1980 [File No. 1-4166]

       3(c) Certificate of Amendment to Restated Certificate of Incorporation of RTC is incorporated by reference to Exhibit 3-2 to Form 10-K for the year ended December 31, 1984
             [File No. 1-4166]

       3(d)  Certificate of Change to Restated Certificate of
             Incorporation of RTC is incorporated by reference to Exhibit 3-4 to Form 10-K for the year ended
             December 31, 1988
             [File No. 1-4166]

       3(e) Certificates of Amendment to Restated Certificate of Incorporation of RTC is incorporated by reference to Exhibit 3-5 to Form 10-K for the year ended December 31, 1990
             [File No. 1-4166]

      3(f) Certificate of Amendment to Restated Certificate of Incorporation of FC is incorporated by reference to Exhibit 3-2 to Form 8-K dated
             February 13, 1995 [File No. 1-4166]

      3(g) Certificate of Amendment to Restated Certificate of Incorporation of FC is incorporated by reference to Exhibit 3-2 to Form 8-K dated
             February 13, 1995 [File No. 1-4166]

       5     Opinion of John T. Pattison re: legality

       8     Opinion of Hopkins & Sutter re: tax matters

      21     Subsidiaries of FC

      23(a)  Consent of Price Waterhouse, LLP

      23(b)  Consents of Thomas P. Osborne and Arthur Andersen
             LLP

      23(c)  Consent of John T. Pattison (included in Exhibit
             5)
      23(d)  Consent of Hopkins & Sutter (included in Exhibit
             8)

      24(a)  Powers of Attorney of Directors

      24(b) Certified Resolutions of FC authorizing execution by an officer by power of attorney

      27     Financial Data Schedule

      99     Articles of Incorporation of Dowdy

      99     Bylaws of Dowdy

      99     Form of Proxy

      99 Rights of Dissenting Shareholders of Dowdy is set forth as Appendix C to the Proxy
             Statement-Prospectus

      99     Form of Securities Agreement


Item 22.  Undertakings
- ----------------------
     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (f) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (e) above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
             (i)   To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933:
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
             (iii) To include any material information with respect to a plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Frontier Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, and the State of New York, on the 16th day of February, 1995.


                         FRONTIER CORPORATION

                         By:  /s/ Louis L. Massaro
                              ----------------------
                                Louis L. Massaro
                                Corporate Vice President -
                                Finance


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of February, 1995.

      Signature                 Title
      ---------             -----------------------------
                         President and Chief Executive Officer,
                         Director, (Principal Executive Officer)

  /s/ Ronald L. Bittner
- ------------------------
Ronald L. Bittner

  /s/  Louis L. Massaro              Corporate Vice President
- ------------------------             (Principal Financial and
Louis L. Massaro                     Accounting Officer)

   Patricia C. Barron

   Ronald L. Bittner

   John R. Block

   Brenda E. Edgerton

   Jairo A. Estrada

   Daniel E. Gill                      Directors

   Alan C. Hasselwander

   Douglas H. McCorkindale

   Leo J. Thomas, Ph.D.




   By:    /s/ Louis L. Massaro
        -----------------------
        Louis L. Massaro
        (Attorney-in-Fact)

                         EXHIBIT INDEX


Exhibit
Number       Exhibit               Method of Filing
- ------  ------------------------   --------------------
  2    Agreement with Respect to   Appendices B and A to
       a Merger, dated as of       the Proxy Statement-
       July 6, 1994, and Plan of   Prospectus,
       Merger, between Dowdy,      respectively
       FC and Subsidiary

  3(a) Bylaws of FC, as amended    Incorporated by reference
                                   to Exhibit 3-1 to Form 8-K
                                   dated February 13, 1995
                                   [File No. 1-4166]

  3(b) Restated Certificate of     Incorporated by reference
       Incorporation of FC, as     to Exhibit 3 to Form 10-Q for
       amended                     the quarter ended September 30,
                                   1980 [File No. 1-4166]

  3(c) Certificate of Amendment    Incorporated by reference
       to Restated Certificate of  to Exhibit 3-2 to Form
       Incorporation of FC         10-K for the year ended
                                   December 31, 1984
                                   [File No. 1-4166]

  3(d) Certificate of Change to    Incorporated by reference
      Restated Certificate of      to Exhibit 3-4 to Form
      Incorporation of FC          10-K for the year ended
                                   December 31, 1988
                                   [File No. 1-4166]

  3(e) Certificates of Amendment   Incorporated by reference
      to Restated Certificate of   to Exhibit 3-5 to Form
      Incorporation of FC          10-K for the year ended
                                   December 31, 1990
                                   [File No. 1-4166]

      EXHIBIT INDEX    (Cont'd.)

Exhibit
Number         Exhibit               Method of Filing
- -----  ---------------------       ------------------
3(f)  Certificate of Amendment to    Incorporated by reference to
      Restated Certificate of        Exhibit 3-2 to Form 8-K dated
      Incorporation of FC            February 13, 1995
                                     [File No. 1-4166]

3(g)  Certificate of Amendment to    Incorporated by reference to
      Restated Certificate of        Exhibit 3-3 to Form 8-K dated
      Incorporation of FC            February 13, 1995
                                     [File No. 1-4166]

5     Opinion of John T. Pattison    Herewith
      re: legality

8     Opinion of Hopkins & Sutter    Herewith
      re: tax matters

21    Subsidiaries of FC             Herewith

23(a) Consent of Price Waterhouse,   Herewith
      LLP

23(b) Consents of Thomas P. Osborne Herwith and Arthur Andersen LLP

23(c) Consent of John T. Pattison    Included in Exhibit 5

23(d) Consent of Hopkins & Sutter    Included in Exhibit 8

24(a) Powers of Attorney of          Herewith
      Directors

24(b) Certified Resolutions of FC    Herewith
      authorizing execution by an
      officer by power of attorney

27    Financial Data Schedule        Herewith

99    Articles of Incorporation      Herewith
       of Dowdy

       EXHIBIT INDEX    (Cont'd.)


Exhibit
Number         Exhibit               Method of Filing
- ----   ---------------------       -----------------------
99    Bylaws of Dowdy              Herewith

99    Form of Proxy                Herewith

99    Rights of Objecting Share-   Appendix C to the
      holders of Dowdy             Proxy Statement-
                                   Prospectus

99    Form of Securities Agreement Herewith